   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 3, 1997

                                                       REGISTRATION NO.333-30699
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                        RELIANT BUILDING PRODUCTS, INC.
           AND CERTAIN SUBSIDIARIES IDENTIFIED IN FOOTNOTE (1) BELOW
             (Exact name of registrant as specified in its charter)

           DELAWARE                          3442                  75-1364873
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                         ------------------------------

                          3030 LBJ FREEWAY, SUITE 300
                              DALLAS, TEXAS 75234
                                 (972) 919-1000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                                 DAVID G. FIORE
                          3030 LBJ FREEWAY, SUITE 300
                              DALLAS, TEXAS 75234
                                 (972) 919-1000
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

                             THOMAS W. BRIGGS, ESQ.
                          KELLY, HART & HALLMAN, P.C.
                          201 MAIN STREET, SUITE 2500
                            FORTH WORTH, TEXAS 76102
                                 (817) 332-2500

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this registration statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
        SECURITIES TO BE REGISTERED             BE REGISTERED          PER NOTE       OFFERING PRICE(2)    REGISTRATION FEE
10 7/8% Series B Senior Subordinated Notes
  due 2004..................................     $70,000,000             100%            $70,000,000          $21,213(4)
Senior Subordinated Guarantees (3)..........          --                  --                  --

(1) The following direct subsidiaries of Reliant Building Products, Inc. are Co-Registrants, each of which is incorporated in the jurisdiction and has the I.R.S. Employer Identification Number indicated: LeVan Builders Supply Company, Inc., an Oklahoma corporation (73-1045184); RBP of Arizona, Inc., a Delaware corporation (75-2366094); RBP Custom Glass, Inc., a Delaware corporation (75-2426733); RBP Trans, Inc., a Delaware corporation (75-1925996); RBP Fenesco, Inc., a Delaware corporation (75-2558759); RBP of Texas, Inc., a Delaware corporation (75-2593255); and Timber Tech, Inc., a Mississippi corporation (64-0471452).

(2) Estimated solely for the purpose of calculating the registration fee.

(3) The 10 7/8% Series B Senior Subordinated Notes due 2004 are guaranteed by the Co-Registrants on a senior subordinated basis. No separate consideration will be paid in respect of these guarantees.

(4) Previously paid.
                           --------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 3, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                                                                    [LOGO]
RELIANT BUILDING PRODUCTS, INC.

          OFFER TO EXCHANGE $1,000 PRINCIPAL AMOUNT OF 10 7/8% SENIOR
        SUBORDINATED NOTES DUE 2004 FOR EACH $1,000 PRINCIPAL AMOUNT OF
             OUTSTANDING 10 7/8% SENIOR SUBORDINATED NOTES DUE 2004

Reliant Building Products, Inc., a Delaware corporation (a wholly-owned subsidiary of RBPI Holding Corporation ("Holdings")) (the "Company"), hereby offers to exchange (the "Exchange Offer") up to $70,000,000 in aggregate principal amount of its 10 7/8% Series B Senior Subordinated Notes due 2004 (the "Exchange Notes") for up to $70,000,000 in aggregate principal amount of its outstanding 10 7/8% Series A Senior Subordinated Notes due 2004 that were issued and sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Senior Subordinated Notes" and, together with the Exchange Notes, the "Notes").

The terms of the Exchange Notes will be the same in all respects (including principal amount, interest rate, maturity and ranking) as the terms of the Senior Subordinated Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore will not be subject to certain restrictions on transfer applicable to the Senior Subordinated Notes. The Exchange Notes will be issued under the Indenture (as defined) governing the Senior Subordinated Notes, and the Exchange Notes will not be entitled to registration rights except under certain limited circumstances. The Senior Subordinated Notes are, and the Exchange Notes will be, unsecured and will be subordinated to all existing and future Senior Indebtedness (as defined) of the Company. The Notes will rank PARI PASSU with any future senior subordinated indebtedness of the Company and will rank senior to all other Subordinated Indebtedness (as defined) of the Company. The Senior Subordinated Notes are, and the Exchange Notes will be, jointly and severally, and fully and unconditionally guaranteed, on a senior subordinated basis, by each of the Company's direct and indirect subsidiaries on the issue date of the Senior Subordinated Notes and by each direct and indirect subsidiary of the Company (excluding Unrestricted Subsidiaries (as defined)) formed or acquired thereafter (collectively, the "Guarantors"). Initially, the Guarantors will consist of LeVan Builders Supply Company, Inc., RBP of Arizona, Inc., RBP Custom Glass, Inc., RBP Trans, Inc., RBP Fenesco, Inc., RBP of Texas, Inc. and Timber Tech, Inc. The Indenture permits the Company to incur additional indebtedness, including Senior Indebtedness, subject to certain limitations. See "Description of the Notes." At August 1, 1997, the Company had outstanding $2,427,576 of Senior Indebtedness, $70,000,000 of Senior Subordinated Indebtedness and $899,334 of Subordinated Indebtedness. For a description of the terms of the Exchange Notes, see "Description of the Notes." There will be no cash proceeds to the Company from the Exchange Offer.

The Senior Subordinated Notes were originally issued and sold on May 9, 1997 in a transaction not registered under the Securities Act, in reliance upon the exemption provided in Section 4(2) of the Securities Act and Rule 144A of the Securities Act (the "Initial Offering"). Accordingly, the Senior Subordinated Notes may not be reoffered, resold or otherwise pledged, hypothecated or transferred in the United States unless so registered or unless an applicable exemption from the registration requirements of the Securities Act is available. Based upon interpretations provided to third parties by the Staff (the "Staff") of the Securities and Exchange Commission (the "Commission"), the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Senior Subordinated Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "affiliate" of the Company within the meaning of the Securities Act (an "Affiliate"), (ii) a broker-dealer who acquired Senior Subordinated Notes directly from the Company or (iii) a broker-dealer who acquired Senior Subordinated Notes as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in a distribution of such Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal that is filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Letter of Transmittal") states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Senior Subordinated Notes where such Senior Subordinated Notes were acquired by such broker-dealer as a result of market-making or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date (as defined), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. Any holder that cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. See "Plan of Distribution."

The Senior Subordinated Notes and the Exchange Notes constitute new issues of securities with no established public trading market. The Company does not intend to apply for listing of the Exchange Notes on any national securities exchange or for their quotation through the National Association of Securities Dealers Automated Quotation System. Therefore, there can be no assurance as to the development or liquidity of any trading market for the Exchange Notes. Any Senior Subordinated Notes not tendered and accepted in the Exchange Offer will remain outstanding. To the extent that Senior Subordinated Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered, and tendered but unaccepted, Senior Subordinated Notes could be adversely affected. Following consummation of the Exchange Offer, the holders of Senior Subordinated Notes will continue to be subject to the existing restrictions on transfer thereof and the Company will have no further obligation to register such Senior Subordinated Notes under the Securities Act except under certain limited circumstances. See "Description of the Notes--Senior Subordinated Notes Registration Rights."

The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Senior Subordinated Notes being tendered or accepted for exchange. The
Exchange Offer will expire at 5:00 p.m., New York City time, on             ,
1997, unless extended (the "Expiration Date"). The date of acceptance for exchange of the Senior Subordinated Notes (the "Exchange Date") will be the Expiration Date, upon surrender of the Senior Subordinated Notes. Senior Subordinated Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Otherwise such tenders are irrevocable.

--------------------------------------------------------------------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PARTICIPANTS IN THE EXCHANGE OFFER.

THESE SECURITIES HAVE NOT BEEN APPROVED OF DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

               THE DATE OF THIS PROSPECTUS IS             , 1997.

                             AVAILABLE INFORMATION

    The Company has filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement," which term shall include all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to in the Registration Statement are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in this entirety by such reference.

    Upon consummation of the Exchange Offer, the Company will become subject to the periodic reporting and to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Periodic reports, proxy statements and other information filed by the Company with the Commission may be inspected at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies can be obtained by mail at prescribed rates. Requests for copies should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site (http:// www.sec.gov) that contains reports, proxy and information statements regarding registrants that file electronically with the Commission. Copies of such material can be obtained from the Company upon request.

    The Company is required by the terms of the indenture dated as of May 9, 1997 between the Company, the Guarantors and Bank One, N.A. (formerly known as Bank One Columbus, N.A.), as trustee (the "Trustee"), under which the Senior Subordinated Notes were issued and under which the Exchange Notes are to be issued (the "Indenture"), to furnish the Trustee and the holders of the Notes with annual reports containing consolidated financial statements audited by its independent certified public accountants, with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year and with current reports on Form 8-K.

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE EXCHANGE OFFER COVERED BY THIS PROSPECTUS. IF GIVEN OF MADE SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, THE EXCHANGE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            MARKET AND INDUSTRY DATA

    MARKET DATA USED THROUGHOUT THIS PROSPECTUS WAS OBTAINED THROUGH COMPANY RESEARCH, SURVEYS OR STUDIES PURCHASED BY THE COMPANY AND CONDUCTED BY THIRD PARTIES AND FROM INDUSTRY OR GENERAL PUBLICATIONS. THE COMPANY HAS NOT INDEPENDENTLY VERIFIED MARKET DATA PROVIDED BY THIRD PARTIES OR INDUSTRY

OR GENERAL PUBLICATIONS. SIMILARLY, INTERNAL COMPANY SURVEYS, WHILE BELIEVED BY THE COMPANY TO BE RELIABLE, HAVE NOT BEEN VERIFIED BY ANY INDEPENDENT SOURCES.

                           FORWARD LOOKING STATEMENTS

    THIS PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY, INCLUDING STATEMENTS UNDER THE CAPTIONS "SUMMARY," "UNAUDITED PRO FORMA FINANCIAL STATEMENTS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS." ALL THESE FORWARD LOOKING STATEMENTS ARE BASED ON ESTIMATES AND ASSUMPTIONS MADE BY MANAGEMENT OF THE COMPANY WHICH, ALTHOUGH BELIEVED TO BE REASONABLE, ARE INHERENTLY UNCERTAIN. THEREFORE, UNDUE RELIANCE SHOULD NOT BE PLACED UPON SUCH ESTIMATES AND STATEMENTS. NO ASSURANCE CAN BE GIVEN THAT ANY OF SUCH ESTIMATES OR STATEMENTS WILL BE REALIZED AND ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE: (1) INCREASED COMPETITION; (2) INCREASED COSTS; (3) LOSS OR RETIREMENT OF KEY MEMBERS OF MANAGEMENT; (4) CHANGES IN GENERAL ECONOMIC CONDITIONS IN THE MARKETS IN WHICH THE COMPANY MAY FROM TIME TO TIME COMPETE; AND (5) CHANGES IN THE NUMBER OF HOUSING STARTS IN THESE MARKETS. MANY OF SUCH FACTORS WILL BE BEYOND THE CONTROL OF THE COMPANY AND ITS MANAGEMENT. FOR FURTHER INFORMATION OR OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF THE COMPANY AND SUCH FORWARD LOOKING STATEMENTS, SEE "RISK FACTORS."

                                    SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT REQUIRES OTHERWISE, ALL REFERENCES TO THE "COMPANY" MEAN RELIANT BUILDING PRODUCTS, INC. AND ITS CONSOLIDATED SUBSIDIARIES. UNLESS OTHERWISE INDICATED, ALL REFERENCES IN THIS PROSPECTUS TO WINDOW MARKET UNIT DATA ARE DERIVED FROM THE NEW CONSTRUCTION REPORT--APRIL 1996 AND THE REPAIR AND REMODELING REPORT--APRIL 1996 PREPARED BY F.W. DODGE AND ALL REFERENCES TO OTHER INDUSTRY DATA (INCLUDING WITH RESPECT TO THE COMPANY'S MARKET SHARE IN ITS PRIMARY MARKET) ARE DERIVED FROM COMPANY ESTIMATES BELIEVED TO BE RELIABLE. REFERENCES HEREIN TO (I) THE "NON-WOOD SEGMENT" REFER TO THE NEW CONSTRUCTION NON-WOOD WINDOW SEGMENT OF THE U.S. RESIDENTIAL WINDOW MARKET; (II) THE "ALUMINUM SEGMENT" REFER TO THE NEW CONSTRUCTION ALUMINUM WINDOW SEGMENT OF THE U.S. RESIDENTIAL WINDOW MARKET; AND (III) THE "VINYL SEGMENT" REFER TO THE NEW CONSTRUCTION VINYL WINDOW SEGMENT OF THE U.S. RESIDENTIAL WINDOW MARKET. REFERENCES HEREIN TO THE COMPANY'S PRIMARY MARKET REFER TO THE FOLLOWING STATES:
ALABAMA, ARIZONA, CALIFORNIA, COLORADO, FLORIDA, GEORGIA, ILLINOIS, KENTUCKY, LOUISIANA, NEVADA, NEW MEXICO, NORTH CAROLINA, TENNESSEE, TEXAS AND VIRGINIA. REFERENCES HEREIN TO "CAGR" MEAN COMPOUND ANNUAL GROWTH RATE. AS USED IN THIS PROSPECTUS, REFERENCES TO FISCAL YEAR MEAN THE COMPANY'S FISCAL YEAR ENDED THE FRIDAY CLOSEST TO MARCH 31 OF SUCH YEAR.

                                  THE COMPANY

COMPANY OVERVIEW

    The Company is one of the nation's largest manufacturers of aluminum and vinyl, or non-wood, framed windows for the residential new construction market. The Company believes that it is the largest competitor in the Non-Wood Segment of its Primary Market and that it is the largest or second largest such competitor in each state within its Primary Market. The Company's products are marketed under well recognized brand names, including ALENCO and GAPCO, across all major price points. Sales in the Company's Primary Market represented 84.8% of the Company's fiscal year 1997 window net sales. The Company estimates that it has a 23% market share in the Non-Wood Segment of its Primary Market. The Company's Primary Market includes some of the fastest growing residential housing markets in the United States with a CAGR in housing starts of 7.9% for the five-year period ended December 31, 1996, compared to 5.3% nationally for the same period. The Company's net sales increased at a CAGR of 11.6% from $112.0 million in fiscal year 1993 to $174.4 million in fiscal year 1997.

    Historically, the Company has emphasized the sale of aluminum windows, which are the product of choice in the Company's Primary Market. The Company attributes the preference for aluminum windows in its Primary Market primarily to aluminum's lower cost and the reduced need for thermal efficiency in homes in moderate southern climates. The Company estimates that its market share in the Aluminum Segment of its Primary Market has increased from approximately 23% in fiscal year 1993 to 29% in fiscal year 1997.

    Over the past four years, the Company has increased its focus on the sale of vinyl windows. The Vinyl Segment is the fastest growing segment of the new construction window market, growing at a 39.4% CAGR from 1992 to 1996 on a national basis and at a 63.0% CAGR in the Company's Primary Market over the same period. Demand for vinyl windows increased during this period as manufacturers such as the Company offered more thermally efficient vinyl windows of higher quality and improved appearance at more competitive prices. Over the 1993 to 1995 period, the Company implemented the first phase of a comprehensive vinyl market penetration program, which enabled the Company to manufacture vinyl-framed windows at four of its five residential window manufacturing facilities. The Company increased its vinyl sales from $2.2 million in fiscal year 1992 to $29.1 million in fiscal year 1997. The Company believes that it is well positioned to continue to increase its sales of vinyl windows due to its broad product line, well established distribution base and strategically located manufacturing facilities.

INDUSTRY OVERVIEW

    The Company primarily competes in the $875 million aluminum and vinyl, or Non-Wood Segment, of the $7.5 billion U.S. residential window industry. Over the 1992 to 1996 period, the volume of non-wood windows sold in the residential new construction market grew by a 7.4% CAGR in the Company's Primary Market, compared to 5.5% for the nation as a whole. The new construction and repair and remodel markets are highly fragmented and historically have consisted of a large number of relatively small, independent businesses serving discrete local markets and a small number of multi-regional operators. Relative to smaller competitors, larger multi-regional operators such as the Company benefit from several competitive advantages, including economies of scale in purchasing, manufacturing and distribution and the ability to attract and retain strong distributors.

COMPETITIVE STRENGTHS

    The Company believes that it benefits from the following competitive advantages, which have contributed to an increase in net sales and operating income and to the Company's maintenance of its leading market position in the Non-Wood Segment:

    INDUSTRY LEADERSHIP. The Company believes that it is the largest competitor in the Non-Wood Segment of its Primary Market and that it is the largest or second largest such competitor in each state within its Primary Market. The Company believes that its market leadership position, broad product line across all major price points and reputation for high quality provide it with several competitive advantages, including: (i) the ability to attract and retain many of the strongest distributors within its markets; (ii) the ability to serve a customer base on a broad geographic basis; and (iii) economies of scale related to the Company's manufacturing, purchasing and distribution operations. The Company believes that its industry leadership position may also allow it to benefit from the consolidation currently occurring within the Non-Wood Segment.

    WELL RECOGNIZED BRAND NAMES. The Company's ALENCO and GAPCO brand names have been well established in the industry for over 40 years. ALENCO has consistently ranked as the nation's most recognized non-wood window brand name according to BUILDER and PROFESSIONAL BUILDER magazines, two of the leading industry trade publications. The GAPCO brand is regionally focused in the Midwest, Mid-Atlantic and Southeast regions and has achieved a high degree of recognition in those markets. The Company has established well recognized brand names primarily by providing high quality products and strong customer service. The Company has successfully leveraged the strength of its brands to expand its product offerings, particularly with regard to vinyl products, and to expand its geographic market coverage. The Company intends to utilize the strength of its brand names to increase its penetration in its existing markets and pursue expansion into new markets.

    STRONG MANUFACTURING AND DISTRIBUTION NETWORK. The Company's strategically located manufacturing facilities allow it to provide its customers with one-stop shopping across all major price points on a cost-effective and timely basis. The Company operates five residential window manufacturing facilities serving over 200 distributors who generally distribute the Company's products on an exclusive basis. The Company attributes its ability to establish exclusive relationships with many of the strongest distributors in its markets to its: (i) broad product offerings across all major price points; (ii) well recognized brand names; (iii) reputation for high quality; and (iv) high level of customer service. These factors have resulted in a loyal distributor base characterized by low turnover. The average tenure of the Company's relationships with its distributors is in excess of 24 years.

    LOW-COST MANUFACTURING. The Company believes that it is one of the lowest cost manufacturers of vinyl and aluminum windows. This advantage is primarily attributable to: (i) centralized purchasing of major raw materials and equipment; (ii) automation of manufacturing processes such as glass cutting and the manufacture of insulated glass; and (iii) vertical integration. The Company believes that it is one of the industry's most vertically integrated non-wood window manufacturers. In addition to extruding and recycling aluminum, the Company produces processed glass and window components, which provide it with a reliable source of high-quality materials.

    CUSTOMER SERVICE. The Company's systems, processes and organization are designed specifically to provide a high level of customer service. The Company believes that it offers its distributors high quality, competitively priced products and short lead times while maintaining high order-fill rates. The Company's lead time is generally between five to ten working days on a make-to-order basis. Furthermore, on-time delivery and order-fill rates typically run in the 95-98% range, which the Company believes are among the best in the industry.

    EXPERIENCED MANAGEMENT. The Company has assembled a strong and experienced management team at the corporate and operating levels. At the corporate level, the top three members of the senior management team have an average of 15 years of experience with the Company. The Company's operational managers, who manage the Company's six window manufacturing facilities, have an average of ten years of experience with the Company and 25 years of industry experience. Senior executives of the Company own approximately 4% of the outstanding common stock of Holdings.

BUSINESS STRATEGY

    The Company's strategy for enhancing its market leadership position and maximizing profitability and cash flow includes: (i) expanding market penetration in the Vinyl Segment; (ii) expanding into attractive geographic markets; (iii) achieving cost reductions; (iv) expanding into the repair and remodel market; and (v) pursuing selected strategic acquisitions.

    EXPAND PENETRATION IN THE VINYL SEGMENT. The Company believes that it is among the largest manufacturers of residential new construction vinyl windows in the United States, and that no single competitor holds a dominant position in this market. The Vinyl Segment is the fastest growing segment of the window market, growing at a 39.4% CAGR from 1992 to 1996 on a national basis, and a 63.0% CAGR in the Company's Primary Market. The Company recognized the potential for growth in sales of vinyl windows early in the product life cycle and, over the 1993 to 1995 period, established vinyl manufacturing capabilities at four of its five residential window manufacturing facilities. As a result, the Company's sales of vinyl windows increased from $2.2 million in fiscal year 1992 to $29.1 million in fiscal year 1997. The Company believes it is well positioned to continue its expansion in the Vinyl Segment and intends to leverage its well recognized brand names, broad product line and established distribution network in an effort to increase its vinyl window sales. The Company intends to achieve this growth by increasing sales to existing distributors and by entering new geographic markets.

    EXPAND INTO ATTRACTIVE GEOGRAPHIC MARKETS. The Company intends to continue to expand its business by entering geographic areas contiguous to the Company's existing markets, as well as by targeting new markets with attractive growth characteristics. The Company is actively pursuing expansion opportunities in regions that exhibit favorable demographic trends, particularly with respect to population growth, concentration of population base and housing starts. The Company believes that it has advantages in penetrating new markets due to its ability to offer customers well recognized brand name windows, a high level of customer service and one-stop shopping for non-wood windows.

    ACHIEVE COST REDUCTIONS. The Company expects to benefit from more than $5.0 million of annual cost reductions over the next three years. Approximately $1.2 million of these cost reductions are associated with previously implemented initiatives that were completed in the fourth quarter of fiscal year

1997, including the automation of labor intensive operations and strategic initiatives with key raw material suppliers. The balance of the annual cost reductions, or approximately $3.8 million, is associated with new initiatives that the Company intends to implement over the next two years, including: (i) improvements in manufacturing processes; (ii) materials cost reductions; (iii) continued improvements in information systems; and (iv) additional factory automation. However, a large portion of these cost savings will likely not be achieved until fiscal year 1999 and there can be no assurance that any such cost savings can be achieved or, specifically, that they can be achieved within three years.

    EXPAND INTO THE REPAIR AND REMODEL MARKET. The Company believes that the highly fragmented $2.8 billion non-wood repair and remodel market represents a significant opportunity. The repair and remodel market is generally counter-cyclical and provides the Company with the ability to diversify its product mix as well as increase sales. The Company intends to increase its presence in this market by leveraging its well recognized brand names and utilizing its existing strong manufacturing and distribution network to penetrate existing geographic markets and to expand into new markets through selected acquisitions.

    PURSUE SELECTED STRATEGIC ACQUISITIONS. The Company intends to pursue opportunities to make acquisitions that complement and expand its core business or enable the Company to enter new markets for its products. The non-wood new construction and repair and remodel markets are highly fragmented with over 350 manufacturers, the majority of which are small regional manufacturers. The Company believes that significant opportunities exist to make selected strategic acquisitions at attractive valuations. Strategic acquisitions could allow the Company to (i) leverage its well recognized brand names; (ii) achieve cost reductions through purchasing economies and the application of the Company's best manufacturing practices; and (iii) further diversify the Company's geographic, product and market focus, including expansion into the repair and remodel market. However, no assurance can be given that the Company will be able to complete strategic acquisitions at attractive valuations.

    The Company is a Delaware corporation. Its principal executive offices are located at 3030 LBJ Freeway, Suite 300, Dallas, Texas 75234, and its telephone number is (972) 919-1000.

                            OWNERSHIP AND MANAGEMENT

    Reliant Partners, L.P. ("Reliant Partners") and Reliant Partners II, L.P. ("Reliant Partners II") were formed by principals of Keystone, Inc. ("Keystone"), FW Strategic Partners, L.P. ("Strategic Partners") and employees of George Group Inc. ("George Group") for the purpose of effecting the Transaction (as defined below). Keystone, formerly Robert M. Bass Group, Inc., is the principal investment entity of Robert M. Bass. Since 1987, Keystone and associated entities have directly and indirectly sponsored over 25 leveraged acquisitions valued at more than $6.0 billion. These acquisitions have included American Savings Bank, F.A., Bell & Howell Company, CapStar Hotel Company, Wometco Cable Corp., Atlanta and Georgia Cable, National Reinsurance Corporation, Ivex Packaging Corporation and Stage Stores, Inc., among others. Strategic Partners is a Delaware limited partnership formed to invest in public and private debt and equity securities and commodities. George Group is an acquisition and management consulting firm that applies its strategic and operations management expertise to manufacturing businesses. George Group has established an exclusive relationship with Keystone to pursue leveraged acquisitions of companies in which George Group's operational expertise may significantly increase revenue, cash flow and return on invested capital.

                                THE TRANSACTION

    On May 9, 1997 (the "Transaction Closing Date"), pursuant to a Stock Purchase Agreement, as amended (together with the related agreements, the "Stock Purchase Agreement"), Reliant Partners, Reliant Partners II and certain senior executives of the Company (collectively, the "Purchasers") acquired all the outstanding common stock of Holdings from Wingate Partners, L.P. and certain other selling stockholders (collectively, the "Selling Stockholders"). The aggregate consideration paid for such acquisition was $90.2 million, consisting of (i) $30.1 million in cash paid to the Selling Stockholders; (ii) $9.8 million of notes issued by Holdings (the "Seller Notes") to the Selling Stockholders; (iii) the repayment of $44.3 million of certain existing indebtedness of the Company; and (iv) the redemption of $6.2 million of preferred stock of Holdings (the "Preferred Redemption"). Existing indebtedness of the Company of $1.2 million remained outstanding upon consummation of the Transaction. The acquisition by the Purchasers of all the outstanding common stock of Holdings (the "Acquisition"), the Preferred Redemption and the repayment of certain existing indebtedness of the Company are referred to hereinafter collectively as the "Transaction."

    The gross proceeds of the Initial Offering, together with cash paid by the Purchasers and the issuance of the Seller Notes, were used to fund the Transaction, pay the fees and expenses relating to the Transaction and the Initial Offering and for working capital and general corporate purposes of the Company.

    The following table sets forth the sources and uses of funds used by the Purchasers to effect the Transaction:

                                                                                                     AMOUNT
                                                                                               -------------------
                                                                                                   (DOLLARS IN
                                                                                                    MILLIONS)
SOURCES:
The Notes....................................................................................       $    70.0
Cash paid by the Purchasers and Seller Notes.................................................            29.8
                                                                                                      -------
    Total Sources............................................................................       $    99.8
                                                                                                      -------
                                                                                                      -------

USES:
Cash paid to Selling Stockholders(a)(b)......................................................       $    30.1
Seller Notes issued to Selling Stockholders(c)...............................................             9.8
Preferred Redemption(a)......................................................................             6.2
Repayment of existing indebtedness...........................................................            44.3
Estimated fees and expenses relating to the Transaction and the Initial Offering.............             5.4
Working capital and general corporate purposes of the Company................................             4.0
                                                                                                      -------
    Total Uses...............................................................................       $    99.8
                                                                                                      -------
                                                                                                      -------

---------------------

(a) In connection with the Transaction, the Company paid a dividend to Holdings in the amount of $16.1 million out of the proceeds of the Initial Offering, which dividend was used by Holdings for the Preferred Redemption in the amount of $6.2 million and to fund $10.1 million of the $30.1 million in cash to be paid to the Selling Stockholders.

(b) Subject to reduction for the following amounts: (i) certain costs of the Acquisition payable by the Company or Holdings on behalf of the Selling Stockholders; (ii) $250,000 payable by the Company to David G. Fiore, the Chairman, President and Chief Executive Officer of the Company, as a special bonus related to the Transaction; and (iii) the aggregate cash payments required to be made to holders of stock incentive units (See note (a) under "Management--SAR Grants in the Last Fiscal Year").

(c) Includes the portion of the Seller Notes issuable to holders of stock incentive units.

                               THE EXCHANGE OFFER

The Exchange Offer..................  The Company is offering to exchange up to $70,000,000 aggregate principal amount of 10 7/8% Series B Senior
                                      Subordinated Notes due 2004 for up to $70,000,000
                                      aggregate principal amount of its outstanding 10 7/8%
                                      Series A Senior Subordinated Notes due 2004 that were
                                      issued and sold on May 9, 1997 in reliance upon an
                                      exemption from registration under the Securities Act.
                                      The terms of the Exchange Notes will be substantially
                                      identical in all respects (including principal
                                      amount, interest rate, maturity and ranking) to the
                                      terms of the Senior Subordinated Notes for which they
                                      may be exchanged pursuant to the Exchange Offer,
                                      except that the Exchange Notes have been registered
                                      under the Securities Act and therefore will not be
                                      subject to certain restrictions on transfer except as
                                      provided herein (see "The Exchange Offer-- Terms of
                                      the Exchange Offer") and will not be entitled to
                                      registration rights except under certain limited
                                      circumstances.

                                      Exchange Notes issued pursuant to the Exchange Offer
                                      in exchange for the Senior Subordinated Notes may be
                                      offered for resale, resold and otherwise transferred
                                      by holders thereof (other than any holder which is
                                      (i) an Affiliate, (ii) a broker-dealer who acquired
                                      Senior Subordinated Notes directly from the Company
                                      or (iii) a broker-dealer who acquired Senior
                                      Subordinated Notes as a result of market making or
                                      other trading activities) without compliance with the
                                      registration and prospectus delivery provisions of
                                      the Securities Act except as provided herein and
                                      provided that such Exchange Notes are acquired in the
                                      ordinary course of such holders' business and such
                                      holders have no arrangement with any person to
                                      participate in a distribution of such Exchange Notes.

Minimum Condition...................  The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Senior
                                      Subordinated Notes being tendered for exchange.

Expiration Date.....................  The Exchange Offer will expire at 5:00 p.m., New York
                                      City time, on              , 1997 unless extended
                                      (the "Expiration Date").

Exchange Date.......................  The first date of acceptance for exchange for the
                                      Senior Subordinated Notes will be the Expiration
                                      Date.

Conditions to the Exchange Offer....  The obligation of the Company to consummate the
                                      Exchange Offer is subject to certain conditions. See
                                      "The Exchange Offer--Certain Conditions to the
                                      Exchange Offer." The Company reserves the right to
                                      terminate or amend the Exchange Offer at any time
                                      prior to the Expiration Date upon the occurrence of
                                      any such condition.

Withdrawal Rights...................  Tenders may be withdrawn at any time prior to the
                                      Expiration Date. Any Senior Subordinated Notes not
                                      accepted for any reason will be returned without
                                      expense to the tendering holders thereof as promptly
                                      as practicable after the expiration or termination of
                                      the Exchange Offer.

Procedures for Tendering Senior
  Subordinated Notes................  See "The Exchange Offer--How to Tender."

Federal Income Tax Consequences.....  The exchange of Senior Subordinated Notes for
                                      Exchange Notes by holders should not constitute an
                                      exchange for federal income tax purposes, and U.S.
                                      holders should not realize any gain or loss upon
                                      receipt of Exchange Notes. See "The Exchange
                                      Offer--Certain Federal Income Tax Considerations."

Effect on Holders of Senior
  Subordinated Notes................  As a result of the making of this Exchange Offer, and upon acceptance for exchange of all validly tendered
                                      Senior Subordinated Notes pursuant to the terms of
                                      this Exchange Offer, the Company will have fulfilled
                                      covenants contained in the terms of the Senior
                                      Subordinated Notes and the Registration Rights
                                      Agreement (the "Registration Rights Agreement") dated
                                      May 9, 1997 between the Company, the Guarantors and
                                      Chase Securities Inc. and CIBC Wood Gundy Securities
                                      Corp., as initial purchasers (collectively, the
                                      "Initial Purchasers") and, accordingly, the holders
                                      of the Senior Subordinated Notes will have no further
                                      registration or other rights under the Registration
                                      Rights Agreement, except under certain limited
                                      circumstances. See "Description of the Notes--Senior
                                      Subordinated Notes Registration Rights." Holders of
                                      the Senior Subordinated Notes who do not tender their
                                      Senior Subordinated Notes in the Exchange Offer will
                                      continue to hold such Senior Subordinated Notes and
                                      will be entitled to all the rights and limitations
                                      applicable thereto under the Indenture. All
                                      untendered, and tendered but unaccepted, Senior
                                      Subordinated Notes will continue to be subject to the
                                      restrictions on transfer provided for in the Senior
                                      Subordinated Notes and the Indenture. To the extent
                                      that Senior Subordinated Notes are tendered and
                                      accepted in the Exchange Offer, the trading market,
                                      if any, for the Senior Subordinated Notes could be
                                      adversely affected. See "Risk Factors--Consequences
                                      of Exchange and Failure to Exchange."

                               TERMS OF THE NOTES

    The Exchange Offer applies to $70,000,000 aggregate principal amount of the Senior Subordinated Notes. The form and terms of the Exchange Notes are the same as the form and terms of the Senior Subordinated Notes except that the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. The Exchange Notes will evidence the same debt as the Senior Subordinated Notes and will be entitled to the benefit of the Indenture. See "Description of the Notes."

Securities Offered..................  $70,000,000 aggregate principal amount of 10 7/8%
                                      Senior Subordinated Notes due 2004.

Maturity............................  May 1, 2004.

Interest Payment Dates..............  May 1 and November 1 of each year, commencing on
                                      November 1, 1997.

Sinking Fund........................  None.

Optional Redemption.................  Except as described below, the Company may not redeem the Notes prior to May 1, 2001. On or after such
                                      date, the Company may redeem the Notes, in whole or
                                      in part, at any time at the redemption prices set
                                      forth herein, plus accrued and unpaid interest
                                      thereon, if any, to the date of redemption. In
                                      addition, at any time and from time to time on or
                                      prior to May 1, 2000, the Company may, subject to
                                      certain requirements, redeem in the aggregate up to
                                      35% of the originally issued aggregate principal
                                      amount of the Notes with the net cash proceeds of one
                                      or more Public Equity Offerings by Holdings (to the
                                      extent that the net cash proceeds thereof are
                                      contributed to the equity capital of the Company) or
                                      the Company after which there is a Public Market, at
                                      a redemption price equal to 110.875% of the principal
                                      amount thereof, plus accrued and unpaid interest
                                      thereon, if any, to the date of redemption; PROVIDED,
                                      HOWEVER, that at least 65% of the originally issued
                                      aggregate principal amount of the Notes must remain
                                      outstanding immediately after each such redemption.
                                      See "Description of the Notes--Optional Redemption."

Change of Control...................  Upon the occurrence of a Change of Control, (i) the
                                      Company will have the option, at any time, on or
                                      prior
                                      to May 1, 2001 (but in no event more than 90 days
                                      after the occurrence of such Change of Control), to
                                      redeem the Notes, in whole but not in part, at a
                                      redemption price equal to 100% of the principal
                                      amount thereof plus the Applicable Premium (as
                                      defined) as of, and accrued and unpaid interest, if
                                      any, to, the date of redemption, and (ii) if the
                                      Company does not so redeem the Notes or if such
                                      Change of Control occurs after May 1, 2001, the
                                      Company will be required to make an offer to purchase
                                      the Notes at a purchase price equal to 101% of the
                                      principal amount thereof, plus accrued and unpaid
                                      interest thereon, if any, to the date of purchase.
                                      See "Description of the Notes-- Optional Redemption"
                                      and "--Offer to Purchase upon Change of Control."

Subsidiary Guaranties...............  The Notes will be guaranteed (the "Guaranties"), jointly and severally, fully and unconditionally on a
                                      senior subordinated basis, by each of the Company's
                                      direct and indirect Subsidiaries (as defined) on the
                                      issue date of the Notes and by each direct and
                                      indirect Subsidiary of the Company (excluding
                                      Unrestricted Subsidiaries) formed or acquired
                                      thereafter. The Guaranties will be general unsecured
                                      obligations of the Guarantors. The Guarantors also

                                      guarantee all obligations of the Company under the
                                      Senior Credit Facility (as defined), and each
                                      Guarantor has granted a security interest in all or
                                      substantially all its assets to secure the
                                      obligations under the Senior Credit Facility. The
                                      obligations of each Guarantor under its Guaranty will
                                      be subordinated in right of payment to the prior
                                      payment in full of all Guarantor Senior Indebtedness
                                      (as defined) of such Guarantor to substantially the
                                      same extent as the Notes are subordinated to all
                                      existing and future Senior Indebtedness of the
                                      Company. See "Description of the Notes--Guaranties of
                                      the Notes."

Ranking.............................  The Notes will be unsecured and will be subordinated to all existing and future Senior Indebtedness of the
                                      Company. The Notes will rank PARI PASSU with any
                                      future senior subordinated indebtedness of the
                                      Company and will rank senior to all other
                                      Subordinated Indebtedness of the Company. At August
                                      1, 1997, the Company had outstanding $2,427,576 of
                                      Senior Indebtedness, $70,000,000 of Senior
                                      Subordinated Indebtedness and $899,334 of
                                      Subordinated Indebtedness. See "Description of the
                                      Notes--Ranking" and "--Subordination of the Notes."

Restrictive Covenants...............  The Indenture limits: (i) the incurrence of additional indebtedness by the Company and its
                                      Restricted Subsidiaries (as defined); (ii) the
                                      payment of dividends on, and the redemption of,
                                      capital stock of the Company and its Restricted
                                      Subsidiaries and the redemption of certain
                                      subordinated obligations of the Company and its
                                      Restricted Subsidiaries; (iii) investments; (iv)
                                      sales of assets; (v) certain transactions with
                                      affiliates; (vi) the sale or issuance of capital
                                      stock of Restricted Subsidiaries; (vii) the creation
                                      of liens; (viii) the lines of business in which the
                                      Company and its Restricted Subsidiaries may operate;
                                      and (ix) consolidations, mergers and transfers of all
                                      or substantially all the Company's assets. The
                                      Indenture also prohibits certain restrictions on
                                      distributions from Restricted Subsidiaries. However,
                                      all these limitations and prohibitions are subject to
                                      a number of important qualifications and exceptions.
                                      See "Description of the Notes--Certain Covenants."

                                  RISK FACTORS

    Holders of the Senior Subordinated Notes should carefully consider all the information set forth in this Prospectus under "Risk Factors" prior to making a decision with respect to the Exchange Offer.

             SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

    The following table presents summary historical financial information of the Company, as of the dates and for the periods indicated, and unaudited pro forma financial information of the Company, as of the dates and for the periods indicated, adjusted to give pro forma effect to the Transaction, the Offering and the application of the net proceeds therefrom and the anticipated closure of the Company's Houston manufacturing facility.


    The historical financial information as of April 2, 1993, April 1, 1994, March 31, 1995, March 29, 1996 and March 28, 1997 and for each of the five years in the period ended March 28, 1997 has been derived from the Predecessor's financial statements, which have been audited by Ernst & Young LLP. The historical financial information of the Predecessor as of the thirteen week period ended June 28, 1996, the six week period ended May 9, 1997, and of the Company as of the seven week period ended June 27, 1997, has been derived from unaudited financial statements of the Predecessor and Company, respectively, and, in the opinion of Management, includes all adjustments necessary for a fair presentation of results of operations for these periods. The unaudited pro forma financial information for the year ended March 28, 1997 and the thirteen weeks ended June 27, 1997 gives effect to the Transaction, the Offering and the application of the net proceeds therefrom and the anticipated closure of the Company's Houston manufacturing facility as if they had occurred on March 30, 1996. The pro forma financial information does not purport to represent what the Company's results of operations would have been if such events had occurred at the dates indicated, nor does such information purport to project the results of the Company for any future period. The summary financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and the notes thereto, included elsewhere in this Prospectus.


                                                                                                                   PREDECESSOR
                                                                                                                   -----------
                                                                                                                    13 WEEKS
                                                                PREDECESSOR                             COMPANY
                                       -------------------------------------------------------------  -----------
                                                                   FISCAL YEAR ENDED
                                       --------------------------------------------------------------------------     ENDED
                                                                                                       PRO FORMA   -----------
                                        APRIL 2,    APRIL 1,    MARCH 31,    MARCH 29,    MARCH 28,    MARCH 28,    JUNE 28,
                                          1993        1994        1995         1996         1997         1997         1996
                                       ----------  ----------  -----------  -----------  -----------  -----------  -----------
                                                                       (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Net sales..........................  $  111,964  $  123,166   $ 137,184    $ 173,271    $ 174,401    $ 160,483    $  49,396
  Cost of products sold..............      88,432      96,964     106,760      133,337      131,474      117,513       37,580
                                       ----------  ----------  -----------  -----------  -----------  -----------  -----------
    Gross profit.....................      23,532      26,202      30,424       39,934       42,927       42,970       11,816
  Selling, general and
    administrative...................      18,903      20,723      23,620       31,498       32,724       30,280        8,011
                                       ----------  ----------  -----------  -----------  -----------  -----------  -----------
    Income from operations...........       4,629       5,479       6,804        8,436       10,203       12,690        3,805
  Interest expense, net..............       4,053       4,282       4,843        6,125        5,381        8,248        1,474
  Other expenses.....................         150         150         359          753          577           --          140
  Income tax expense (benefit).......         300         612         833          753        1,892        1,942          880
  Extraordinary loss (a).............          --          --         552           --           --           --       --
                                       ----------  ----------  -----------  -----------  -----------  -----------  -----------
    Net income (loss)................  $      126  $      435   $     217    $     805    $   2,353    $   2,500    $   1,311
                                       ----------  ----------  -----------  -----------  -----------  -----------  -----------
                                       ----------  ----------  -----------  -----------  -----------  -----------  -----------

BALANCE SHEET DATA (AT PERIOD END):
  Working capital....................  $   15,690  $   15,481   $  17,980    $  14,340    $  17,301
  Total assets.......................      60,624      59,504      70,666       76,769       73,077
  Long-term obligations..............      38,924      36,979      41,282       44,933       43,327
  Redeemable preferred stock.........       4,296       4,483       4,720        5,312        6,119
  Shareholders' equity(e)............       1,962       1,960       1,740        1,953        3,913
OTHER FINANCIAL DATA:
  Net cash provided by (used in)
    operating activities.............       2,607       5,448         949        8,348        4,400                      (668)
  Net cash used in investing
    activities.......................      (2,707)     (1,909)     (4,515)      (9,285)      (3,234)                     (672)
  Net cash provided by (used in)
    financing activities.............         106      (3,436)      3,445        1,006       (1,117)                    1,347
  EBITDA(b)..........................  $    8,611  $    9,555   $  11,055    $  12,681    $  15,069    $  16,916        5,075
  Adjusted EBITDA(c).................       8,853       9,794      11,536       13,160       15,426       17,273        5,149
  Depreciation and amortization......       3,982       4,076       4,251        4,245        4,866        4,226        1,270
  Capital expenditures...............       1,854       2,043       4,628        5,631        3,516        3,516          683
  Cash interest expense(d)...........       3,626       3,794       4,261        5,467        4,725        7,865        1,246
  Ratio of Adjusted EBITDA to cash
    interest expense.................                                                                        2.2x

                                                           COMPANY
                                                   ------------------------

                                        6 WEEKS      7 WEEKS     13 WEEKS

                                                      ENDED        ENDED
                                         ENDED     -----------  -----------
                                       ----------                PRO FORMA
                                         MAY 9,     JUNE 27,     JUNE 27,
                                          1997        1997         1997
                                       ----------  -----------  -----------

STATEMENT OF OPERATIONS DATA:
  Net sales..........................  $   20,095   $  23,681    $  41,327
  Cost of products sold..............      14,852      18,300       30,837
                                       ----------  -----------  -----------
    Gross profit.....................       5,243       5,381       10,490
  Selling, general and
    administrative...................       3,765       4,501        7,880
                                       ----------  -----------  -----------
    Income from operations...........       1,478         880        2,610
  Interest expense, net..............         587       1,104        2,049
  Other expenses.....................       3,350      --            3,350
  Income tax expense (benefit).......        (846)       (125)        (844)
  Extraordinary loss (a).............         715      --               --
                                       ----------  -----------  -----------
    Net income (loss)................  $   (2,328)  $     (99)   $  (1,945)
                                       ----------  -----------  -----------
                                       ----------  -----------  -----------
BALANCE SHEET DATA (AT PERIOD END):
  Working capital....................                  26,940
  Total assets.......................                 124,733
  Long-term obligations..............                  71,054
  Redeemable preferred stock.........                  --
  Shareholders' equity(e)............                  27,469
OTHER FINANCIAL DATA:
  Net cash provided by (used in)
    operating activities.............       2,448      (2,533)
  Net cash used in investing
    activities.......................        (155)       (331)
  Net cash provided by (used in)
    financing activities.............       1,983       7,044
  EBITDA(b)..........................       2,013       1,826        3,989
  Adjusted EBITDA(c).................       2,013       1,826        3,989
  Depreciation and amortization......         535         946        1,379
  Capital expenditures...............         198         347          545
  Cash interest expense(d)...........         543       1,033        1,967
  Ratio of Adjusted EBITDA to cash
    interest expense.................                                  2.2x


      See Notes to Summary Historical and Pro Forma Financial Information

        NOTES TO SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION


(a) The Company recorded an extraordinary loss of $552,000 which is net of a tax benefit of $297,000 and $715,000 which is net of tax benefit of $369,000, related to the write-off of debt issuance costs and an original issue discount in connection with its September 1994 debt refinancing and May 1997 Initial Offering, respectively.


(b) The Company defines EBITDA as income from operations before depreciation and amortization. The Company includes information concerning EBITDA because it is used by certain investors as a measure of the Company's ability to service debt. EBITDA should not be considered in isolation or as a substitute for net income or cash flows from operating activities presented in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. In addition, the EBITDA measures presented may not be comparable to other similarly titled measures of other companies.

(c) The following items were included in the results of operations and have been eliminated to calculate "Adjusted EBITDA:"

                                                                          FISCAL YEAR ENDED
                                         ------------------------------------------------------------------------------------
                                                                                                                  PRO FORMA
                                          APRIL 2,     APRIL 1,      MARCH 31,      MARCH 29,      MARCH 28,      MARCH 28,
                                            1993         1994          1995           1996           1997           1997
                                         -----------  -----------  -------------  -------------  -------------  -------------
                                                                        (DOLLARS IN THOUSANDS)

Closed distribution facilities (i).....   $     242    $     239     $     481      $     416      $      --      $
Interruption of operations at joint
  venture (ii).........................          --           --            --             63            357            357
                                              -----        -----         -----          -----          -----          -----
  Total adjustments....................   $     242    $     239     $     481      $     479      $     357      $     357
                                              -----        -----         -----          -----          -----          -----
                                              -----        -----         -----          -----          -----          -----

                                                                       7 WEEKS      13 WEEKS
                                           13 WEEKS       6 WEEKS       ENDED         ENDED
                                             ENDED         ENDED     -----------  -------------
                                         -------------  -----------                 PRO FORMA
                                           JUNE 28,       MAY 9,      JUNE 27,      JUNE 27,
                                             1996          1997         1997          1997
                                         -------------  -----------  -----------  -------------

Closed distribution facilities (i).....    $  --         $  --        $  --         $  --
Interruption of operations at joint
  venture (ii).........................           74        --           --            --
                                               -----         -----        -----         -----
  Total adjustments....................    $      74     $  --        $  --         $  --
                                               -----         -----        -----         -----
                                               -----         -----        -----         -----


     (i) Represents EBITDA losses for six distribution facilities that the Company no longer operates.

    (ii) Represents the incremental cost of purchasing aluminum raw materials from outside suppliers and the Company's lost earnings recorded under the equity method of accounting during an interruption in operations due to a fire at the Company's aluminum reprocessing joint venture. The Company's aluminum joint venture has resumed operations at production levels similar to those prior to the fire.

(d) Cash interest expense represents total interest expense less the amortization of debt issuance costs.


(e) In connection with the closing of the Transaction, the Company recorded an extraordinary charge of approximately $715,000 which is net of a tax benefit of approximately $369,000, relating to the extinguishment of debt with proceeds of the Initial Offering. In addition, the Company recorded a charge of approximately $2,004,000 which is net of a tax benefit of approximately $1,177,000, relating to incentive stock units. The incentive stock unit holders received approximately $2,227,000 in cash and $954,000 in Seller Notes.

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE TENDERING THEIR SENIOR SUBORDINATED NOTES FOR THE EXCHANGE NOTES OFFERED HEREBY, HOLDERS OF THE SENIOR SUBORDINATED NOTES SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS, WHICH (OTHER THAN "CONSEQUENCES OF EXCHANGE AND FAILURE TO EXCHANGE") ARE GENERALLY APPLICABLE TO THE SENIOR SUBORDINATED NOTES AS WELL AS THE EXCHANGE NOTES.

SUBSTANTIAL LEVERAGE

    As a result of the Transaction and the Initial Offering, the Company is highly leveraged and has substantial outstanding indebtedness. At August 1, 1997, the Company and its consolidated subsidiaries had outstanding $2,427,576 of Senior Indebtedness, $70,000,000 of Senior Subordinated Indebtedness and $899,334 of Subordinated Indebtedness. The Indenture permits the Company to incur additional indebtedness, including Senior Indebtedness (which may be secured), subject to certain limitations. See "Capitalization" and "Description of the Notes."

    The Company's high degree of leverage could have important consequences to the holders of the Notes, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for other purposes; (iii) certain of the Company's borrowings may be at variable rates of interest, including borrowings under the Senior Credit Facility (as hereinafter defined), which will expose the Company to the risk of increased interest rates; (iv) indebtedness under the Senior Credit Facility is secured and will mature prior to the maturity of the Notes; (v) the Company may be substantially more leveraged than certain of its competitors, which may place the Company at a competitive disadvantage; and (vi) the Company's substantial degree of leverage may limit its flexibility to adjust to changing market conditions, reduce its ability to withstand competitive pressures and make it more vulnerable to a downturn in general economic conditions or its business. See "Description of the Senior Credit Facility" and "Description of the Notes."

ABILITY TO SERVICE DEBT; REFINANCING OF INDEBTEDNESS

    The Company's ability to satisfy its interest payment obligations under its indebtedness will depend largely on its future performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond its control. In addition, any amounts owing under the Senior Credit Facility will become due before any principal payments on the Notes are scheduled to become due and such amounts may need to be refinanced. Furthermore, the Company may not be able to repay the principal amount of the Notes at maturity and accordingly will need to refinance the Notes, or repay the Notes with the proceeds of an equity offering, at or prior to their maturity. There can be no assurance that the Company will be able to generate sufficient cash flow to service its interest payment obligations under its indebtedness or that cash flows, future borrowings or equity financing will be available for the payment or refinancing of the Company's indebtedness. To the extent that the Company is not successful in repaying or negotiating renewals of its borrowings or in arranging new financing, it may have to sell significant assets, which would have a material adverse effect on the Company's business and results of operations. Among the factors that will affect the Company's ability to effect an offering of its capital stock or refinance the Notes are financial market conditions and the value and performance of the Company at the time of such offering or refinancing. There can be no assurance that any such offering or refinancing can be successfully completed. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of the Senior Credit Facility."

FLUCTUATIONS IN RAW MATERIALS COST AND SUPPLY

    The Company purchases aluminum, vinyl, glass and other raw materials from various suppliers. While all such materials are available from numerous independent suppliers, commodity raw materials are subject to fluctuations in price and there can be no assurance that severe shortages of such materials will not occur in the future, which could increase the cost of or delay the shipment of the Company's products and have a material adverse effect on the Company's operating results. Because such materials in the aggregate constitute significant components of the Company's cost of goods sold, fluctuations in price could have a material adverse effect on the Company's results of operations. There have been historical periods of rapid and significant movements in the price of aluminum, both upward and downward. Historically, the Company has been successful in passing on these increases to its customers after a period of 60 to 90 days. However, there can be no assurance that the Company will continue to be able to do so in the future. See "Business--Raw Materials."

ENVIRONMENTAL MATTERS

    The past and present business operations of the Company and the past and present ownership and operation of real property by the Company are subject to extensive and changing federal, state, local and foreign environmental laws and regulations pertaining to the discharge of certain materials into the environment, the handling and disposal of wastes (including solid and hazardous wastes) or otherwise relating to health, safety and protection of the environment. As such, the nature of the Company's operations and previous operations by others at real property currently or formerly owned or operated by the Company expose the Company to the risk of claims under such environmental laws and regulations, and there can be no assurance that material costs or liabilities will not be incurred in connection with such claims. Based on its experience to date, the Company does not expect such claims, or the costs of compliance with environmental laws and regulations, to have a material impact on its capital expenditures, earnings or competitive position. No assurance can be given, however, that the discovery of presently unknown environmental conditions, changes in environmental laws and regulations or their interpretation, or other unanticipated events will not give rise to expenditures or liabilities that may have such an effect. See "Business--Government Regulation and Environmental Matters" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    The Company is associated with two Superfund sites that are being investigated or undergoing remediation pursuant to CERCLA. The Company is a potentially responsible party ("PRP") at the Chemical Recycling, Inc. or "CRI" Superfund site in Wylie, Texas. The Company is a very small contributor at the CRI site, being assigned less than 1.275% of the damages based on its waste volume at the site. The site was a solvent reclamation facility, and the Company sent paint sludges and waste xylene to the site for recycling. The site has soil and groundwater contamination, with the contaminants of concern being solvents such as vinyl chloride, acetone, dichloroethene, toluene, and xylene. Some areas of soil have metal contamination. Major removal actions have occurred; however, the final remediation action plan has not been prepared. According to the studies performed by the site's steering committee, affected groundwater has not migrated off-site. According to the Environmental Protection Agency ("EPA") general counsel in charge of the site, the site is low priority compared to other sites in the region. There are 115 PRPs at this site with approximately 85 that are members of the site's steering committee. Two main PRPs, Glidden and Sherwin Williams, account for 50% of all liability. The Company's costs to date associated with this site have been approximately $39,800, with an approximate $20,000 current credit.

    The second site is the SAAD Trousdale Road landfill in Nashville, Tennessee. There is no documentation linking the Company to the site, and costs paid to the generator group to date have been $55,000. Because of the lack of documentation linking the Company to the site, it is not expected that the costs will increase materially in the future. Records indicate that, through agreements with the site's steering committee and EPA, the Company will not receive any orders from EPA or be allocated further costs for continuing work because the Company does not have a volume contribution assigned to it (because of the lack of records showing it used the site). There are 49 PRPs who have received orders from EPA for remediation. Soil contaminants of concern at the site are benzene, ethyl benzene, tetrachloroethane, toluene, trichloroethane, and vinyl chloride. The facility was a waste oil disposal facility from the 1970s to the 1980s, resulting in impacted soil and groundwater. In 1995, the EPA determined that groundwater remediation would not be required but indicated that further soil remediation was necessary as well as a study of the potential impact to a nearby stream. Additional removal actions were completed in 1996; no further activities have occurred since then.

GEOGRAPHIC CONCENTRATION

    The Company currently sells its products principally in the 15 states constituting its Primary Market. In fiscal year 1997, 84.8% of the Company's window net sales were derived from customers in this market. As a result of this geographic concentration, unfavorable changes in economic conditions (including, but not limited to, household and job formation rates) affecting these states, which are primarily within the southern half of the United States, could have a materially adverse effect on the Company's business, financial condition or results of operations. See "Business."

CYCLICALITY

    Demand for the Company's products is based primarily on the level of new home construction activity. Factors that impact the housing sector of the economy, especially those that impact the level of housing start activity in the Company's Primary Market, may have a direct impact on the financial performance of the Company. The overall strength of the United States economy, interest rates, rate of job formation, consumer confidence and availability of consumer credit, as well as demographic factors such as the rate of household formation and population shifts, have a direct bearing on the Company. Housing start declines would adversely impact the Company's business, financial condition and results of operations and no assurance can be given that any such adverse effect would not be material.

DEPENDENCE ON KEY PERSONNEL

    The success of the Company's business is materially dependent upon the continued services of its President and Chief Executive Officer, David G. Fiore, and other key officers and employees. The loss of Mr. Fiore or such other key personnel due to death, disability or termination of employment could have a material adverse effect on the results of operations or financial condition, or both, of the Company.

CONTROLLING STOCKHOLDERS

    Approximately 96% of the common stock of Holdings is owned by Reliant Partners and Reliant Partners II. As a result of this ownership, Reliant Partners and Reliant Partners II are able to direct the election of the members of the Board of Directors of Holdings and therefore direct the management and policies of the Company. The interests of Reliant Partners and Reliant Partners II may differ from the interests of holders of the Notes. See "Ownership of Capital Stock" and "Certain Transactions."

COMPETITION

    The Company competes with other national and regional manufacturers. Certain of the Company's principal competitors are less highly leveraged than the Company and have greater financial resources than the Company. Accordingly, such competitors may be better able to withstand changes in conditions within the window industry and have significantly greater operating and financial flexibility than the Company. As a result of the competitive environment in the markets in which the Company operates, the Company faces (and will continue to face) pressure on sales prices of its products from competitors, as well as from large customers. As a result of such pricing pressures, the Company may in the future experience reductions in the profit margins on its sales, or may be unable to pass future raw material price or labor cost increases on to its customers (which would also reduce profit margins). There can be no assurance that the Company will not encounter increased competition in the future, which could have a material adverse effect on the Company's business. See "Business--Competition."

SUBORDINATION OF THE NOTES


    The Notes are unsecured, senior subordinated obligations of the Company and are subordinated in right of payment to all existing and future Senior Indebtedness of the Company, including all indebtedness under the Senior Credit Facility. At August 1, 1997, the Company had $2,427,576 of Senior Indebtedness, $70,000,000 of Senior Subordinated Indebtedness and $899,334 of Subordinated Indebtedness outstanding. The Company can incur Senior Indebtedness under the terms of the Indenture, subject to certain limitations. The maximum amount of Senior Indebtedness that the Company could incur, as of the date hereof, under the most restrictive covenants under the Indenture is $50.0 million. By reason of such subordination, in the event of a bankruptcy, insolvency, liquidation or other reorganization of the Company, the assets of the Company will be available to pay obligations on the Notes only after all Senior Indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on all or any of the Notes then outstanding. In addition, under certain circumstances, no payments may be made with respect to the Notes if a payment default exists with respect to certain Senior Indebtedness until such payment default shall have been cured or waived. Upon the occurence of a covenant event of default with respect to certain Senior Indebtedness permitting the immediate acceleration thereof and receipt by the Trustee of written notice of such occurrence, no payment may be made with respect to the Notes for a maximum of 179 days. See "Description of the Notes--Subordination of the Notes."


    The indebtedness evidenced by the Guaranties of the Notes by the Guarantors is subordinated in right of payment to the prior payment in full of all existing and future Guarantor Senior Indebtedness of each such Guarantor, including all amounts owing pursuant to their guarantees of the Senior Credit Facility, to substantially the same extent as the Notes are subordinated to all existing and future Senior Indebtedness of the Company. See "Description of the Notes--Subordination of the Notes" and
"--Guaranties of the Notes."

    The Notes are not secured by any of the Company's or the Guarantors' assets. Under the Senior Credit Facility, the obligations of the Company and the Guarantors are secured by substantially all the assets of the Company and the Guarantors. If the Company becomes insolvent or is liquidated, or if payment under the Senior Credit Facility is accelerated, the lenders under the Senior Credit Facility would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the terms of the Senior Credit Facility. Accordingly, any claims of such lenders with respect to such assets will be prior to any claim of the holders of the Notes with respect to such assets. There can be no assurance that the Company's assets could be sold quickly enough, or for sufficient amounts, to enable the company to meet its obligations (including its obligations with respect to the Notes). See "Description of the Senior Credit Facility."

    At August 1, 1997, the Guarantors had outstanding $899,334 of the Company's total of $73,326,910 of outstanding indebtedness. All of such indebtedness is Subordinated Indebtedness. Of such $899,334 of indebtedness, $240,000 is secured by the assets and inventory of the Guarantor that operates the Company's manufacturing facility in Houston, Texas. By reason of such security, if an event of default under the instrument evidencing such indebtedness occurs or such indebtedness is accelerated, the holder of such indebtedness would be entitled to exercise the remedies available to a secured creditor. Accordingly, any claims of such holder with respect to the assets of such Guarantor will be prior to any claim of the holders of the Notes with respect to such assets. The Company anticipates closing its Houston manufacturing facility and anticipates repaying such $240,000 of indebtedness prior to any such closing.

FRAUDULENT CONVEYANCE CONSIDERATIONS

    The incurrence by the Company of indebtedness such as the Notes to finance the Transaction and the incurrence by the Guarantors of indebtedness such as the Guaranties may be subject to review under Federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case is commenced with respect to the Company or any Guarantor, or a lawsuit is commenced by or on behalf of unpaid creditors of the Company or any such Guarantor, as the case may be. Under these laws, if a court were to find that, after giving effect to the sale of the Notes and the application of the net proceeds therefrom and the issuance of the Guaranties by the Guarantors, either (a) the Company or any such Guarantor, as the case may be, incurred such indebtedness with the intent of hindering, delaying or defrauding creditors or (b) the Company or such Guarantor, as the case may be, received less than reasonably equivalent value or consideration for incurring such indebtedness and (i) was insolvent or was rendered insolvent by reason of such transactions, (ii) was engaged in a business or transaction for which the assets remaining with the Company or such Guarantor, as the case may be, constituted unreasonably small capital, or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured, such court might subordinate such indebtedness to presently existing and future indebtedness of the Company or such Guarantor, as the case may be, or void the issuance of such indebtedness and direct the repayment of any amounts paid thereunder to the creditors of the Company or such Guarantor, as the case may be, or take other action detrimental to the holders of such indebtedness.

    The measure of insolvency for purposes of determining whether a transfer is avoidable as a fraudulent transfer varies depending upon the law of the jurisdiction that is being applied. Generally, however, a debtor would be considered insolvent if the sum of all its debts, including contingent liabilities, was greater than the value of all its assets at a fair valuation, or if the present fair saleable value of the debtor's assets was less than the amount required to repay its probable liability on its debts, including contingent liabilities, as they become absolute and mature.

    To the extent that proceeds from the Initial Offering were used to make the payments required to effect the Transaction, a court might find that the Company did not receive fair consideration or reasonably equivalent value for the incurrence of the indebtedness represented thereby. In addition, if a court were to find that any of the components of the Transaction constituted a fraudulent transfer, to the extent that proceeds from the Initial Offering were used to finance or refinance such components, a court might find that the Company did not receive fair consideration or reasonably equivalent value for the incurrence of the indebtedness represented by the Notes.

    To the extent that the Guaranty of any Guarantor is avoided as a fraudulent conveyance or found unenforceable for any other reason, holders of the Notes would cease to have any claim in respect of such Guarantor. In such event, the claims of the holders of the Notes against such Guarantor would be subject to the prior payment of all liabilities and preferred stock claims, if any, of such Guarantor. There can be no assurance that, after providing for all prior claims and preferred stock interests, if any, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to any voided portion of the Guaranty of such Guarantor.

    The Company and the Guarantors believe that it and they, respectively, received equivalent value at the time the indebtedness under the Notes was incurred. In addition, after giving effect to the consummation of the Transaction and the Initial Offering and the application of the proceeds therefrom, the Company does not: (i) believe that it or any Guarantor was insolvent or rendered insolvent; (ii) believe that it or any Guarantor was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or (iii) intend for it or any Guarantor to incur, or believe that it or any Guarantor will incur, debts beyond its ability to pay as they mature. These beliefs are based on the Company's analysis of internal cash flow projections and estimated values of assets and liabilities of the Company and the Guarantors at the time of the Transaction and the Initial Offering. There can be no assurance, however, that a court passing on these issues would make the same determination.

RESTRICTIVE COVENANTS IN SENIOR CREDIT FACILITY

    The Senior Credit Facility contains a number of significant covenants that, among other things, restrict the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, pay dividends and make other payments in respect of its capital stock, make investments, engage in mergers or consolidations, engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. In addition, under the Senior Credit Facility, the Company is required to comply with specified financial ratios and tests, including minimum interest coverage ratios (defined as the ratio of (a) EBITDA less capital expenditures for the Company and its Subsidiaries, on a consolidated basis, for the applicable calculation period to
(b) interest expense of the Company and its Subsidiaries, on a consolidated basis, for such calculation period) and maximum leverage ratios (defined as the ratio of (a) aggregate indebtedness of the Company and its Subsidiaries, on a consolidated basis, as of such date to (b) EBITDA of the Company and its Subsidiaries, on a consolidated basis, for the applicable calculation period). The minimum interest coverage ratios are: (i) 1.25x for 1998 and 1999; and (ii) 1.75x for 2000, 2001 and 2002. The maximum leverage ratios are: (i) 5.50x for the initial two (2) fiscal quarters of 1998; (ii) 5.00x for the last two (2) fiscal quarters of 1998; (iii) 5.00 for 1999; (iv) 4.75x for 2000; (v) 4.5x for 2001; and (vi) 4.25x for 2002. See "Description of the Senior Credit Facility."

    The Company is currently in compliance with the covenants and restrictions contained in the Senior Credit Facility and in the Indenture. However, its ability to continue to comply may be affected by events beyond its control, including prevailing economic, financial and industry conditions. The breach of any of such covenants or restrictions could result in an event of default under the Senior Credit Facility, which would permit the senior lenders thereunder to declare all amounts borrowed thereunder to be due and payable, together with accrued and unpaid interest, and the commitments of the senior lenders to make further extensions of credit under the Senior Credit Facility would be terminated. In such event, all other indebtedness of the Company represented by instruments that contain cross-acceleration or cross-default provisions (including the Notes) may be declared immediately due and payable. However, the subordination provisions of the Indenture would likely restrict payments to the holders of the Notes until the Senior Credit Facility and all other Senior Indebtedness is repaid in full. If the Company were unable to repay its indebtedness to its lenders under the Senior Credit Facility, such lenders could proceed against the collateral securing such indebtedness as described under "Description of the Senior Credit Facility." There can be no assurance that the Company will have sufficient cash to repay the principal and accrued interest of the Notes in the event of any such acceleration.

LIMITATION ON CHANGE OF CONTROL

    Upon a Change of Control, unless the Company shall have redeemed the Notes if the Change of Control occurred on or prior to May 1, 2001, the Company will be required to make an offer to purchase all the outstanding Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase. A Change of Control constitutes an event of default under the Senior Credit Facility, permitting the lenders thereunder to accelerate the repayment of indebtedness thereunder, in which case the subordination provisions of the Indenture would require the repayment in full of the Senior Credit Facility and all other Senior Indebtedness before the Company could distribute cash to purchase the Notes. The inability to repay such indebtedness, if accelerated, and to purchase all the tendered Notes constitutes an event of default under the Indenture. Finally, there can be no assurance that the Company will have funds available to repurchase the Notes upon the occurrence of a Change of Control. See "Description of the Senior Credit Facility" and "Description of the Notes--Offer to Purchase upon Change of Control."

    Notwithstanding the foregoing, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings, or other recapitalizations or highly leveraged transactions, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company's capital structure or credit ratings or otherwise adversely affect the Holders.

ABSENCE OF PUBLIC MARKET; RESTRICTIONS ON TRANSFERABILITY

    The Exchange Notes are new securities for which there is no market. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Exchange Notes, the Initial Purchasers are not obligated to do so and any such market making may be discontinued at any time without notice. In addition, such market making activity may be limited during the pendency of the Exchange Offer. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time. The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or for quotation of the Exchange Notes through the National Association of Securities Dealers Automated Quotation System.

    The Exchange Notes generally will be permitted to be resold or otherwise transferred by each holder without the requirement of further registration. The Exchange Offer will not be conditioned upon any minimum or maximum aggregate principal amount of Senior Subordinated Notes being tendered for exchange. In the case of non-exchanging holders of Senior Subordinated Notes, no assurance can be given as to the liquidity of the trading market for the Senior Subordinated Notes following the Exchange Offer. See "Plan of Distribution."

    The liquidity of, and trading market for, the Senior Subordinated Notes or the Exchange Notes also may be adversely affected by general declines in the market or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

CONSEQUENCES OF EXCHANGE AND FAILURE TO EXCHANGE

    Holders of Senior Subordinated Notes who do not exchange their Senior Subordinated Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Senior Subordinated Notes as set forth in the legend thereon as a consequence of the issuance of the Senior Subordinated Notes pursuant to exemption from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Senior Subordinated Notes may not be offered or sold unless registered under the Securities Act and applicable state securities laws or pursuant to an exemption therefrom. Except under certain limited circumstances, the Company does not intend to register the Senior Subordinated Notes under the Securities Act. In addition, any holder of Senior Subordinated Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Senior Subordinated Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Senior Subordinated Notes not tendered could be adversely affected. See "The Exchange Offer" and "Senior Subordinated Notes Registration Rights."

                                USE OF PROCEEDS

    There will be no net proceeds to the Company from the exchange pursuant to the Exchange Offer. The Company used the gross proceeds from the issuance of the Senior Subordinated Notes in the Initial Offering to (i) repay (A) all outstanding indebtedness under the Company's then existing credit facility (the "Old Credit Facility") in the amount of $38.7 million, (B) a promissory note payable to Wingate Partners, L.P. in the amount of $4.6 million and (C) a promissory note payable to Redman Industries, Inc. in the amount of $1.0 million; (ii) pay a dividend to Holdings in the amount of $16.1 million, which dividend was used by Holdings, (x) for the Preferred Redemption in the amount of $6.0 million and (y) to fund $10.1 million of the $30.1 million in cash paid to the Selling Stockholders in connection with the Acquisition; (iii) provide $4.2 million to the Company for working capital and general corporate purposes; and
(iv) pay estimated fees and expenses relating to the Transaction and the Initial Offering of approximately $5.4 million.

    The Old Credit Facility (which has been replaced by the Senior Credit Facility) would have matured on September 8, 2001 and, at April 15, 1997, the average interest rate on borrowings under the Old Credit Facility was approximately 10.25% per annum. The $5.6 million of other indebtedness repaid consisted of three notes, each due March 15, 2002, in principal amounts of $1.0 million, $1.0 million and $2.6 million with interest rates of 11.0%, 11.0% and 12.9%, respectively, and one note due April 1, 2001 in principal amount of $1.0 million with an interest rate of 7.0%.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

    The sole purpose of the Exchange Offer is to fulfill the obligations of the Company with respect to the Registration Rights Agreement.

    The Senior Subordinated Notes were originally issued and sold on May 9, 1997 (the "Issue Date"). Such sales were not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 144A under the Securities Act. In connection with the sale of the Senior Subordinated Notes, the Company agreed to file with the Commission a registration statement relating to an exchange offer (the "Exchange Offer Registration Statement") pursuant to which Exchange Notes covered by such registration statement and containing the same terms as the Senior Subordinated Notes, except as set forth in this Prospectus, would be offered in exchange for Senior Subordinated Notes tendered at the option of the holders thereof. Each broker-dealer that receives Exchange Notes for its own account in exchange for Senior Subordinated Notes, where such Senior Subordinated Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Senior Subordinated Notes Registration Rights."

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING SENIOR SUBORDINATED NOTES

    Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Senior Subordinated Notes that are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m.,
New York City time, on             , 1997; provided, however, that if the
Company, in its sole discretion, has extended the period of time for which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer has been extended.

    As of the date of this Prospectus, $70 million aggregate principal amount of Senior Subordinated Notes is outstanding. This Prospectus, together with the Letter of Transmittal, is first being sent on or about the date of this Prospectus, to all Holders of Senior Subordinated Notes known to the Company. The Company's obligation to accept Senior Subordinated Notes for exchange pursuant to the Exchange

Offer is subject to certain conditions as set forth under "--Certain Conditions to the Exchange Offer" below.

    The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Senior Subordinated Notes, by giving oral or written notice of such extension to the Holders thereof as described below. During any such extension, all Senior Subordinated Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Senior Subordinated Notes not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

    Senior Subordinated Notes tendered in the Exchange Offer must be in denominations of principal amount of $1,000 or any integral multiple thereof.

    The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Senior Subordinated Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "--Certain Conditions to the Exchange Offer." The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the Holders of the Senior Subordinated Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date.

HOW TO TENDER

    The tender to the Company of Senior Subordinated Notes by a Holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering Holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a Holder who wishes to tender Senior Subordinated Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to Bank One, N.A. (the "Exchange Agent") at the address set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Senior Subordinated Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Senior Subordinated Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the Holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF SENIOR SUBORDINATED NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR SENIOR SUBORDINATED NOTES SHOULD BE SENT TO THE COMPANY.

    Any beneficial owner whose Senior Subordinated Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering Senior Subordinated Notes, either make appropriate arrangements to register ownership of the Senior Subordinated Notes in such beneficial owner's name or obtain a properly completed bond power from the registered Holder. The transfer of registered ownership may take considerable time.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Senior Subordinated Notes surrendered for exchange are tendered (i) by a registered Holder of the Senior Subordinated Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a member of the Securities Agents Medallion Program, The New York Stock Exchanges Medallion Signature Program or The Stock Exchanges Medallion Program (collectively, "Eligible Institutions"). If Senior Subordinated Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Senior Subordinated Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered Holder with the signature thereon guaranteed by an Eligible Institution.

    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Senior Subordinated Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all tenders of any particular Senior Subordinated Notes not properly tendered or to not accept any particular Senior Subordinated Notes which acceptance might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the right to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Senior Subordinated Notes either before or after the Expiration Date (including the right to waive the ineligibility of any Holder who seeks to tender Senior Subordinated Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Senior Subordinated Notes either before or after the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Senior Subordinated Notes for exchange must be cured within such reasonable period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Senior Subordinated Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

    If the Letter of Transmittal is signed by a person or persons other than the registered Holder or Holders of Senior Subordinated Notes, such Senior Subordinated Notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered Holder or Holders appear on the Senior Subordinated Notes.

    If the Letter of Transmittal or any Senior Subordinated Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

    By tendering, each Holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the Holder, and that neither the Holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes. In the case of a Holder that is not a broker-dealer, each such Holder, by tendering, will also represent to the Company that such Holder is not engaged in and does not intend to engage in, a distribution of the Exchange Notes. If any Holder or any such other person is an "affiliate," as defined in Rule 405 under the Securities Act, of the Company, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such Exchange Notes to be acquired pursuant to the Exchange Offer, such Holder or any such other person (i) cannot rely on the applicable interpretations of the Staff of the Commission and

(ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Senior Subordinated Notes, where such Senior Subordinated Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. See "Plan of Distribution." The Letter of Transmittal states that by so acknowledging and by delivering such a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF SENIOR SUBORDINATED NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

    Upon satisfaction or waiver of all conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Senior Subordinated Notes properly tendered and will issue the Exchange Notes promptly after acceptance of the Senior Subordinated Notes. See "--Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company shall be deemed to have accepted properly tendered Senior Subordinated Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent, with written confirmation of any oral notice to be given promptly thereafter.

    For each Senior Subordinated Note accepted for exchange, the Holder will receive an Exchange Note having a principal amount equal to that of the surrendered Senior Subordinated Note. The Exchange Notes will bear interest from the most recent date to which interest has been paid on the Senior Subordinated Notes or, if no interest has been paid on the Senior Subordinated Notes, from May 9, 1997. Accordingly, registered Holders of Exchange Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from May 9, 1997. Senior Subordinated Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Senior Subordinated Notes whose Senior Subordinated Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Senior Subordinated Notes otherwise payable on any interest payment date the record date for which occurs on or after the date of consummation of the Exchange Offer.

    In all cases, issuance of Exchange Notes for Senior Subordinated Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Senior Subordinated Notes (or a timely Book-Entry Confirmation of such Senior Subordinated Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Senior Subordinated Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Senior Subordinated Notes are submitted for a greater principal amount than the Holder desires to exchange, such unaccepted or non-exchanged Senior Subordinated Notes will be returned without expense to the tendering Holder (or, in the case of Senior Subordinated Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Senior Subordinated Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

    The Exchange Agent will make a request to establish an account with respect to the Senior Subordinated Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Senior Subordinated Notes by causing the Book-Entry Transfer Facility to transfer such Senior Subordinated Notes into the Exchange

Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Senior Subordinated Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must have been complied with.

GUARANTEED DELIVERY PROCEDURES

    If a registered Holder of the Senior Subordinated Notes desires to tender such Senior Subordinated Notes and the Senior Subordinated Notes are not immediately available, or time will not permit such Holder's Senior Subordinated Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the Holder of Senior Subordinated Notes and the amount of Senior Subordinated Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the Expiration Date, the certificates for all physically tendered Senior Subordinated Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Senior Subordinated Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the Expiration Date.

WITHDRAWAL RIGHTS

    Tenders of Senior Subordinated Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address or, in the case of Eligible Institutions, at the facsimile number, set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having tendered the Senior Subordinated Notes to be withdrawn (the "Depositor"), (ii) identify the Senior Subordinated Notes to be withdrawn (including the certificate number or numbers and principal amount of such Senior Subordinated Notes), (iii) contain a statement that such person is withdrawing his election to have such Senior Subordinated Notes exchanged, (iv) be signed by the person in the same manner as the original signature on the Letter of Transmittal by which such Senior Subordinated Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer to have the Trustee with respect to the Senior Subordinated Notes register the transfer of such Senior Subordinated Notes in the name of the person withdrawing the tender and (v) specify the name in which such Senior Subordinated Notes are registered, if different from that of the Depositor. If Senior Subordinated Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Senior Subordinated Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Senior Subordinated Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the

Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Senior Subordinated Notes so withdrawn are validly re-tendered. Any Senior Subordinated Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to the tendering Holder without cost to such Holder (or, in the case of Senior Subordinated Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Senior Subordinated Notes will be credited to an account maintained with the Book-Entry Transfer Facility for the Senior Subordinated Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Senior Subordinated Notes may be re-tendered by following the procedures described under "--How to Tender" above at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the Exchange Offer, the Company shall not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Senior Subordinated Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Senior Subordinated Notes for exchange or the exchange of the Exchange Notes for such Senior Subordinated Notes, any of the following events shall occur:

        (a) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (i) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or (ii) resulting in a material delay in the ability of the Company to accept for exchange or exchange some or all of the Senior Subordinated Notes pursuant to the Exchange Offer; or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the reasonable judgment of the Company might directly or indirectly result in any of the consequences referred to in clauses (i) or (ii) above or, in the reasonable judgment of the Company, might result in the holders of Exchange Notes having obligations with respect to resales and transfers of Exchange Notes that are greater than those described in the interpretation of the Commission referred to on the cover page of this Prospectus, or would otherwise make it inadvisable to proceed with the Exchange Offer; or

        (b) there shall have occurred (i) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market, (ii) any limitation by a governmental agency or authority that may adversely affect the ability of the Company to complete the transactions contemplated by the Exchange Offer, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority that adversely affects the extension of credit or (iv) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

        (c) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company and its subsidiaries taken as a whole that, in the reasonable judgment of the Company, is or may be adverse to the Company, or the Company shall have become aware of facts that, in the reasonable judgment of the Company, have or may have adverse significance with respect to the value of the Senior Subordinated Notes or the Exchange

    Notes; that in the reasonable judgment of the Company in any case, and regardless of the circumstances (including any action by the Company) giving rise to any such condition, makes it inadvisable to proceed with the Exchange Offer and/or with such acceptance for exchange or with such exchange.

    The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The Company's failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

    In addition, the Company will not accept for exchange any Senior Subordinated Notes tendered, and no Exchange Notes will be issued in exchange for any such Senior Subordinated Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939.

EXCHANGE AGENT

    Bank One, N.A. has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                         BANK ONE, N.A., EXCHANGE AGENT


   BY HAND OR OVERNIGHT DELIVERY:        FACSIMILE TRANSMISSIONS       BY REGISTERED OR CERTIFIED MAIL:
                                          (ELIGIBLE INSTITUTIONS
                                                  ONLY):
           Bank One, N.A.                  (614) 248-5088 (OH)                  Bank One, N.A.
  c/o Bank One Trust Company, N.A.         (212) 240-8988 (NY)         c/o Bank One Trust Company, N.A.
        235 West Schrock Road            To Confirm by Telephone:               P.O. Box 710184
      Attention:Corporate Trust            (212) 240-8862 (NY)             Attention:Corporate Trust
        Operations--OHI-0184              For Information Call:                   Operations
    Westerville, Ohio 43081-0184              (800) 346-5153               Columbus, Ohio 43271-0184

                 or                                                                   or

           Bank One, N.A.                                                       Bank One, N.A.
       c/o First Chicago Trust                                              c/o First Chicago Trust
         Company of New York                                                  Company of New York
  Attention: Corporate Trust Dep't                                     Attention: Corporate Trust Dep't
           14 Wall Street                                                       14 Wall Street
         8th Floor, Window 2                                                  8th Floor, Window 2
      New York, New York 10005                                             New York, New York 10005


    DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

    The Company will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer. The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be $250,000.

TRANSFER TAXES

    Holders who tender their Senior Subordinated Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that Holders who instruct the Company to register Exchange Notes in the name of, or request that Senior Subordinated Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering Holder will be responsible for the payment of any applicable transfer tax.

CONSEQUENCES OF EXCHANGING SENIOR SUBORDINATED NOTES

    Holders of Senior Subordinated Notes who do not exchange their Senior Subordinated Notes for Exchange Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Senior Subordinated Notes and the restrictions on transfer of such Senior Subordinated Notes as set forth in the legend thereon as a consequence of the issuance of the Senior Subordinated Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Senior Subordinated Notes may not be offered or sold unless registered under, pursuant to an exemption from or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Senior Subordinated Notes under the Securities Act. Based on interpretations by the Staff of the Commission, as set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Senior Subordinated Notes may be offered for resale, resold or otherwise transferred by Holders thereof (other than any such Holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes were acquired in the ordinary course of such Holders' business and such Holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. However, the Staff of the Commission has not rendered a no-action letter with respect to the Exchange Offer, and there can be no assurance that the Staff would make a similar determination for the Exchange Offer as in such other circumstances. Each Holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes and has no arrangement or understanding to participate in a distribution of Exchange Notes. If any Holder is an affiliate of the Company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, such Holder (i) cannot rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Senior Subordinated Notes must acknowledge that such Senior Subordinated Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution."

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of certain United States federal income tax consequences associated with the exchange of Senior Subordinated Notes for Exchange Notes and the ownership and disposition of the Exchange Notes by holders who acquired the Exchange Notes pursuant to the Exchange Offer. The summary is based upon current laws, regulations, rulings and judicial decisions, all of which are subject to change. The discussion below does not address all aspects of United States federal income taxation that may be relevant to particular holders in the context of their specific investment circumstances or certain types of holders subject to special treatment under such laws (for example, financial institutions, banks, tax-exempt organizations and insurance companies). In addition, the discussion does not address any aspect of state, local or foreign taxation and assumes that a holder of the Exchange Notes (i) will hold them as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) will not own, directly or indirectly, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote.

    For purposes of the discussion, a "United States holder" is an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to United States federal income taxation without regard to the source of income and a "Non-United States holder" is any holder who is not a United States holder.

    PROSPECTIVE PURCHASERS OF THE EXCHANGE NOTES ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF THE EXCHANGE NOTES AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

    EXCHANGE OFFER. The exchange of Senior Subordinated Notes for Exchange Notes pursuant to the Exchange Offer should not be treated as an exchange or other taxable event for U.S. federal income tax purposes because under Treasury regulations, the Exchange Notes should not be considered to differ materially in kind or extent from the Senior Subordinated Notes. Rather, the Exchange Notes received by a holder should be treated as a continuation of the Senior Subordinated Notes in the hands of such holder. As a result, there should be no U.S. federal income tax consequences to holders who exchange Senior Subordinated Notes for Exchange Notes pursuant to the Exchange Offer and any such holder should have the same tax basis and holding period in the Exchange Notes as it had in the Senior Subordinated Notes immediately before the exchange.

    UNITED STATES HOLDERS. Interest payable on the Exchange Notes will be includible in the income of a United States holder in accordance with such holder's regular method of accounting. If an Exchange Note is redeemed, sold or otherwise disposed of, a United States holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition of such Exchange Note (to the extent such amount does not represent accrued but unpaid interest) and such holder's tax basis in the Exchange Note. Subject to the market discount rules discussed below, such gain or loss will be capital gain or loss, assuming that the holder has held the Exchange Note as a capital asset, and will be long-term if the holder has held the Exchange Note for more than one year at the time of disposition (including the holding period of the Senior Subordinated Notes).

    Under the market discount rules of the Code, a holder (other than a holder who made the election described below) who purchased a Senior Subordinated Note with "market discount" (generally defined as the amount by which the stated redemption price at maturity exceeds the holder's purchase price) will be required to treat any gain recognized on the redemption, sale or other disposition of the Exchange Note received in the disposition as ordinary income to the extent of the market discount that accrued during the holding period of such Exchange Note (which would include the holding period of the Senior Subordinated Note). A holder who has elected under applicable Code provisions to include market discount in income annually as such discount accrues will not, however, be required to treat any gain recognized as ordinary income under these rules. Holders should consult their tax advisors as to the portion of any gain that would be taxable as ordinary income under these provisions.

    NON-UNITED STATES HOLDERS. An investment in the Exchange Notes by a Non-United States holder generally will not give rise to any United States federal income tax consequences if the interest received or any gain recognized on the sale, redemption or other disposition of the Exchange Notes by such holder is not treated as effectively connected with the conduct by such holder of a trade or business in the United States, and in the case of gains derived by an individual, such individual is not present in the United States for 183 days or more and certain other requirements are met. Under current Treasury regulations, in order to avoid back-up withholding of 31% on payments of interest (i) a Non-United States holder of the Exchange Notes generally must certify to the issuer or its agent, under penalties of perjury, that it is not a United States person and complete and provide the payor with a U.S. Treasury Form W-8 (or a suitable substitute form), which includes its name and address, or (ii) a securities clearing organization, bank or other financial organization that holds customers' securities in the ordinary course of business (a "financial institution") and holds the Exchange Note, must certify under penalties of perjury that such a Form W-8 (or suitable substitute form) has been received from the beneficial owner of the Exchange Notes by it or by a financial institution between it and the beneficial owner, and must furnish the payor with a copy thereof.

    On April 22, 1996, the Internal Revenue Service proposed regulations (the "Proposed Regulations") that, if enacted in their current form, could affect the procedures to be followed by a Non-United States holder in establishing such holder's status as a Non-United States holder for purposes of the backup withholding rules discussed above. The Proposed Regulations, if adopted in their current form, generally would be effective for payments made after December 31, 1997. Prospective investors should consult their tax advisors concerning the potential adoption of the Proposed Regulations and the potential effect of such regulations on an investment in the Exchange Notes.

                                 CAPITALIZATION


    The following table sets forth the historical capitalization of the Company at June 27, 1997 after giving effect to the Transaction and the Initial Offering and the application of the net proceeds therefrom as if they occurred on such date. This table should be read in conjunction with "Use of Proceeds," "Selected Historical and Pro Forma Financial Information," "Unaudited Pro Forma Financial Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and the notes thereto, all included elsewhere in this Prospectus.



                                                                                                  HISTORICAL AS OF
                                                                                                   JUNE 27, 1997
                                                                                                  ----------------
                                                                                                    (DOLLARS IN
                                                                                                     THOUSANDS)
Cash............................................................................................     $    8,638
                                                                                                       --------
                                                                                                       --------
Long-term debt (including current portion):
  Senior Credit Facility(a).....................................................................     $       --
  Senior Subordinated Notes due 2004............................................................         70,000
  Other debt and capital lease obligations(b)...................................................          1,054
                                                                                                       --------
    Total long-term debt........................................................................         71,054

Shareholders' equity(c):
  Common stock..................................................................................              1
  Additional paid-in capital....................................................................         27,567
  Accumulated Deficit...........................................................................            (99)
                                                                                                       --------
      Total shareholders' equity................................................................         27,469
                                                                                                       --------
      Total capitalization......................................................................     $   98,523
                                                                                                       --------
                                                                                                       --------


---------------------


(a) The Senior Credit Facility provides for borrowings of up to $25.0 million subject to availability under a borrowing base. No revolving credit loans were drawn at June 27, 1997. See "Description of the Senior Credit Facility."



(b) Includes current portion of long-term debt of $894,000.



(c) Shareholders' equity reflects cash paid by the Purchasers of $20.0 million and the issuance of the Seller Notes of $9.8 million in connection with the Transaction, less certain costs of the Transaction of $2.2 million.

            SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION


    The following table presents selected historical and pro forma financial information of the Company, as of the dates and for the periods indicated. The historical financial information as of April 2, 1993, April 1, 1994, March 31, 1995, March 29, 1996 and March 28, 1997 and for each of the five years in the period ended March 28, 1997 has been derived from the Predecessor's financial statements, which have been audited by Ernst & Young LLP. The historical financial information of the Predecessor as of the thirteen week period ended June 28, 1996, the six week period ended May 9, 1997, and of the Company as of the seven week period ended June 27, 1997, has been derived from unaudited Financial Statements of the Predecessor and Company, respectively, and, in the opinion of Management, includes all adjustments necessary for a fair presentation of results of operations for these periods. The unaudited pro forma financial information for the year ended March 28, 1997 and the thirteen weeks ended June 27, 1997 gives effect to the Transaction, the Initial Offering and the application of the net proceeds therefrom and the anticipated closure of the Company's Houston manufacturing facility as if they had occurred on March 30, 1996. The pro forma financial information does not purport to represent what the Company's results of operations would have been if such events had occurred at the dates indicated, nor does such information purport to project the results of the Company for any future period. The selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Offering Memorandum.


                                                                                                                      PREDECESSOR
                                                                                                                      -----------
                                                                                                                       13 WEEKS
                                                                   PREDECESSOR                             COMPANY
                                          -------------------------------------------------------------  -----------
                                                                      FISCAL YEAR ENDED
                                          --------------------------------------------------------------------------     ENDED
                                                                                                          PRO FORMA   -----------
                                           APRIL 2,    APRIL 1,    MARCH 31,    MARCH 29,    MARCH 28,    MARCH 28,    JUNE 28,
                                             1993        1994        1995         1996         1997         1997         1996
                                          ----------  ----------  -----------  -----------  -----------  -----------  -----------
                                                                          (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Net sales:
    Aluminum window sales...............  $   89,581  $   96,348   $ 100,985    $ 130,299    $ 126,083    $ 112,165       36,577
    Vinyl window sales..................       3,509       7,758      15,259       22,938       29,055       29,055        7,489
    Other sales.........................      18,874      19,060      20,940       20,034       19,263       19,263        5,330
                                          ----------  ----------  -----------  -----------  -----------  -----------  -----------
    Total net sales.....................     111,964     123,166     137,184      173,271      174,401      160,483       49,396
  Cost of products sold.................      88,432      96,964     106,760      133,337      131,474      117,513       37,580
                                          ----------  ----------  -----------  -----------  -----------  -----------  -----------
    Gross profit........................      23,532      26,202      30,424       39,934       42,927       42,970       11,816
  Selling, general and administrative...      18,903      20,723      23,620       31,498       32,724       30,280        8,011
                                          ----------  ----------  -----------  -----------  -----------  -----------  -----------
    Income from operations..............       4,629       5,479       6,804        8,436       10,203       12,690        3,805
  Interest expense, net.................       4,053       4,282       4,843        6,125        5,381        8,248        1,474
  Other expenses........................         150         150         359          753          577           --          140
                                          ----------  ----------  -----------  -----------  -----------  -----------  -----------
    Income (loss) before income taxes &
      extraordinary items...............         426       1,047       1,602        1,558        4,245        4,442        2,191
  Income tax expense (benefit)..........         300         612         833          753        1,892        1,942          880
  Extraordinary loss(a).................          --          --         552           --           --           --           --
                                          ----------  ----------  -----------  -----------  -----------  -----------  -----------
    Net income (loss)...................  $      126  $      435   $     217    $     805    $   2,353    $   2,500    $   1,311
                                          ----------  ----------  -----------  -----------  -----------  -----------  -----------
                                          ----------  ----------  -----------  -----------  -----------  -----------  -----------
BALANCE SHEET DATA (AT PERIOD END):
  Working capital.......................  $   15,690  $   15,481   $  17,980    $  14,340    $  17,301
  Total assets..........................      60,624      59,504      70,666       76,769       73,077
  Long term Obligations.................      38,924      36,979      41,282       44,933       43,327
  Redeemable preferred stock............       4,296       4,483       4,720        5,312        6,119
  Shareholders' equity(f)...............       1,962       1,960       1,740        1,953        3,913
OTHER FINANCIAL DATA:
  Net cash provided by (used in)
    operating activities................       2,607       5,448         949        8,348        4,400                      (668)
  Net cash used in investing
    activities..........................      (2,707)     (1,909)     (4,515)      (9,285)      (3,234)                     (672)
  Net cash provided by (used in)
    financing activities................         106      (3,436)      3,445        1,006       (1,117)                    1,347
  EBITDA(b).............................  $    8,611  $    9,555   $  11,055    $  12,681    $  15,069    $  16,916        5,075
  Adjusted EBITDA(c)....................       8,853       9,794      11,536       13,160       15,426       17,273        5,149
  Depreciation and amortization.........       3,982       4,076       4,251        4,245        4,866        4,226        1,270
  Capital expenditures..................       1,854       2,043       4,628        5,631        3,516        3,516          683
  Cash interest expense(d)..............       3,626       3,794       4,261        5,467        4,725        7,865        1,246
  Ratio of Adjusted EBITDA to cash
    interest expense....................                                                                        2.2x
  Ratio of earnings to fixed
    charges(e)..........................         1.1x        1.2x        1.3x         1.2x         1.6x         1.5x         2.2x

                                                             COMPANY
                                                     -----------------------

                                           6 WEEKS    7 WEEKS     13 WEEKS

                                                       ENDED        ENDED
                                            ENDED    ----------  -----------
                                          ---------               PRO FORMA
                                           MAY 9,     JUNE 27,    JUNE 27,
                                            1997        1997        1997
                                          ---------  ----------  -----------

STATEMENT OF OPERATIONS DATA:
  Net sales:
    Aluminum window sales...............     13,727      15,873      27,151
    Vinyl window sales..................      4,035       4,717       8,752
    Other sales.........................      2,333       3,091       5,424
                                          ---------  ----------  -----------
    Total net sales.....................     20,095      23,681      41,327
  Cost of products sold.................     14,852      18,300      30,837
                                          ---------  ----------  -----------
    Gross profit........................      5,243       5,381      10,490
  Selling, general and administrative...      3,765       4,501       7,880
                                          ---------  ----------  -----------
    Income from operations..............      1,478         880       2,610
  Interest expense, net.................        587       1,104       2,049
  Other expenses........................      3,350          --       3,350
                                          ---------  ----------  -----------
    Income (loss) before income taxes &
      extraordinary items...............     (2,459)       (224)     (2,789)
  Income tax expense (benefit)..........       (846)       (125)       (844)
  Extraordinary loss(a).................        715          --          --
                                          ---------  ----------  -----------
    Net income (loss)...................  $  (2,328) $      (99)  $  (1,945)
                                          ---------  ----------  -----------
                                          ---------  ----------  -----------
BALANCE SHEET DATA (AT PERIOD END):
  Working capital.......................                 26,940
  Total assets..........................                124,733
  Long term Obligations.................                 71,054
  Redeemable preferred stock............                     --
  Shareholders' equity(f)...............                 27,469
OTHER FINANCIAL DATA:
  Net cash provided by (used in)
    operating activities................      2,448      (2,533)
  Net cash used in investing
    activities..........................       (155)       (331)
  Net cash provided by (used in)
    financing activities................      1,983       7,044
  EBITDA(b).............................      2,013       1,826       3,989
  Adjusted EBITDA(c)....................      2,013       1,826       3,989
  Depreciation and amortization.........        535         946       1,379
  Capital expenditures..................        198         347         545
  Cash interest expense(d)..............        543       1,033       1,967
  Ratio of Adjusted EBITDA to cash
    interest expense....................                                2.2x
  Ratio of earnings to fixed
    charges(e)..........................       (1.3)x         .9x       (0.2)x


      See Notes to Selected Historical and Pro Forma Financial Information

        NOTES TO SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION


(a) The Company recorded an extraordinary loss of $552,000 which is net of a tax benefit of $297,000 and $715,000 which is net of tax benefit of $369,000, related to the write-off of debt issuance costs and an original issue discount in connection with its September 1994 debt refinancing and May 1997 Initial Offering, respectively.


(b) The Company defines EBITDA as income from operations before depreciation and amortization. The Company includes information concerning EBITDA because it is used by certain investors as a measure of the Company's ability to service debt. EBITDA should not be considered in isolation or as a substitute for net income or cash flows from operating activities presented in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. In addition, the EBITDA measures presented may not be comparable to other similarly titled measures of other companies.

(c) The following items were included in the results of operations and have been eliminated to calculate "Adjusted EBITDA:"

                                                            FISCAL YEAR ENDED                                      13 WEEKS
                           ------------------------------------------------------------------------------------      ENDED
                                                                                                    PRO FORMA    -------------
                            APRIL 2,     APRIL 1,      MARCH 31,      MARCH 29,      MARCH 28,      MARCH 28,      JUNE 28,
                              1993         1994          1995           1996           1997           1997           1996
                           -----------  -----------  -------------  -------------  -------------  -------------  -------------
                                                                 (DOLLARS IN THOUSANDS)

Closed distribution
  facilities(i)..........   $     242    $     239     $     481      $     416      $      --      $      --      $      --
Interruption of
  operations at joint
  venture(ii)............          --           --            --             63            357            357             74
                                -----        -----         -----          -----          -----          -----            ---
  Total adjustments......   $     242    $     239     $     481      $     479      $     357      $     357      $      74
                                -----        -----         -----          -----          -----          -----            ---
                                -----        -----         -----          -----          -----          -----            ---

                                                       13 WEEKS
                             6 WEEKS      7 WEEKS        ENDED
                              ENDED        ENDED     -------------
                           -----------  -----------    PRO FORMA
                             MAY 9,      JUNE 27,      JUNE 27,
                              1997         1997          1997
                           -----------  -----------  -------------

Closed distribution
  facilities(i)..........   $      --    $      --     $      --
Interruption of
  operations at joint
  venture(ii)............          --           --            --
                                -----        -----         -----
  Total adjustments......   $      --    $      --     $      --
                                -----        -----         -----
                                -----        -----         -----


     (i) Represents EBITDA losses for six distribution facilities that the Company no longer operates.

     (ii) Represents the incremental costs of puchasing aluminum raw materials from outside suppliers and the Company's lost earnings recorded under the equity method of accounting during an interruption in operations due to a fire at the Company's aluminum reprocessing joint venture. The Company's aluminum joint venture has resumed operations at production levels similar to those prior to the fire.

(d) Cash interest expense represents total interest expense less the amortization of debt issuance costs.

(e) For purposes of calculating the ratio of earnings to fixed charges, "earnings" represent income before extraordinary loss plus fixed charges. "Fixed charges" consist of interest on all indebtedness, amortization of deferred financing costs, accretion of redeemable put warrants issued by Holdings, and the portion of rent expense that management believes is representative of the interest component of rent expense on operating leases (approximately one-third of total rent expense).


(f) In connection with the closing of the Transaction, the Company recorded an extraordinary charge of approximately $715,000 which is net of a tax benefit of approximately $369,000, relating to the extinguishment of debt with proceeds of the Initial Offering. In addition, the Company recorded a charge of approximately $2,004,000 which is net of a tax benefit of approximately $1,177,000, relating to incentive stock units. The incentive stock unit holders received approximately $2,227,000 in cash and $954,000 in Seller Notes.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

    The following unaudited pro forma financial statements of the Company are based on the Consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Offering Memorandum, as adjusted to give pro forma effect to the Transaction, the Offering and the application of the net proceeds therefrom and the anticipated closure of the Company's Houston manufacturing facility.


    The unaudited pro forma income statements of the Company for the thirteen week period ended June 27, 1997 and the year ended March 28, 1997 give pro forma effect to the Transaction, the Initial Offering and the application of the net proceeds therefrom and the anticipated closure of the Company's Houston manufacturing facility as if they had occurred on March 30, 1996. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The Transaction was accounted for using the purchase method of accounting in accordance with Accounting Principles Board Opinion 16 "Business Combinations." The unaudited pro forma financial statements do not purport to represent what the Company's results of operations would have been if such events had occurred at the dates indicated, nor do such statements purport to project the results of the Company for any future period. The unaudited pro forma financial statements should be read in conjunction with the Consolidated Financial Statements of the Company and the notes thereto included elsewhere in this Offering Memorandum.

                        RELIANT BUILDING PRODUCTS, INC.



                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS



                   FOR THE THIRTEEN WEEKS ENDED JUNE 27, 1997
                             (DOLLARS IN THOUSANDS)



                                                                HISTORICAL
                                                           --------------------                   PRO FORMA
                                                                                               ----------------
                                                            6 WEEKS    7 WEEKS
                                                             ENDED      ENDED                   13 WEEKS ENDED
                                                           ---------  ---------                ----------------
                                                            MAY 9,    JUNE 27,    PRO FORMA        JUNE 27,
                                                             1997       1997     ADJUSTMENTS         1997
                                                           ---------  ---------  ------------  ----------------
Net sales................................................     20,095     23,681     (2,449)(a)        41,327
Cost of products sold....................................     14,852     18,300     (2,214)(a)        30,837
                                                                                      (101)(b)
                                                           ---------  ---------  ------------       --------
Gross profit.............................................      5,243      5,381       (134)           10,490
Selling, general and administrative......................      3,765      4,501       (435)(a)         7,880
                                                                  --         --         49(c)
                                                           ---------  ---------  ------------       --------
Income from operations...................................      1,478        880        252             2,610
Interest expense, net....................................        587      1,104        358(d)          2,049
Other expenses...........................................      3,350         --         --             3,350
                                                           ---------  ---------  ------------       --------
Loss before income taxes & extraordinary items...........     (2,459)      (224)      (106)           (2,789)
Income tax (benefit).....................................       (846)      (125)       127(e)           (844)
                                                           ---------  ---------  ------------       --------
Loss before extraordinary loss...........................     (1,613)       (99)      (233)           (1,945)
Extraordinary loss, net of tax benefit...................        715         --       (715)(f)            --
                                                           ---------  ---------  ------------       --------
Net income (loss)........................................  $  (2,328) $     (99) $     482        $   (1,945)
                                                           ---------  ---------  ------------       --------
                                                           ---------  ---------  ------------       --------
OTHER DATA:
EBITDA (g)...............................................  $   2,013  $   1,826  $     150        $    3,989
                                                           ---------  ---------  ------------       --------
                                                           ---------  ---------  ------------       --------

                        RELIANT BUILDING PRODUCTS, INC.

             NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS


(a) Reflects the elimination of the historical results of operations for the Company's Houston manufacturing facility, which the Company anticipates closing in connection with the Transaction. The elimination of the historical cost of products sold includes $50,000 historical depreciation expense recorded for the Company's Houston manufacturing facility for the thirteen weeks ended June 27, 1997.


(b) Reflects decrease in depreciation as a result of the adjustments to property, plant, and equipment to reflect the allocation of the estimated fair value.

(c) Reflects net increase in amortization resulting from the additional goodwill created as a result of the Transaction. A life of 40 years has been assigned to goodwill.

(d) Reflects net increase in interest expense resulting from the Offering and the Transaction as follows (dollars in thousands):


                                                                                                 13 WEEKS
                                                                                                   ENDED
                                                                                               JUNE 27, 1997
                                                                                              ---------------
Elimination of historical interest expense related to debt that will be repaid as a result
  of the Initial Offering...................................................................     $    (579)
Interest resulting from the issuance of the Notes at 10.875%................................           878
Amortization of the $2,600 of debt issuance costs related to the Notes and Senior Credit
  Facility..................................................................................            45
Estimated line of credit fees related to the Senior Credit Facility.........................            14
                                                                                                    ------
                                                                                                 $     358
                                                                                                    ------
                                                                                                    ------



(e) Net change in provision for income taxes as a result of notes (a)-(d) and additional goodwill amortization which is not deductible for tax purposes.



(f) Reflects the elimination of historical extraordinary loss relating to the extinguishment of debt with proceeds of the Initial Offering.



(g) EBITDA should not be considered in isolation or as a substitute for net income or cash flows from operating activities presented in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

                        RELIANT BUILDING PRODUCTS, INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                       FOR THE YEAR ENDED MARCH 28, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                     PRO FORMA
                                                                       HISTORICAL   ADJUSTMENTS    PRO FORMA
                                                                       -----------  ------------  -----------
Net sales............................................................  $   174,401   $  (13,918)(a) $   160,483
Cost of products sold................................................      131,474      (13,086)(a)     117,513
                                                                                           (875)(b)
                                                                       -----------  ------------  -----------
Gross profit.........................................................       42,927           43        42,970
Selling, general and administrative..................................       32,724       (2,867)(a)      30,280
                                                                                            423(c)
                                                                       -----------  ------------  -----------
Income from operations...............................................       10,203        2,487        12,690
Interest expense, net................................................        5,381        2,867(d)       8,248
Other expenses.......................................................          577         (350)(e)          --
                                                                                           (227)(f)
                                                                       -----------  ------------  -----------
Income before income taxes...........................................        4,245          197         4,442
Income tax expense...................................................        1,892           50(g)       1,942
                                                                       -----------  ------------  -----------
Net income...........................................................  $     2,353   $      147   $     2,500
                                                                       -----------  ------------  -----------
                                                                       -----------  ------------  -----------

OTHER DATA:
Adjusted EBITDA(h)...................................................  $    15,426   $    1,847   $    17,273
                                                                       -----------  ------------  -----------
                                                                       -----------  ------------  -----------

                        RELIANT BUILDING PRODUCTS, INC.



             NOTES TO UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS



(a) Reflects the elimination of the historical results of operations for the Company's Houston manufacturing facility, which the Company anticipates closing in connection with the Transaction. The elimination of the historical cost of products sold includes $188,000 historical depreciation expense recorded for the Company's Houston manufacturing facility for the year ended March 28, 1997.



(b) Reflects decrease in depreciation as a result of the adjustments to property, plant, and equipment to reflect the allocation of the estimated fair value.



(c) Reflects net increase in amortization resulting from the additional goodwill created as a result of the Transaction. A life of 40 years has been assigned to goodwill.



(d) Reflects net increase in interest expense resulting from the Offering and the Transaction as follows (dollars in thousands):



                                                            FISCAL
                                                          YEAR ENDED
                                                        MARCH 28, 1997
                                                        --------------
    Elimination of historical interest expense related
      to debt that will be repaid as a result of the
      Initial Offering................................  $      (5,264)
    Interest resulting from the issuance of the Notes
      at 10.875%......................................          7,613
    Amortization of the $2,600 of debt issuance costs
      related to the Notes and Senior Credit
      Facility........................................            393
    Estimated line of credit fees related to the
      Senior Credit Facility..........................            125
                                                              -------
                                                        $       2,867
                                                              -------
                                                              -------




(e) Represents management fees charged to the Company by the former owners that will cease with the Transaction.



(f) To reflect elimination of accretion of redeemable common stock warrants that are being redeemed with proceeds of the Initial Offering.



(g) Net change in provision for income taxes as a result of notes (a)-(f) and additional goodwill amortization which is not deductible for tax purposes.



(h) The following items were included in the results of operations and have been eliminated to calculate "Adjusted EBITDA" (see Notes to Summary Historical and Pro Forma Financial Information for a definition of EBITDA) (dollars in thousands):



                                                                     FISCAL
                                                                   YEAR ENDED
                                                                    MARCH 28,
                                                                      1997
                                                                  -------------
    Interruption of operations at joint venture(1)..............  $      357
                                                                       -----
      Total Adjustments.........................................  $      357
                                                                       -----
                                                                       -----




       (1) Represents the incremental costs of purchasing aluminum raw materials from outside suppliers and the Company's lost earnings recorded under the equity method of accounting during an interruption in operations due to a fire at the Company's aluminum reprocessing joint venture. The Company's aluminum joint venture has resumed operations at production levels similar to those prior to the fire.



          Adjusted EBITDA should not be considered in isolation or as a substitute for net income or cash flows from operating activities presented in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

    The Company is one of the nation's largest manufacturers of aluminum and vinyl-framed windows for the residential new construction market. Accordingly, its market is influenced by demographic, as well as regional and national economic trends, such as household and job formation rates, interest rates, population shifts, consumer credit availability and consumer confidence. The Company's products are marketed under well recognized brand names, including ALENCO and GAPCO, and are sold through over 200 distributors. Total window net sales accounted for 89.0% of the Company's total net sales in fiscal year 1997, of which aluminum and vinyl window net sales accounted for 72.3% and 16.7%, respectively. Aluminum window net sales increased at a CAGR of 9.2% from $81.3 million in fiscal year 1992 to $126.1 million in fiscal year 1997. For the same period, vinyl window net sales increased at a CAGR of 67.6% from $2.2 million in fiscal year 1992 to $29.1 million in fiscal year 1997.

    Management attributes growth in its vinyl window sales to the improvement in the appearance and quality of vinyl windows, more competitively priced product designs and increased demand for energy efficient products in many markets. The Company recognized the potential for growth in sales of vinyl windows early in the product life cycle and established vinyl window manufacturing capabilities at four of its five residential window manufacturing facilities. The Company believes that it is well positioned to continue its expansion in the Vinyl Segment and intends to leverage its well recognized brand names, broad product line and established distribution network in an effort to increase its sales of vinyl windows. The Company intends to achieve this growth by increasing sales to existing distributors and by entering new geographic markets.

    The Company supplements its window business through the manufacture of related products such as processed glass, custom aluminum extrusion and window components for the Company's internal needs and for sale to third parties. The Company believes that these products provide it with a low-cost, reliable source of parts and components and reduce working capital requirements. The sale of processed glass, custom aluminum extrusion and window components to third parties accounted for 11.0% of total net sales in fiscal year 1997. Sales of the Company's supplemental products to third parties increased at a CAGR of 13.2% from $10.4 million in fiscal year 1992 to $19.3 million in fiscal year 1997.

    The Company's net sales increased at a CAGR of 13.2% from $93.8 million in fiscal year 1992 to $174.4 million in fiscal year 1997. The Company attributes this growth primarily to an increase in product demand and market share gains in its Primary Market as well as the Company's expansion into new geographic markets. The Company attributes its increase in market share to the expansion of its vinyl window product line, its well recognized brand names and enhanced customer service.

COST REDUCTION INITIATIVES

    The Company expects to benefit from more than $5.0 million of annual cost reductions over the next three years. Approximately $1.2 million of these cost reductions are associated with previously implemented initiatives that were completed in the fourth quarter of fiscal year 1997, including the automation of labor intensive operations and strategic initiatives with key raw material suppliers. The balance of the annual cost reductions, or approximately $3.8 million, is associated with new initiatives that the Company intends to implement over the next two years, including: (i) improvements in manufacturing processes; (ii) materials cost reductions; (iii) continued improvements in information systems; and (iv) additional factory automation. However, a large portion of these cost savings will likely not be achieved until fiscal year 1999 and there can be no assurance that any such additional cost savings can be achieved or, specifically, that they can be achieved within three years.

HOUSTON OPERATIONS

    The Houston facility was acquired in April 1995 to penetrate the value priced segment of the market, further penetrate the multi-family housing market and provide capacity in support of the Company's marketing initiatives in the retail channel of distribution. At the time of the acquisition, the facility was experiencing operating losses and has continued to do so since its acquisition.

    As a result, it is currently anticipated that the facility will be closed and its production will be consolidated into the Company's other operating facilities. For fiscal year 1997, the Houston facility had net sales of $13.9 million and an EBITDA loss of $1.8 million. The Company's goal is to serve all the Houston facility's current customers out of its other manufacturing facilities. The Company believes that the combined operations will better serve its customers and achieve reductions in operating expenses as overhead expenses from the Houston facility are consolidated, duplicate functions are eliminated and other savings are realized. However, there can be no assurance that the Company will be able to consolidate successfully the Houston facility's operations into the Company's other operating facilities and achieve such reductions in operating expenses.

RESULTS OF OPERATIONS


    The following table which combines the results of the Predecessor and Company for the thirteen weeks ended June 27, 1997 sets forth for the periods indicated certain historical income statement data derived from the Company's consolidated statements of income expressed in dollars and as a percentage of net sales:


                                                       FISCAL YEARS ENDED                              THIRTEEN WEEKS ENDED
                                ----------------------------------------------------------------  -------------------------------
                                   MARCH 31, 1995        MARCH 29, 1996        MARCH 28, 1997                           JUNE 27,
                                                                                                     JUNE 28, 1996        1997
                                --------------------  --------------------  --------------------  --------------------  ---------
                                                                     (DOLLARS IN THOUSANDS)

Net sales.....................  $ 137,184      100.0% $ 173,271      100.0% $ 174,401      100.0% $  49,396      100.0% $  43,776
Cost of products sold.........    106,760       77.8    133,337       77.0    131,474       75.4     37,580       76.1     33,152
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Gross profit..................     30,424       22.2     39,934       23.0     42,927       24.6     11,816       23.9     10,624
Selling, general and
  administrative..............     23,620       17.2     31,498       18.2     32,724       18.8      8,011       16.2      8,266
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income from operations........      6,804        5.0      8,436        4.8     10,203        5.8      3,805        7.7      2,358
Interest expense, net.........      4,843        3.5      6,125        3.5      5,381        3.1      1,474        3.0      1,691
Other expenses................        359        0.3        753        0.4        577         .3        140        0.3      3,350
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before income taxes &
  extraordinary items.........      1,602        1.2      1,558        0.9      4,245        2.4      2,191        4.4     (2,683)
Income tax expense
  (benefit)...................        833        0.6        753        0.4      1,892        1.1        880        1.8       (971)
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Income before extraordinary
  loss........................        769        0.6        805        0.5      2,353        1.3      1,311        2.6     (1,712)
Extraordinary loss, net of
  tax.........................        552        0.4         --         --         --         --         --         --        715
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss).............  $     217        0.2% $     805        0.5% $   2,353        1.3% $   1,311        2.6% $  (2,427)
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Adjusted EBITDA...............  $  11,536        8.4% $  13,160        7.6% $  15,426        8.8% $   5,075       10.3% $   3,839
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------



Net sales.....................      100.0%
Cost of products sold.........       75.7
                                ---------
Gross profit..................       24.3
Selling, general and
  administrative..............       18.9
                                ---------
Income from operations........        5.4
Interest expense, net.........        3.9
Other expenses................        7.7
                                ---------
Income before income taxes &
  extraordinary items.........      (6.2)
Income tax expense
  (benefit)...................      (2.2)
                                ---------
Income before extraordinary
  loss........................      (4.0)
Extraordinary loss, net of
  tax.........................        1.5
                                ---------
Net income (loss).............      (5.5)%
                                ---------
                                ---------
Adjusted EBITDA...............        8.8%
                                ---------
                                ---------



    FIRST QUARTER OF FISCAL YEAR 1998 COMPARED TO FIRST QUARTER OF FISCAL YEAR
     1997



    The following discussion compares the historical quarter ended June 27, 1997 results to the historical quarter ended June 28, 1996 results.



    NET SALES. Net Sales decreased $5.6 million, or 11.4%, from $49.4 million in the first quarter of fiscal year 1997 to $43.8 million in the first quarter of fiscal year 1998. As expected, subsequent to the announcement of the closing of the Company's Houston operations, sales decreased significantly. The planned closing and consolidation of the Houston operations into Bryan, Texas is on schedule. During this same period, average single family housing starts weighted by state sales in the Company's primary market were down 5.6%.

    Comparing the first quarter of fiscal year 1997 to the first quarter of fiscal year 1998, aluminum window sales were down $6.8 million, or 19.9%. Excluding the effect of the Houston operations, the decline was $4.0 million or 13.8%. Vinyl window sales reflected an increase of $1.2 million, or 15%. The decrease in aluminum window sales is primarily due to the Living Windows operations, reduced housing starts, and customer conversion to vinyl windows. The vinyl window sales growth is primarily due to increased market penetration in California, Georgia, Missouri, and Kansas, as well as aluminum customers' converting to vinyl windows.



    COST OF PRODUCTS SOLD. Cost of products sold decreased $4.4 million from $37.6 million for the first three months of fiscal year 1997 to $33.2 million during the comparable period of fiscal year 1998. Expressed as a percentage of net sales, cost of products sold decreased from 76.1% for the first quarter of fiscal year 1997 to 75.7% for the comparable period of fiscal year 1998. This improvement was primarily due to (i) a reduction in material and labor costs associated with automated glass cutting and insulated glass manufacturing and
(ii) a decrease in other direct manufacturing costs at the Company's Fresno, California and Houston, Texas operations. These gains were partially offset by purchase accounting adjustments of $.6 million of amortization of the increase in the carrying value of inventory and equipment and George Group consulting fees and expenses of $.1 million.



    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased from $8.0 million in the first quarter of fiscal year 1997 to $8.3 million for the comparable period of fiscal year 1998. Expressed as a percentage of net sales, selling, general and administrative expenses increased from 16.2% in fiscal year 1997 to 18.9% for the comparable period of fiscal year 1998. This increase primarily reflects the fixed nature of these expenses compared to lower net sales.



    INTEREST EXPENSE. Interest expense increased $.2 million from $1.5 million in the first quarter of fiscal year 1997 to $1.7 million for the comparable period of fiscal year 1998. This increase is due to higher average debt levels during the first quarter of fiscal year 1998 when compared to the first quarter of fiscal year 1997.



    INCOME TAX EXPENSE. The Company's effective income tax rate was 40.2% for the first three months of fiscal year 1997 as compared to an effective income tax rate of 36.2% for the comparable period of fiscal year 1998.


    FISCAL YEAR ENDED MARCH 28, 1997 COMPARED TO FISCAL YEAR ENDED MARCH 29,
     1996

    NET SALES. Net sales increased $1.1 million, or .7%, from $173.3 in fiscal year 1996 to $174.4 in fiscal year 1997. This increase resulted primarily from a $1.8 million increase in window sales partially offset by a decrease in third-party extrusion sales. Aluminum window sales reflected a decrease of $4.2 million, or 3.2%, from $130.3 million in fiscal year 1996 to $126.1 in fiscal 1997, primarily the result of customers' converting to vinyl windows at the Company's Gallatin facility and the loss of single glazed business at Living Windows. Vinyl window sales increased $6.2 million, or 27.1%, from $22.9 in fiscal year 1996 to $29.1 million in fiscal year 1997. This increase in vinyl window sales was primarily the result of improved market penetration in the Company's existing markets, including California, Georgia, Tennessee and Alabama, expansion in new geographic markets and aluminum customers' converting to vinyl windows.

    COST OF PRODUCTS SOLD. Cost of products sold decreased $1.9 million from $133.3 million in fiscal year 1996 to $131.5 million in fiscal year 1997. Expressed as a percentage of net sales, cost of products sold decreased from 77.0% in fiscal year 1996 to 75.4% in fiscal year 1997. This improvement was primarily due to the (i) reduction in aluminum costs and (ii) reduction in material and labor costs associated with automated glass cutting and insulated glass manufacturing at certain of the Company's manufacturing facilities. In addition, fiscal year 1996 included an inventory write-down of approximately

$1.1 million, which was the result of spoilage in excess of standard at the Company's Fresno, California plant that occurred during fiscal year 1996.


    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $1.2 million from $31.5 million in fiscal year 1996 to $32.7 million in fiscal year 1997. Expressed as a percentage of net sales, selling, general and administrative expenses increased from 18.2% in fiscal year 1996 to 18.8% in fiscal year 1997. This increase was primarily related to health and medical insurance expenses of $1.1 million due to increased enrollment and large claims associated with a few employees, and expenses associated with the on-going program to upgrade and fully integrate the Company's information system at all its facilities. These increases were partially offset by a reduction in workers' compensation expense.

    INTEREST EXPENSE. Net interest expense decreased $0.7 million from $6.1 million for fiscal year 1996 to $5.4 million in fiscal year 1997 as a result of a lower debt level and lower interest rates under the Old Credit Facility.

    INCOME TAX EXPENSE. The Company's effective income tax rate was 48.3% for fiscal year 1996 compared to 44.6% in fiscal year 1997. This decrease reflects a decrease in non-deductible expenses (primarily amortization of goodwill) as a percentage of taxable income.

    FISCAL YEAR ENDED MARCH 29, 1996 COMPARED TO FISCAL YEAR ENDED MARCH 31,
     1995

    NET SALES. Net sales increased $36.1 million, or 26.3%, from $137.2 million in fiscal year 1995 to $173.3 million in fiscal year 1996. This increase resulted from a $36.9 million increase in window sales, which was partially offset by a decline in sales of custom aluminum extrusion to third parties due to an increase in internal demand. Of the $36.9 million increase, $5.0 million was due to increased price. Aluminum window sales increased $29.3 million, or 29.0%, from $101.0 million in fiscal year 1995 to $130.3 million in fiscal year 1996 primarily as a result of the acquisition of Living Windows in April 1995, an increase in sales at the Company's Fresno, California facility (which began operations in April 1994) and an increase in the price of aluminum windows charged by the Company. Vinyl window sales increased $7.6 million, or 49.7%, from $15.3 million in fiscal year 1995 to $22.9 million in fiscal year 1996. This increase was primarily related to an increase in demand for the Company's GAPCO vinyl windows and a full year of operations at the Company's Fresno facility.

    COST OF PRODUCTS SOLD. Cost of products sold increased $26.5 million from $106.8 million during fiscal year 1995 to $133.3 million in fiscal year 1996. Expressed as a percentage of sales, cost of products sold decreased from 77.8% in fiscal year 1995 to 77.0% in fiscal year 1996. This improvement was primarily the result of (i) a decrease in labor costs resulting from efficiency improvements at two of the Company's manufacturing facilities, (ii) a reduction in material and labor costs associated with the Company's automation of glass cutting and insulated glass manufacturing at certain of the Company's manufacturing facilities, and (iii) a decrease in workers' compensation costs after the initiation of a safety program in late fiscal year 1995.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased $7.9 million from $23.6 million in fiscal year 1995 to $31.5 million in fiscal year 1996. Expressed as a percentage of net sales, selling, general and administrative expenses increased from 17.2% in fiscal year 1995 to 18.2% in fiscal year 1996. This increase primarily reflects the April 1995 acquisition of Living Windows, which had higher distribution costs as a percentage of net sales than the Company as a whole in fiscal year 1996, and losses incurred in connection with the expansion of operations at the Company's Fresno facility. In addition, fiscal year 1996 included a charge of $0.5 million consisting of settlement costs associated with a product liability case and expenses related to the Company's ongoing program to upgrade and fully integrate the Company's information systems in all its manufacturing facilities.

    INTEREST EXPENSE. Net interest expense increased $1.3 million from $4.8 million in fiscal year 1995 to $6.1 million in fiscal year 1996 as a result of a higher debt level and higher interest rates under the Old Credit Facility.

    INCOME TAX EXPENSE. The Company's effective income tax rate was 52.0% in fiscal year 1995 compared to 48.3% in fiscal year 1996. The decrease in the effective tax rate reflects lower state taxes and a decrease in nondeductible expenses (primarily amortization of goodwill) as a percentage of taxable income in fiscal year 1996.

CYCLICALITY

    Demand for the Company's products is based on the level of new home construction activity. Factors that impact the housing sector of the economy, especially those that impact the level of housing start activity in the Company's Primary Market, may have a direct effect on the financial performance of the Company. The overall strength of the United States economy, interest rates, rate of job formation, consumer confidence and availability of consumer credit, as well as demographic factors such as the rate of household formation and population shifts, have direct bearing on the Company. Housing start declines can adversely impact the Company and no assurance can be given that any such adverse impact would not be material.

SEASONALITY

    Markets for the Company's products are seasonal, with peak activity in the second and third quarters of the year due to increased construction during those periods. The Company expects to use the Senior Credit Facility to meet seasonal variations in its working capital requirements. There can be no assurance, however, that the Senior Credit Facility will be sufficient under all circumstances to meet seasonal variations in the Company's working capital requirements.

RAW MATERIAL COSTS AND INFLATION

    The rate of inflation over recent years has been relatively low and has not had a significant effect on the Company's results. The Company purchases aluminum, vinyl, glass and other raw materials from various suppliers. While all such materials are available from numerous independent suppliers, commodity raw materials are subject to fluctuations in price. There have been historical periods of rapid and significant movements in the price of aluminum, both upward and downward. Historically, the Company has been successful in passing on these increases to its customers after a period of 60 to 90 days. However, there can be no assurance that the Company will continue to be able to do so in the future.

LIQUIDITY AND CAPITAL RESOURCES

    Interest payments on the Notes represent significant obligations of the Company. The Notes require semiannual interest payments commencing November 1, 1997.

    In addition to its debt service obligations, the Company's remaining liquidity demands relate to capital expenditures and working capital needs. For the fiscal year ended March 28, 1997, the Company spent $3.6 million relating to manufacturing automation, vinyl manufacturing equipment, computer systems and maintenance projects. In fiscal year 1998, the Company anticipates that maintenance capital expenditures will total approximately $2.0 million. In addition, expenditures primarily for vinyl manufacturing capacity expansion and manufacturing automation will likely total $2.5 million. The Company's working capital needs are seasonal, and historically have peaked during the second and third quarters. See "--Seasonality."

    The Company's primary sources of liquidity are cash flows from operations and borrowings under the Company's Senior Credit Facility. The Senior Credit Facility provides the Company with a $25.0 million revolving credit loan facility, subject to availability under the borrowing base. At May 30, 1997, the Company was able to borrow $20.9 million under the Senior Credit Facility. See "Description of the Senior Credit Facility." No borrowings under the Senior Credit Facility were outstanding at June 27, 1997. The Company believes that, based on current and anticipated financial performance, cash flow from operations and borrowings under the Senior Credit Facility will be adequate to meet anticipated requirements for capital expenditures, working capital and scheduled interest payments (including interest payments on the Notes and any amounts outstanding under the Senior Credit Facility). However, certain capital expenditure requirements may change, particularly if the Company should complete any acquisitions. The ability of the Company to satisfy its capital requirements will be dependent upon the future financial performance of the Company, which in turn will be subject to general economic conditions and to financial, business and other factors, including factors beyond the Company's control.

    The Company's future operating performance and ability to repay or refinance the Notes will also be subject to future economic conditions and to financial, business and other factors, many of which are beyond the Company's control. See "Risk Factors--Ability to Service Debt; Refinancing of Indebtedness."

ENVIRONMENTAL

    The Company has been named as a potentially responsible party ("PRP") in two superfund sites pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA") (the Chemical Recycling, Inc. site in Wylie, Texas, and the SAAD Trousdale Road Site in Nashville, Tennessee). See "Business--Government Regulation and Environmental Matters." The Company believes that based on the information currently available, including the substantial number of other PRPs and relatively small share allocated to it at such sites, its liability, if any, associated with either of these sites will not have a material adverse effect on the Company's financial condition or its results of operations.

ACCOUNTING PRONOUNCEMENTS

    In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation," which the Company adopted in 1997. SFAS No. 123 establishes optional alternative accounting methods for stock-based compensation as well as new required disclosures. The Company intends to account for stock-based compensation under previously existing accounting guidance. As such, SFAS No. 123 was adopted for disclosure purposes only and does not impact the Company's financial position, operating results or cash flows.

    In March 1995 the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed. As required, the Company adopted Statement 121 in fiscal year 1997 and such adoption did not impact the Company's financial position, operating results or cash flows.

                                    BUSINESS

COMPANY OVERVIEW

    The Company is one of the nation's largest manufacturers of aluminum and vinyl, or non-wood, framed windows for the residential new construction market. The Company believes that it is the largest competitor in the Non-Wood Segment of its Primary Market and that it is the largest or second largest such competitor in each state within its Primary Market. The Company's products are marketed under well recognized brand names, including ALENCO and GAPCO, across all major price points. Sales in the Company's Primary Market represented 84.8% of the Company's fiscal year 1997 window net sales. The Company estimates that it has a 23% market share in the Non-Wood Segment of its Primary Market. The Company's Primary Market includes some of the fastest growing residential housing markets in the United States with a CAGR in housing starts of 7.9% for the five-year period ended December 31, 1996, compared to 5.3% nationally for the same period. The Company's net sales increased at a CAGR of 11.6% from $112.0 million in fiscal year 1993 to $174.4 million in fiscal year 1997.

    Historically, the Company has emphasized the sale of aluminum windows, which are the product of choice in the Company's Primary Market. The Company attributes the preference for aluminum windows in its Primary Market primarily to aluminum's lower cost and the reduced need for thermal efficiency in homes in moderate southern climates. The Company estimates that its market share in the Aluminum Segment of its Primary Market has increased from approximately 23% in fiscal year 1993 to 29% in fiscal year 1997.

    Over the past four years, the Company has increased its focus on the sale of vinyl windows. The Vinyl Segment is the fastest growing segment of the new construction window market, growing at a 39.4% CAGR from 1992 to 1996 on a national basis and at a 63.0% CAGR in the Company's Primary Market over the same period. Demand for vinyl windows increased during this period as manufacturers such as the Company offered more thermally efficient vinyl windows of higher quality and improved appearance at more competitive prices. Over the 1993 to 1995 period, the Company implemented the first phase of a comprehensive vinyl market penetration program, which enabled the Company to manufacture vinyl-framed windows at four of its five residential window manufacturing facilities. The Company increased its vinyl sales from $2.2 million in fiscal year 1992 to $29.1 million in fiscal year 1997. The Company believes that it is well positioned to continue to increase its sales of vinyl windows due to its broad product line, well established distribution base and strategically located manufacturing facilities.

COMPETITIVE STRENGTHS

    The Company believes that it benefits from the following competitive advantages, which have contributed to an increase in net sales and operating income and to the Company's maintenance of its leading market position in the Non-Wood Segment:

    INDUSTRY LEADERSHIP. The Company believes that it is the largest competitor in the Non-Wood Segment of its Primary Market and that it is the largest or second largest such competitor in each state within its Primary Market. The Company believes that its market leadership position, broad product line across all major price points and reputation for high quality provide it with several competitive advantages, including: (i) the ability to attract and retain many of the strongest distributors within its markets; (ii) the ability to serve a customer base on a broad geographic basis; and (iii) economies of scale related to the Company's manufacturing, purchasing and distribution operations. The Company believes that its industry leadership position may also allow it to benefit from the consolidation currently occurring within the Non-Wood Segment.

    WELL RECOGNIZED BRAND NAMES. The Company's ALENCO and GAPCO brand names have been well established in the industry for over 40 years. ALENCO has consistently ranked as the nation's most recognized non-wood window brand name according to BUILDER and PROFESSIONAL BUILDER magazines, two of the leading industry trade publications. The GAPCO brand is regionally focused in the Midwest, Mid-Atlantic and Southeast regions and has achieved a high degree of recognition in those markets. The

Company has established well recognized brand names primarily by providing high-quality products and strong customer service. The Company has successfully leveraged the strength of its brands to expand its product offerings, particularly with regard to vinyl products, and to expand its geographic market coverage. The Company intends to utilize the strength of its brand names to increase its penetration in its existing markets and pursue expansion into new markets.

    STRONG MANUFACTURING AND DISTRIBUTION NETWORK. The Company's strategically located manufacturing facilities allow it to provide its customers with one-stop shopping across all major price points on a cost-effective and timely basis. The Company operates five residential window manufacturing facilities serving over 200 distributors who generally distribute the Company's products on an exclusive basis. The Company attributes its ability to establish exclusive relationships with many of the strongest distributors in its markets to its: (i) broad product offerings across all major price points; (ii) well recognized brand names; (iii) reputation for high quality; and (iv) high level of customer service. These factors have resulted in a loyal distributor base characterized by low turnover. Although the Company does not have any contractual relationships with its distributors, the average tenure of the Company's relationships with its distributors is in excess of 24 years.

    LOW-COST MANUFACTURING. The Company believes that it is one of the lowest cost manufacturers of vinyl and aluminum windows. This advantage is primarily attributable to: (i) centralized purchasing of major raw materials and equipment; (ii) automation of manufacturing processes such as glass cutting and the manufacture of insulated glass; and (iii) vertical integration. The Company believes that it is one of the industry's most vertically integrated non-wood window manufacturers. In addition to extruding and recycling aluminum, the Company produces processed glass and window components, which provide it with a reliable source of high-quality materials.

    CUSTOMER SERVICE. The Company's systems, processes and organization are designed specifically to provide a high level of customer service. The Company believes that it offers its distributors high-quality, competitively priced products and short lead times while maintaining high order-fill rates. The Company's lead time is generally between five to ten working days on a make-to-order basis. Furthermore, on-time delivery and order-fill rates typically run in the 95-98% range, which the Company believes are among the best in the industry.

    EXPERIENCED MANAGEMENT. The Company has assembled a strong and experienced management team at the corporate and operating levels. At the corporate level, the top three members of the senior management team have an average of 15 years of experience with the Company. The Company's operational managers, who manage the Company's six window manufacturing facilities, have an average of ten years of experience with the Company and 25 years of industry experience. Senior executives of the Company own approximately 4% of the outstanding common stock of Holdings.

BUSINESS STRATEGY

    The Company's strategy for enhancing its market leadership position and maximizing profitability and cash flow includes: (i) expanding market penetration in the Vinyl Segment; (ii) expanding into attractive geographic markets; (iii) achieving cost reductions; (iv) expanding into the repair and remodel market; and (v) pursuing selected strategic acquisitions.

    EXPAND PENETRATION IN THE VINYL SEGMENT. The Company believes that it is among the largest manufacturers of residential new construction vinyl windows in the United States, and that no single competitor holds a dominant position in this market. The Vinyl Segment is the fastest growing segment of the window market, growing at a 39.4% CAGR from 1992 to 1996 on a national basis, and a 63.0% CAGR in the Company's Primary Market. The Company recognized the potential for growth in sales of vinyl windows early in the product life cycle and, over the 1993 to 1995 period, established vinyl manufacturing capabilities at four of its five residential window manufacturing facilities. As a result, the Company's sales of vinyl windows increased from $2.2 million in fiscal year 1992 to $29.1 million in fiscal year 1997. The Company believes it is well positioned to continue its expansion in the Vinyl Segment and intends to leverage its well recognized brand names, broad product line and established distribution network in an effort to increase its vinyl window sales. The Company intends to achieve this growth by increasing sales to existing distributors and by entering new geographic markets.

    EXPAND INTO ATTRACTIVE GEOGRAPHIC MARKETS. The Company intends to continue to expand its business by entering geographic areas contiguous to the Company's existing markets, as well as by targeting new markets with attractive growth characteristics. The Company is actively pursuing expansion opportunities in regions that exhibit favorable demographic trends, particularly with respect to population growth, concentration of population base and housing starts. The Company believes that it has advantages in penetrating new markets due to its ability to offer customers well recognized brand name windows, a high level of customer service and one-stop shopping for non-wood windows.

    ACHIEVE COST REDUCTIONS. The Company expects to benefit from more than $5.0 million of annual cost reductions over the next three years. Approximately $1.2 million of these cost reductions are associated with previously implemented initiatives that were completed in the fourth quarter of fiscal year 1997, including the automation of labor intensive operations and strategic initiatives with key raw material suppliers. The balance of the annual cost reductions, or approximately $3.8 million, is associated with new initiatives that the Company intends to implement over the next two years, including: (i) improvements in manufacturing processes; (ii) materials cost reductions; (iii) continued improvements in information systems; and (iv) additional factory automation. However, a large portion of these cost savings will likely not be achieved until fiscal year 1999 and there can be no assurance that any such cost savings can be achieved or, specifically, that they can be achieved within three years.

    EXPAND INTO THE REPAIR AND REMODEL MARKET. The Company believes that the highly fragmented $2.8 billion non-wood repair and remodel market represents a significant opportunity. The repair and remodel market is generally counter-cyclical and provides the Company with the ability to diversify its product mix as well as increase sales. The Company intends to increase its presence in this market by leveraging its well recognized brand names and utilizing its existing strong manufacturing and distribution network to penetrate existing geographic markets and to expand into new markets through selected acquisitions.

    PURSUE SELECTED STRATEGIC ACQUISITIONS. The Company intends to pursue opportunities to make acquisitions that complement and expand its core business or enable the Company to enter new markets for its products. The non-wood new construction and repair and remodel markets are highly fragmented with over 350 manufacturers, the majority of which are small regional manufacturers. The Company believes that significant opportunities exist to make selected strategic acquisitions at attractive valuations. Strategic acquisitions could allow the Company to (i) leverage its well recognized brand names; (ii) achieve cost reductions through purchasing economies and the application of the Company's best manufacturing practices; and (iii) further diversify the Company's geographic, product and market focus, including expansion into the repair and remodel market. However, no assurance can be given that the Company will be able to complete strategic acquisitions at attractive valuations.

INDUSTRY

    The U.S. window industry consists of two segments, residential and commercial. The residential window segment consists of both the new construction and the repair and remodel markets. Total residential window sales in the United States in 1996 were estimated at $7.5 billion, consisting of $1.6 billion in the new construction market and $5.9 billion in the repair and remodel market. The Company primarily competes in the residential new construction market.

    The residential new construction window market is divided into three primary segments according to type of frame material: aluminum, vinyl and wood. The Company primarily competes in the $875 million aluminum and vinyl, or Non-Wood Segment, of the residential new construction window market. The Non-Wood Segment is highly fragmented and historically has consisted of a large number of relatively small, independent businesses serving discrete local markets and a small number of multi-regional operators. Relative to smaller competitors, larger multi-regional operators such as the Company benefit from several competitive advantages, including economies of scale in purchasing, manufacturing and distribution and the ability to attract and retain strong distributors. The Company believes that larger operators such as the Company are less impacted by cyclical downturns in the industry. For example, in its Primary Market, the Company believes it has historically experienced increases in market share during periods of declining market demand.

    The market share of wood, aluminum and vinyl windows in the new construction market varies by region. A homebuilder's or homeowner's choice of frame material is often based upon such considerations as cost, thermal efficiency, maintenance, aesthetic preferences and regional norms. Wood windows are generally the most expensive and are more popular in the colder climates of the northern states. Aluminum windows are generally the least expensive and thermally efficient and are the product of choice in the southern half of the United States. Vinyl windows are generally less expensive and slightly less thermally efficient than wood and more expensive and thermally efficient than aluminum, and compete with low-end wood products and high-end aluminum products. Over the past five years, the new construction and repair and remodel vinyl segment has grown significantly at the expense of both wood and aluminum. The Company attributes this growth primarily to the improvement in the quality of vinyl windows during this time.

    The chart below outlines certain principal characteristics of aluminum, vinyl and wood windows:

                         U.S. RESIDENTIAL WINDOW MARKET

                                           % OF 1996 RESIDENTIAL WINDOW UNITS
                       ILLUSTRATIVE    ------------------------------------------
                           PRICE             TOTAL                  NEW
                         RANGE(A)       RESIDENTIAL(B)        CONSTRUCTION(B)           STRENGTHS              WEAKNESSES
                      ---------------  -----------------  -----------------------  --------------------  -----------------------
Aluminum............       $30-$100             32.4%                 43.7%        -Low cost             -Low perceived
                                                                                   -Strong builder       value
                                                                                   acceptance            -Low thermal
                                                                                   -High durability      efficiency
                                                                                   -Low maintenance

Vinyl...............       $70-$125             36.6%                 23.4%        -High perceived       -Moderate
                                                                                   value                 builder
                                                                                   -Low maintenance      acceptance
                                                                                   -High thermal
                                                                                   efficiency

Wood................      $150-$250             28.7%                 32.7%        -Strong builder       -High cost
                                                                                   acceptance            -High maintenance
                                                                                   -High perceived       -Long delivery
                                                                                   appearance            lead time
                                                                                   -High thermal
                                                                                   efficiency

---------------------

SOURCE: F.W. DODGE AND MANAGEMENT ESTIMATES

(a) Illustrative prices for a standard size window (3'x5') sold to the new construction market.

(b) Totals do not add to 100% due to the exclusion of windows of other material types.

    The U.S. residential window industry segment as a whole has experienced stable growth over the 1992 to 1996 period. Over this period, sales of vinyl units grew at a 12.9% CAGR, compared to CAGRs of (0.7%) for aluminum, 8.0% for wood and 6.0% for the U.S. residential window segment as a whole. Unit volume in the new construction market has increased at a 4.7% CAGR compared to a 6.6% CAGR for the repair and remodel market and a 6.0% CAGR for the U.S. residential window segment as a whole over this period.

    The following chart sets forth the unit data for the aluminum, vinyl and wood segments of the U.S. residential window segment:

                   UNITED STATES RESIDENTIAL WINDOW SALES(A)

                                                                                      1992         1993         1994
                                                                                      -----        -----        -----
                                                                                            (UNITS IN MILLIONS)
Aluminum
  Aluminum new construction......................................................         8.3          7.4          8.0
  Aluminum repair and remodel....................................................        11.1         10.4         11.2
  Total aluminum.................................................................        19.3         17.9         19.2
  Aluminum share of total market.................................................        42.1%        37.5%        35.9%
Vinyl
  Vinyl new construction.........................................................         1.1          1.7          3.2
  Vinyl repair and remodel.......................................................        12.0         14.4         11.6
  Total vinyl....................................................................        13.1         16.1         14.8
  Vinyl share of total market....................................................        28.5%        33.7%        27.7%
Wood
  Wood new construction..........................................................         5.0          5.6          6.0
  Wood repair and remodel........................................................         7.3          7.0         12.0
  Total wood.....................................................................        12.3         12.6         18.0
  Wood share of total market.....................................................        26.7%        26.5%        33.6%

Total new construction(b)........................................................        14.4         14.7         17.2
Total repair and remodel(b)......................................................        31.6         33.0         36.3
                                                                                          ---          ---          ---
      Total United States(b).....................................................        46.0         47.7         53.5
                                                                                          ---          ---          ---
                                                                                          ---          ---          ---

                                                                                                              1992-1996
                                                                                      1995         1996         CAGR
                                                                                      -----        -----     -----------

Aluminum
  Aluminum new construction......................................................         6.7          7.6         (2.3%)

  Aluminum repair and remodel....................................................        11.0         11.3          0.5%
  Total aluminum.................................................................        17.8         18.8         (0.7%)

  Aluminum share of total market.................................................        33.5%        32.4%          --
Vinyl
  Vinyl new construction.........................................................         3.8          4.0         39.4%
  Vinyl repair and remodel.......................................................        12.4         17.2          9.4%
  Total vinyl....................................................................        16.1         21.3         12.9%
  Vinyl share of total market....................................................        30.4%        36.6%          --
Wood
  Wood new construction..........................................................         5.9          5.7          3.0%
  Wood repair and remodel........................................................        12.4         11.0         11.0%
  Total wood.....................................................................        18.3         16.7          8.0%
  Wood share of total market.....................................................        34.5%        28.7%          --
Total new construction(b)........................................................        16.5         17.3          4.7%
Total repair and remodel(b)......................................................        36.6         40.8          6.6%
                                                                                          ---          ---   -----------
      Total United States(b).....................................................        53.1         58.1          6.0%
                                                                                          ---          ---   -----------
                                                                                          ---          ---   -----------

---------------------

SOURCE: F.W. DODGE

(a) Calculations based on actual data.

(b) Totals may be higher than the sum of the above due to the exclusion of windows of other material types.

    Unit growth rates in the Company's Primary Market exceeded the growth rates for the nation as a whole for residential aluminum, vinyl and wood windows for the 1992 to 1996 period. Residential new construction vinyl and aluminum CAGRs were 63.0% and 0.5%, respectively, in the Company's Primary Market compared to 39.4% and (2.3%), respectively, for the nation as a whole over the same period. Overall, residential new construction units in the Company's Primary Market grew at a CAGR of 7.5%, compared to 4.7% for the nation as a whole. In the Company's Primary Market, aluminum is the window material of choice, with an estimated 44.7% market share in 1996.

    The following chart sets forth the unit data for the aluminum, vinyl and wood segments of the residential window segment in the Company's Primary Market:

                   PRIMARY MARKET RESIDENTIAL WINDOW SALES(A)

                                                                                     1992         1993         1994         1995
                                                                                     -----        -----        -----        -----
                                                                                                 (UNITS IN MILLIONS)
Aluminum
  Aluminum new construction.....................................................         5.6          5.0          5.7          5.0
  Aluminum repair and remodel...................................................         4.9          5.2          4.7          4.8
  Total aluminum................................................................        10.6         10.2         10.4          9.8
  Aluminum share of Primary Market..............................................        58.6%        53.8%        47.1%        43.8%
Vinyl
  Vinyl new construction........................................................         0.3          0.7          1.5          2.0
  Vinyl repair and remodel......................................................         3.2          3.6          3.8          3.9
  Total vinyl...................................................................         3.6          4.3          5.2          5.9
  Vinyl share of Primary Market.................................................        19.7%        22.6%        23.8%        26.5%
Wood
  Wood new construction.........................................................         1.8          2.3          2.5          2.5
  Wood repair and remodel.......................................................         1.7          1.7          3.4          3.9
  Total wood....................................................................         3.4          4.1          6.0          6.3
  Wood share of Primary Market..................................................        19.1%        21.5%        27.0%        28.3%

Total new construction(b).......................................................         7.7          8.0          9.7          9.5
Total repair and remodel(b).....................................................        10.3         10.9         12.4         12.9
                                                                                         ---          ---          ---          ---
      Total Primary Market(b)...................................................        18.0         18.9         22.1         22.4
                                                                                         ---          ---          ---          ---
                                                                                         ---          ---          ---          ---

                                                                                              1992-1996
                                                                                    1996        CAGR
                                                                                  ---------  -----------

Aluminum
  Aluminum new construction.....................................................        5.7         0.5%
  Aluminum repair and remodel...................................................        5.5         2.9%
  Total aluminum................................................................       11.3         1.6%
  Aluminum share of Primary Market..............................................       44.7%         --
Vinyl
  Vinyl new construction........................................................        2.1        63.0%
  Vinyl repair and remodel......................................................        5.6        14.5%
  Total vinyl...................................................................        7.7        21.4%
  Vinyl share of Primary Market.................................................       30.6%         --
Wood
  Wood new construction.........................................................        2.4         7.9%
  Wood repair and remodel.......................................................        3.3        18.3%
  Total wood....................................................................        5.7        13.3%
  Wood share of Primary Market..................................................       22.5%         --
Total new construction(b).......................................................       10.3         7.5%
Total repair and remodel(b).....................................................       14.9         9.6%
                                                                                  ---------  -----------
      Total Primary Market(b)...................................................       25.2         8.7%
                                                                                  ---------  -----------
                                                                                  ---------  -----------

---------------------

SOURCE: F.W. DODGE AND MANAGEMENT ESTIMATES

(a) Calculations based on actual data.

(b) Totals may be higher than the sum of the above due to the exclusion of windows of other material types.

    Over the 1992 to 1996 period, housing starts in the Company's Primary Market grew at an 7.9% CAGR compared to 5.3% for the nation as a whole. These higher levels of housing starts contributed to the stronger growth in window unit volumes in the Primary Market compared to the nation as a whole. Furthermore, the Company's Primary Market represented 58.2% of the total U.S. housing starts in 1996 compared to 52.7% in 1992.

                                 HOUSING STARTS

                                                                              1992       1993       1994       1995       1996
                                                                            ---------  ---------  ---------  ---------  ---------
                                                                                            (UNITS IN THOUSANDS)
Total United States.......................................................      1,201      1,288      1,457      1,354      1,476
  % Growth................................................................     --            7.2%      13.1%      (7.1%)       9.0%
Primary Market............................................................        633        699        812        786        859
  % Growth................................................................     --           10.5%      16.1%      (3.2%)       9.3%

                                                                              1992-1996
                                                                                CAGR
                                                                            -------------

Total United States.......................................................          5.3%
  % Growth................................................................           --
Primary Market............................................................          7.9%
  % Growth................................................................           --

---------------------

SOURCE: U.S. CENSUS BUREAU

PRODUCTS

    WINDOWS. The Company manufactures and distributes a broad line of both aluminum and vinyl window products, including insulated and thermal break windows, garden windows, storm windows and doors, single- and double-hung windows, casement windows and sliding doors primarily for use in the new single- and multi-family residential housing market. The Company's products are primarily sold under the ALENCO and GAPCO brand names through a network of independent distributors. ALENCO has consistently ranked as the nation's most recognized non-wood window brand name, according to BUILDER and PROFESSIONAL BUILDER magazines. The GAPCO brand is regionally focused in the Midwest, Mid-Atlantic and Southeast regions and has achieved a high degree of recognition in those markets. In addition to ALENCO and GAPCO, the Company also offers the Living Windows brand to the value-priced segment and the Builders View brand to the retail home center market. The Company provides its customers with a broad range of vinyl and aluminum windows across all major price points.

    The following chart summarizes the Company's window products:

MAJOR BRAND               PRICE RANGE                      BRAND STRATEGY
------------------  -----------------------  -------------------------------------------
ALENCO              Aluminum $35-$80         Offer aluminum and vinyl products across
                    Vinyl $70-$95            good, better and best price points on a
                                             multi-regional basis.

GAPCO               Aluminum $60-$100        Offer aluminum and vinyl products across
                    Vinyl $85-$125           the better and best price points in
                                             selected Midwestern, Mid-Atlantic and
                                             Southeastern regional markets.

Living Windows      Aluminum $30-$65         Offer aluminum windows to the value-priced
                                             market segment.

Builders View       Aluminum $50-$80         Offer aluminum and vinyl windows to the
                    Vinyl $70-$95            retail home center market.

    ALUMINUM EXTRUSION. The Company produces aluminum extrusion to satisfy virtually all its manufacturing needs. To optimize manufacturing efficiency at the Company's aluminum extrusion operation, the Company also sells excess production to third parties. The Company sold approximately 17.1% of its aluminum extrusion output to third parties in fiscal year 1997.

    PROCESSED GLASS. The Company purchases glass from independent suppliers and processes custom glass for its three manufacturing facilities in Texas and for sale to third parties. The Company sells cut, beveled, grooved and tempered glass to manufacturers, glass shops, glazing contractors and retailers, primarily in Texas. The Company sold approximately 80.4% of its processed glass output to third parties in fiscal year 1997.

    OTHER PRODUCTS. The Company also manufactures and sells hinged doors and skylights. These products complement the Company's broad vinyl and aluminum window product lines.

DISTRIBUTION

    The Company's extensive distribution network includes over 200 distributors who generally distribute the Company's products on an exclusive basis. The Company believes it has established relationships with many of the strongest distributors in its markets as a result of its broad product offerings across all major price points, well recognized brand names, reputation for high quality products and commitment to providing the highest levels of service in the industry. These factors have resulted in a loyal distributor base characterized by low turnover. The average tenure of the Company's relationships with its distributors is in excess of 24 years. No single distributor accounted for more than 5% of the Company's total net sales during fiscal year 1997. The Company also owns and operates four distribution facilities, which accounted for approximately 3.6% of the Company's net sales in fiscal year 1997.

    Orders are generally filled within five to ten days of order receipt, with the exception of commercial orders, which have lead times of 90-150 days. Generally, customer orders are delivered to contractors and independent building supply distributors by the Company's fleet of over 85 tractors and 200 trailers. The ALENCO line is typically shipped in truck-load quantities to larger distributors. GAPCO products are typically shipped in smaller lots to local building supply companies and lumber yards.

SALES AND MARKETING

    The Company's highly experienced, commissioned sales force consists of 35 factory sales representatives who provide distributors with ongoing technical, marketing and sales support. These sales representatives have an average of ten years of experience with the Company and generally have long-standing relationships with customers, which the Company believes contributes to customer loyalty. These sales representatives are regionally focused and report to five regional managers in California, Texas, Georgia and Tennessee and a national accounts manager.

    The Company's advertising and promotional efforts consist of a national advertising program in recognized industry publications such as BUILDER, PROFESSIONAL BUILDER and BUILDING PRODUCTS, as well as regional, cooperative advertising with its distributors in local, state and regional publications. The Company also participates in national trade shows, such as the National Association of Home Builders and National Sash and Door Jobbers Association shows. Additionally, the Company participates in prominent regional trade shows such as the Pacific Coast Builder's Congress, as well as other regional shows on a cooperative basis with its distributors.

MANUFACTURING

    The Company is a vertically integrated manufacturer of aluminum and vinyl windows, with six window manufacturing facilities (including the Company's Houston facility) located in four states. The Company believes that its ability to satisfy many of its manufacturing needs, including extruded aluminum, vinyl component parts, screen frames, muntin bars and tempered glass, provides it with an enhanced ability to serve its customers, significant manufacturing flexibility and a reliable supply of low-cost components. The Company also operates an aluminum scrap recasting facility on a joint venture basis, providing approximately one-third of the Company's aluminum billet requirements.

    The Company produces aluminum extrusion to meet virtually all its manufacturing needs. The Company sold approximately 17.1% of its aluminum extrusion to third parties in fiscal year 1997. In the extrusion process, aluminum billets are hydraulically pressed through tooling dies to form the shapes necessary to build window products. The extruded length is then cooled and cut to stock length, tempered and painted, and is then ready to be used in window manufacturing. The extrusion used in the Company's vinyl windows is purchased from a third-party extruder.

    The extrusions (aluminum or vinyl) are then cut down from the stock lengths to shorter lengths for the exterior frame and sash parts of the window products. These parts are fabricated or processed in order to assemble the window. Aluminum window parts are mechanically fastened together for the rectangular frame and sash components. Vinyl window parts are heat-fusion welded to form the comparable frame and sash components.

    While the stock lengths of aluminum and vinyl extrusion are being cut down and processed, glass is cut with the aid of computer controlled glass cutting optimizers and is assembled into the insulating glass units necessary to glaze the window sashes. The insulating glass units are adhered to the sash frames, and hardware and other components are added. The window unit is then complete and ready for shipment.

COMPETITION

    The non-wood new construction and repair and remodel markets are highly fragmented with over 350 manufacturers, the majority of which are small regional manufacturers. No one company holds a dominant position on a national basis. The Company's competitors include Caradon/Better Bilt and Metal Industries, as well as numerous other smaller regional competitors. Competition is generally regional and is based on price, product quality, brand name reputation and customer service.

RAW MATERIALS

    The Company purchases aluminum, vinyl, glass and other raw materials from various suppliers. While all such materials are available from numerous independent suppliers, commodity raw materials are subject to fluctuations in price. There have been historical periods of rapid and significant movements in the price of aluminum, both upward and downward. Historically, the Company has been successful in passing on these increases to its customers after a period of 60 to 90 days. However, there can be no assurance that the Company will continue to be able to do so in the future.

EMPLOYEES

    As of June 27, 1997, the Company employed approximately 2,141 full-time employees, of which approximately 146 were represented by a union (all of whom are employed at the Company's Bryan, Texas facilities). The contract covering the Company's unionized employees expires in December 1998. The Company also hires approximately 300 seasonal employees during the peak season, which lasts from April to October. The Company believes its relationship with its employees is good.

PROPERTIES

    The Company's operations are principally conducted at nine owned or leased facilities. The Company believes that its plants and equipment are modern and well-maintained and provide adequate production capacity to meet the expected demand for its products.

    Listed below are the principal manufacturing facilities operated by the Company.

LOCATION                                                     PRINCIPAL PRODUCT                    OWNED/LEASED
---------------------------------------------  ---------------------------------------------  --------------------
Bryan, Texas.................................  Residential windows                            Owned/leased(a)
Bryan, Texas.................................  Commercial windows                             Owned
Dallas, Texas................................  Residential doors                              Leased
Dallas, Texas................................  Processed glass                                Leased
Fresno, California...........................  Residential windows                            Leased
Gallatin, Tennessee..........................  Residential windows                            Owned
Houston, Texas(b)............................  Residential windows                            Leased
Peachtree City, Georgia......................  Residential windows                            Owned
Peachtree City, Georgia......................  Window components                              Owned

---------------------------

(a) A portion of the facility is owned and a portion of the facility is leased.

(b) The Company anticipates closing this facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Houston Operations."

    In addition, the Company leases space in New Orleans, Louisiana and Phoenix, Arizona for use as distribution facilities and maintains its corporate headquarters in a leased facility in Dallas, Texas.

LEGAL PROCEEDINGS

    The Company is involved from time to time in litigation arising in the ordinary course of its business, none of which is expected to have a material adverse effect on the Company.

INTELLECTUAL PROPERTY

    The Company holds no licenses, patents or copyrights. However, ALENCO is a registered trademark of the Company, and GAPCO, ALENCO, Living Windows, and Builders View are trade names used in and associated with the Company's business. The Company believes that its ALENCO trademark is important to the Company because it is well recognized and associated with quality and value in the Non-Wood Segment. The Company aggressively protects this trademark.

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

    The Company is subject to extensive and changing environmental laws and regulations pertaining to the discharge of certain materials into the environment, the handling and disposal of wastes (including solid and hazardous wastes) or otherwise relating to health, safety and protection of the environment. As such, the nature of the Company's operations and previous operations by others at real property currently or formerly owned or operated by the Company expose the Company to the risk of claims under environmental, health and safety laws and regulations. Based on its experience to date, the Company does not expect such claims, or the costs of compliance with environmental, health and safety laws and regulations, to have a material impact on its capital expenditures, earnings or competitive position. The Company believes it is in compliance in all material respects with such environmental laws and regulations. Capital expenditures for environmental matters were not material for fiscal year 1997 and are not expected to be material for fiscal year 1998. The Company is associated with two Superfund sites that are being investigated or undergoing remediation pursuant to CERCLA. The Company is a PRP at the Chemical Recycling, Inc. or "CRI" Superfund site in Wylie, Texas. The Company is a very small contributor at the CRI site, being assigned less than 1.275% of the damages based on its waste volume at the site. The site was a solvent reclamation facility, and the Company sent paint sludges and waste xylene to the site for recycling. The site has soil and groundwater contamination, with the contaminants of concern being solvents such as vinyl chloride, acetone, dichloroethene, toluene, and xylene. Some areas of soil have metal contamination. Major removal actions have occurred; however, the final remediation action plan has not been prepared. According to the studies performed by the site's steering committee, affected groundwater has not migrated off-site. According to the EPA general counsel in charge of the site, the site is low priority compared to other sites in the region. There are 115 PRPs at this site with approximately 85 that are members of the site's steering committee. Two main PRPs, Glidden and Sherwin Williams, account for 50% of all liability. The Company's costs to date associated with this site have been approximately $39,800, with an approximate $20,000 current credit.

    The second site is the SAAD Trousdale Road landfill in Nashville, Tennessee. There is no documentation linking the Company to the site, and costs paid to the generator group to date have been $55,000. Because of the lack of documentation linking the Company to the site, it is not expected that the costs will increase materially in the future. Records indicate that, through agreements with the site's steering committee and EPA, the Company will not receive any orders from EPA or be allocated further costs for continuing work because the Company does not have a volume contribution assigned to it (because of the lack of records showing it used the site). There are 49 PRPs who have received orders from EPA for remediation. Soil contaminants of concern at the site are benzene, ethyl benzene, tetrachloroethane, toluene, trichloroethane, and vinyl chloride. The facility was a waste oil disposal facility from the 1970s to the 1980s, resulting in impacted soil and groundwater. In 1995, the EPA determined that groundwater remediation would not be required but indicated that further soil remediation was necessary as well as a study of the potential impact to a nearby stream. Additional removal actions were completed in 1996; no further activities have occurred since then.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table provides information concerning the directors and executive officers of the Company:

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
David G. Fiore.......................................          49   Chairman, President and Chief Executive Officer
Virgil D. Lowe.......................................          54   Chief Financial Officer, Vice President, Director
Charles E. Still.....................................          55   Vice President
Bradford E. Bernstein................................          30   Director
Michael L. George....................................          56   Director
Steven B. Gruber.....................................          39   Director
Robert B. Henske.....................................          35   Director

    DAVID G. FIORE is Chairman of the Board of Directors and has served as President and Chief Executive Officer of the Company since January 1994. From when he joined the Company in October 1992 until January 1994, he served as Executive Vice President responsible for the Company's operating divisions in the western United States. Prior to joining the Company, Mr. Fiore served two years as President of Cal-Tex Industries, the parent company of three aluminum window manufacturers based in San Diego, California, as well as three years as President of General Aluminum, a Cal-Tex Industries subsidiary. Mr. Fiore received a Bachelor of Science degree from the State University of New York at Buffalo and a Master of Business Administration degree from Syracuse University.

    CHARLES E. STILL has served as the Company's Vice President of Engineering since June 1982. During his 34-year career with the Company, Mr. Still has held positions including Designer, Graphics Supervisor, Design Engineer, Manager and Design Engineer and Director of Product Engineering. Mr. Still received a Bachelor of Science degree in Architecture from Texas A&M University.

    VIRGIL D. LOWE has served as Secretary and Treasurer of the Company since November 1994 and became a director of the Company in 1997. Mr. Lowe joined the Company as Controller in June 1988. Prior to joining the Company, Mr. Lowe was employed by Continental Can Company for 17 years. During his employment with Continental Can Company, he progressed from Cost Accountant to Director of Accounting for Beverage Operations. Mr. Lowe received a Bachelor of Science degree in Accounting from East Texas Baptist University.

    BRADFORD E. BERNSTEIN became a director of the Company in 1997. Mr. Bernstein has served as a Principal, Vice President and Associate of Oak Hill Partners, Inc., a private investment company, since 1992. From 1991 until 1992, Mr. Bernstein worked at Patricof & Co. Ventures. Prior to that, from 1989 to 1991, he worked at Merrill Lynch & Co. Mr. Bernstein is a director of Pinnacle Brands, Inc., Payroll Transfers, Inc., Caliber Collision Centers, Inc. and CapStar Hotel Company.

    MICHAEL L. GEORGE became a director of the Company in 1997. Since 1984, Mr. George has been Chairman of the Board of the George Group, an acquisition and management consulting firm based in Dallas, Texas. Mr. George holds a Bachelor of Science degree in Physics from the University of California and a Master of Science degree in Physics from the University of Illinois.

    STEVEN B. GRUBER became a director of the Company in 1997. From March 1992 to the present, Mr. Gruber has been a Managing Director of Oak Hill Partners, Inc. From May 1990 to March 1992, he was a Managing Director of Rosecliff, Inc. Since February 1994, Mr. Gruber has also been an officer of Insurance Partners Advisors, L.P., an investment advisor to Insurance Partners, L.P. Since October 1992, he has been a Vice President of Keystone. From 1981 to 1990, Mr. Gruber was a managing director and co-head of High Yield Securities and held various other positions at Lehman Brothers, Inc. He is also a director of Superior National Insurance Group, Inc., Unionamerica Holdings, plc, MVE HOLDINGS, INC., and several private companies related to Keystone, Insurance Partners and Oak Hill Partners.

    ROBERT B. HENSKE became a director of the Company in 1997. From January 1997 to the present, Mr. Henske has been a Vice President of Keystone and a principal at Arbor Investors, L.L.C., a private investment firm. From January 1996 to December 1996, he was Executive Vice President and Chief Financial Officer of American Savings Bank, F.A., a federally-chartered thrift. From 1986 to January 1996, he was a partner and held various other positions with Bain & Company, a management consulting firm.

BOARD COMMITTEES AND FEES

    The Board of Directors of the Company has an executive committee, an audit committee, a compensation committee, a finance and acquisition committee, and an operating committee. None of such committees have held any meetings in fiscal year 1997. The Directors of the Company are not compensated for their services as such nor for their participation on any Board committees.

SUMMARY COMPENSATION TABLE

    The following table sets forth a summary of the compensation paid during fiscal year 1997 for services rendered in all capacities to the Company and its subsidiaries by certain of the Company's executive officers (collectively, the "Named Executive Officers"):

                                                                                         LONG-TERM
                                                              ANNUAL COMPENSATION       COMPENSATION
                  NAME AND                      FISCAL     --------------------------  --------------    ALL OTHER
             PRINCIPAL POSITION                  YEAR         SALARY       BONUS(A)       SARS(B)       COMPENSATION
--------------------------------------------  -----------  ------------  ------------  --------------  --------------
David G. Fiore..............................        1997   $    175,000  $    166,873   $ 265,600        $    6,626(c)
  President and Chief Executive Officer             1996        162,500       118,621     531,200            15,983(c)
                                                    1995        150,833       177,759        --               5,004(c)
Virgil D. Lowe..............................        1997         87,750        83,437      53,120             7,184(d)
  Secretary, Treasurer and Controller               1996         82,500        59,311        --              16,157(d)
                                                    1995         73,645        88,879        --               8,786(d)
Charles E. Still............................        1997         71,583        58,962        --               7,042(e)
  Vice President                                    1996         68,500        37,959        --              14,017(e)
                                                    1995         67,911        71,103        --               4,339(e)

------------------------

(a) Bonuses are based on operating performance. For corporate employees with Company-wide responsibility, the bonus is based on the operating income of the entire Company.

(b) Based on a value of $26,560 per unit, which is the value of the Units upon consummation of the Transaction. See note(a) to the table entitled "SAR Grants in the Last Fiscal Year."

(c) Consists of $3,126 paid by the Company for health and life insurance and $3,500 in contributions to the Company's 401(k) plans in 1997; $2,770 paid by the Company for health and life insurance, $7,189 in reimbursements for taxes attributable to such health and life insurance payments and $6,024 in contributions to the Company's 401(k) plans in 1996; and $5,004 in contributions to the Company's 401(k) plans in 1995.

(d) Consists of $4,301 paid by the Company for health and life insurance, $250 in reimbursements for taxes attributable to such health and life insurance payments and $2,633 in contributions to the Company's 401(k) plans in 1997; $8,456 paid by the Company for health and life insurance, $3,145 in reimbursements for taxes attributable to such health and life insurance payments and $4,556 in contributions to the Company's 401(k) plans in 1996; and $6,295 in contributions to the Company's 401(k) plans and $2,491 under the Company's merit plan in 1995.

(e) Consists of $4,894 paid by the Company for health and life insurance and $2,148 in contributions to the Company's 401(k) plans in 1997; $8,456 paid by the Company for health and life insurance, $3,145 in reimbursements for taxes attributable to such health and life insurance payments and $4,556 in contributions to the Company's 401(k) plans in 1996; and $3,406 in contributions to the Company's 401(k) plans and $933 under the Company's merit plan in 1995.

SAR GRANTS IN THE LAST FISCAL YEAR

    The following table sets forth information relating to stock appreciation rights ("SARs") granted during fiscal year 1997 to the Named Executive Officers.

                                                                                                    % OF TOTAL SARS
                                                                                                 GRANTED TO EMPLOYEES
NAME                                                             NUMBER OF SARS GRANTED(A)          IN FISCAL YEAR
------------------------------------------------------------  -------------------------------  -------------------------
David G. Fiore..............................................                   10                            84%
Virgil D. Lowe..............................................                    2                            16
Charles E. Still............................................                   --                            --

------------------------

(a) Certain employees of the Company and Holdings were granted Incentive Units (the "Units") giving them the right to receive incentive compensation in connection with certain defined events. The Acquisition was such an event and triggered the redemption of the Units. The value of the ten Units granted to Mr. Fiore in fiscal year 1997 and the value of the two Units granted to Mr. Lowe in fiscal year 1997 is unascertainable as of March 28, 1997, because the Units were not exercisable until a merger, consolidation, sale, transfer or disposition of 50% or more of the Company's outstanding common stock or assets, and the value of the Units was based upon the consideration received in such transaction. However, the value of Mr. Fiore's ten Units upon closing of the Transaction on May 9, 1997 was $265,600, and the value of Mr. Lowe's two Units upon closing of the Transaction on May 9, 1997 was $53,120.

AGGREGATED SAR EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END SAR VALUES

    The following table provides information relating to the number and value of unexercisable SARs held by the Named Executive Officers at March 28, 1997. No SARs were exercised during fiscal year 1997 and none were exercisable as of March 28, 1997.

                                                                                              VALUE OF UNEXERCISED
                                                                           NUMBER OF SARS       IN-THE-MONEY SARS
NAME                                                                     AT FISCAL YEAR-END    AT FISCAL YEAR-END
-----------------------------------------------------------------------  -------------------  ---------------------
David G. Fiore.........................................................              40          $     1,062,400(a)
Virgil D. Lowe.........................................................               7                  185,920(a)
Charles E. Still.......................................................             2.5                   66,400(a)

------------------------

(a) The value of the Units (which are more fully described in note (a) to the table above entitled "SAR Grants in the Last Fiscal Year") as of March 28, 1997 is unascertainable, because the Units were not exercisable until a merger, consolidation, sale, transfer or disposition of 50% or more of the Company's outstanding common stock or assets, and the value of the Units was based upon the consideration received in such transaction. However, the value of Mr. Fiore's Units upon closing of the Transaction on May 9, 1997 was $1,062,400, the value of Mr. Lowe's Units upon closing of the Transaction was $185,920 and the value of Mr. Still's Units upon closing of the Transaction was $66,400.

BONUS PLAN AND OTHER BENEFIT PROGRAMS

    The Company maintains a bonus plan providing for annual bonus awards to executives and certain other key general managers. Such bonus amounts are based on meeting Company-wide and divisional performance goals established by the Company's Board of Directors. These employees also participate in employee benefit programs including health insurance, group life insurance and a savings and supplemental retirement plan (401(k) plan) on the same basis as other employees of the Company.

NONQUALIFIED STOCK OPTION PLAN

    Upon consummation of the Acquisition, Holdings adopted a Nonqualified Stock Option Plan (the "Plan") in order to provide incentives to certain officers and employees of Holdings and the Company by granting them options to purchase common stock of Holdings. The Plan is administered by the Board of Directors of Holdings, which has broad authority in administering and interpreting the Plan. Options granted under the Plan ("Options") are nonqualified stock options which do not qualify under Section 422A of the Code. Unless the award granting an Option provides otherwise, upon the termination of an employee for other than Cause (as defined in the Plan), vested options may be exercised at any time until three months after the date of termination (one year if due to death or disability of the employee). In the event the employee is terminated for Cause, all Options terminate immediately. In addition, for a period of one year after an employee's termination of employment for any reason, Holdings has the option to purchase such Options at a price equal to the difference between the fair market value of the shares of common stock for which such Options are exercisable by such employee and the exercise price of such Options.

    The Options vest upon such terms as the Board of Directors determines, provided that in the event of a change of control of Holdings, Options which are not exercisable at such time become immediately exercisable. The exercise price for each Option is the fair market value of the common stock of Holdings on the date of grant. Subsequent to the Agreement, Holdings granted options to purchase 33,261 shares of its common stock to certain members of the Company's senior management. Holdings may issue options to purchase an additional 15,408 of its shares of common stock under the Plan.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

    The Company currently has employment agreements with David G. Fiore and Virgil D. Lowe. Mr. Fiore's agreement is for a three-year term, provided, however, that each year after the end of the first year of the agreement, the term will be extended for an additional year unless either the Company or Mr. Fiore gives notice of its or his intention to terminate the agreement as of the then effective termination date. Mr. Fiore is to receive an annual base salary of at least $175,000 and standard benefits available to other executives of the Company. If his employment is terminated for cause, Mr. Fiore is entitled to receive his salary and benefits through the date of termination. In the event of a termination other than for cause, Mr. Fiore is entitled to his full base salary during the remainder of the term plus the bonus, if any, earned by, but not paid to, Mr. Fiore prior to the termination date. The Company must also maintain in effect for the remainder of the term all employee benefit plans relating to hospitalization, medical, life insurance and disability programs in which Mr. Fiore was enrolled immediately prior to termination. Mr. Fiore is also subject to a non-competition agreement during the term of the agreement and for a period of one year after termination.

    Under Mr. Lowe's agreement, he is to receive an annual base salary of at least $77,500 and standard benefits available to other executives of the Company. Upon termination of his employment by the Company for cause, Mr. Lowe is to receive his salary and benefits through the date of termination. In the event of a termination other than for cause Mr. Lowe is entitled to 12 months of base pay, plus a pro rata share of the bonus, if any, which he otherwise would have been entitled to for the then current fiscal year. The Company must also maintain in effect for a period of 12 months after termination all employee benefit plans relating to hospitalization, medical, life insurance and disability programs in which Mr. Lowe was enrolled immediately prior to termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Board of Directors had no compensation committee or other committee performing similar functions during the last fiscal year. The Company's President, Mr. Fiore, is the only executive officer of the Company or its subsidiaries or former officer of the same, who has participated in deliberations of the Board during the last fiscal year concerning executive compensation.

    The Company's Board of Directors formed a compensation committee during fiscal year 1998, which consists of Messrs. Bernstein, George and Henske.

                           OWNERSHIP OF CAPITAL STOCK

    The Company is a wholly owned subsidiary of Holdings. Holdings' address is 3030 LBJ Freeway, Suite 300, Dallas, Texas 75234. The following table sets forth certain information regarding the beneficial ownership of the shares of common stock of Holdings by each person who owns more than five percent of the outstanding shares of common stock of Holdings and by the directors and executive officers of the Company, individually and as a group.

                                                                                       NUMBER      PERCENTAGE
                                                                                      OF SHARES     OF SHARES
                                                                                     -----------  -------------
FIVE PERCENT STOCKHOLDERS:
  Reliant Partners, L.P.(a)........................................................     286,921          47.8%
    201 Main Street, Suite 3100
    Fort Worth, Texas 76102
  Reliant Partners II, L.P. (b)....................................................     286,921          47.8%
    201 Main Street, Suite 3100
    Forth Worth, Texas 76102

OFFICERS AND DIRECTORS:
  David G. Fiore...................................................................      12,905           2.2%
  Virgil D. Lowe...................................................................       3,001           0.5%
  Charles E. Still.................................................................       1,501           0.3%
All executive officers and directors as a group (3 persons)........................      17,407           2.9%

---------------------

(a) The general partner of Reliant Partners is Group 31, Inc. ("Group 31"). J. Taylor Crandall is the sole stockholder of Group 31. Accordingly, Mr. Crandall may be deemed to be the beneficial owner of these shares. Mr. Crandall disclaims beneficial ownership of these shares.

(b) The general partner of Reliant Partners II is FW Group Genpar, Inc. ("Group Genpar"). David G. Brown is the sole stockholder of Group Genpar. Accordingly, Mr. Brown may be deemed to be the beneficial owner of these shares. Mr. Brown disclaims beneficial ownership of these shares.

STOCKHOLDERS AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

    In connection with the Transaction, Holdings entered into an agreement (the "Stockholders Agreement") with Reliant Partners, Reliant Partners II, and the employees of the Company who own shares of common stock of Holdings (the "Management Investors"). Holdings also entered into a Registration Rights Agreement (the "Registration Rights Agreement") with the Management Investors. The following is a summary description of the principal terms of the Stockholders Agreement and the Registration Rights Agreement, and is subject to and qualified in its entirety by reference to the Stockholders Agreement and Registration Rights Agreement, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

    GENERAL PROHIBITION ON TRANSFERS. The Stockholders Agreement prohibits transfers of common stock of Holdings, except for transfers in compliance with the Stockholders Agreement.

    RIGHT OF FIRST REFUSAL. Sales of shares of common stock of Holdings by a Management Investor are subject to a right of first refusal in favor of Holdings, Reliant Partners, Reliant Partners II, and the other Management Investors.

    TAG-ALONG AND DRAG-ALONG RIGHTS. If Reliant Partners and Reliant Partners II propose to transfer common stock of Holdings representing more than 50% of the aggregate number of shares of common stock of Holdings owned by them, other than in a registered public offering or other permitted transaction, the Management Investors will, under certain circumstances, have the option to sell to the same offeree their common stock on the same terms on a pro rata basis. If Reliant Partners and Reliant Partners II propose to sell or otherwise transfer for value to an unaffiliated third party 85% or more of the common stock of Holdings owned by them, they will have the right under certain circumstance to require the Management Investors to sell or transfer a pro rata portion of their common stock to such party on the same terms.

    MANAGEMENT REPURCHASE. All shares of common stock of Holdings held by a Management Investor are subject to repurchase by Holdings, Reliant Partners and Reliant Partners II for a specified period of time following the termination of employment of such Management Investor for any reason.

    REGISTRATION RIGHTS. The Management Investors are each entitled to an unlimited number of "piggyback" registration rights at any time following any initial public offering by Holdings of its common stock. In addition, at such time as Holdings becomes eligible to register securities on Form S-3 under the Securities Act, Management Investors holding at least 50% of the shares of common stock then held by all Management Investors will be entitled to make one demand to require Holdings to register under the Securities Act their shares of common stock of Holdings. The exercise of the demand and piggyback rights are subject to other limitations and conditions that are customary in registration rights agreements.

                              CERTAIN TRANSACTIONS

AGREEMENTS WITH GEORGE GROUP

    Reliant Partners and Reliant Partners II were formed by, among others, employees of George Group for the purpose of effecting the Transaction. See "Summary--Ownership and Management." The Company paid George Group an advisory fee of approximately $1.0 million at the closing of the Transaction as compensation for its services as an advisor in connection with the Transaction.

    The Company has entered into a consulting agreement with George Group whereby George Group will provide consulting services to the Company, including services with respect to strategic planning, operations and financial matters. For such services, George Group will be paid a cash fee in an amount of $1.2 million and will be reimbursed for its out-of-pocket expenses. George Group has advised the Company that it estimates its engagement will be completed within 18 months from the date of closing of the Transaction. In addition, upon the Company's meeting certain performance targets agreed upon between Reliant Partners, Reliant Partners II and George Group, certain employees of George Group will receive an increased limited partnership interest in each of Reliant Partners and Reliant Partners II. The Company has agreed to indemnify George Group, its owners, employees and agents from liabilities and claims relating to or arising from the engagement of George Group, other than those resulting from negligence or willful misconduct of George Group. Michael L. George, a director of the Company, is the Chairman of the Board of George Group.

CHANGE OF CONTROL ARRANGEMENT WITH MR. FIORE

    Upon consummation of the Transaction, Mr. Fiore, pursuant to a Transaction Incentive Agreement dated as of January 1, 1997 with the Company, received a transaction bonus of $250,000 in cash and will also receive $200,000 payable on a deferred basis over five years.

PAYMENTS TO WINGATE PARTNERS, L.P.

    In fiscal years 1996 and 1997, the Company paid $350,000 to Wingate Partners, L.P. for management services. Prior to the Transaction, Wingate Partners, L.P. was the Company's controlling stockholder. The arrangement with Wingate Partners, L.P. was terminated upon consummation of the Transaction.

                   DESCRIPTION OF THE SENIOR CREDIT FACILITY

    The Company entered into a credit agreement dated as of May 9, 1997 (the "Senior Credit Facility") among the Company, the several lenders from time to time parties thereto (collectively, the "Lenders"), and The Chase Manhattan Bank, as administrative agent (the "Agent"). Chase Securities Inc. acted as advisor and arranger for the Senior Credit Facility. The following is a summary description of the principal terms of the Senior Credit Facility. The description set forth below does not purport to be complete and is qualified in its entirety by reference to the Senior Credit Facility, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

    STRUCTURE. The Lenders have committed, subject to compliance with borrowing base limitations and customary conditions, to provide the Company with revolving credit loans of up to $25.0 million, of which $5.0 million is available for the issuance of letters of credit.

    No amounts were borrowed on the closing date of the Transaction under the Senior Credit Facility. At August 1, 1997, no borrowings were outstanding under the Senior Credit Facility and $2,427,576 of letters of credit were outstanding. The Senior Credit Facility may be utilized to fund the Company's working capital requirements, including issuance of stand-by and trade letters of credit, to fund acquisitions (subject to compliance with certain covenants) and for other general corporate purposes.

    The Senior Credit Facility is a senior secured revolving credit facility providing for revolving loans to the Company and the issuance of U.S. dollar-denominated letters of credit for the account of the Company in an aggregate principal amount and an amount in respect of letters of credit (including the aggregate stated amount thereof and the aggregate reimbursement and other obligations in respect thereof) at any time not to exceed the lesser of (i) $25.0 million and (ii) the Company's borrowing base, which is the sum of up to 85% of the Company's eligible domestic accounts receivable plus the lesser of $10.0 million and up to 50% of the Company's eligible raw materials and finished goods inventory. Eligible accounts receivable include substantially all the Company's accounts receivable after deducting accounts outstanding for more than 90 days after the invoice date, certain foreign accounts, and accounts of certain other obligors. Eligible raw materials and finished goods inventory do not include obsolete or slow-moving inventory, foreign inventory and certain other items. At March 28, 1997, on a pro forma basis after giving effect to the Transaction and the Initial Offering and the application of the net proceeds therefrom, the Company's borrowing base would have been approximately $20.5 million, and at June 27, 1997 the borrowing base was $22.2 million.

    The availability of the Senior Credit Facility will be subject to certain conditions. Loans and letters of credit will be available at any time during the five-year term of the Senior Credit Facility subject to the fulfillment of customary conditions precedent including the absence of a material adverse change in the condition of the Company, the absence of a default under the Senior Credit Facility and compliance with the borrowing base limitation described above.

    SECURITY; GUARANTY. The Company's obligations under the Senior Credit Facility are guaranteed by each existing and subsequently acquired or organized subsidiary of the Company. The Senior Credit Facility and the guarantees thereof are secured by a perfected first priority security interest in substantially all accounts receivable, inventory and other property included in the borrowing base and proceeds of the foregoing of the Company and the guarantors.

    INTEREST; MATURITY. Borrowings under the Senior Credit Facility bear interest at a rate per annum equal (at the Company's option) to: (i) the Agent's Eurodollar rate plus an applicable margin or (ii) an alternate base rate (equal to the highest of the Agent's prime rate, a certificate of deposit rate plus 1%, or the Federal Funds effective rate plus 1/2 of 1%) plus an applicable margin. Initially, the applicable margin was 2.5% per annum for Eurodollar rate loans and 1.5% per annum for alternate base rate loans. After fiscal year 1997, the applicable margin may reduce to 1.5% per annum for Eurodollar rate loans and 0.5% per annum for alternate base rate loans depending upon the Company's interest coverage ratio. The Senior Credit Facility will mature on May 9, 2002.

    FEES. The Company is required to pay the Lenders, on a quarterly basis, a commitment fee equal to 1/2 of 1% per annum (which may be reduced to 0.375% per annum after fiscal year 1998 based on the Company's interest coverage ratio) on the undrawn portion of the Senior Credit Facility. The Company is also obligated to pay (i) a per annum letter of credit fee equal to the applicable margin for Eurodollar rate loans on the aggregate amount of outstanding letters of credit;
(ii) a fronting bank fee for the letter of credit issuing bank equal to 1/4 of 1% per annum; and (iii) agent, arrangement and other similar fees.

    COVENANTS. The Senor Credit Facility contains a number of covenants that, among other things, restrict the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, prepay other indebtedness (including the Notes) or amend certain debt instruments (including the Indenture), pay dividends, create liens on assets, enter into sale and leaseback transactions, make investments, loans or advances, make acquisitions, engage in mergers or consolidations, change the business conducted by the Company or its subsidiaries, make capital expenditures or engage in certain transactions with affiliates and otherwise restrict certain corporate activities. In addition, under the Senior Credit Facility, the Company is required to maintain specified financial ratios and tests, including minimum interest coverage ratios (defined as the ratio of (a) EBITDA less capital expenditures for the Company and its Subsidiaries, on a consolidated basis, for the applicable calculation period to
(b) interest expense of the Company and its Subsidiaries, on a consolidated basis, for such calculation period) and maximum leverage ratios (defined as the ratio of (a) aggregate indebtedness of the Company and its Subsidiaries, on a consolidated basis, as of such date to (b) EBITDA of the Company and its Subsidiaries, on a consolidated basis, for the applicable calculation period). The minimum interest coverage ratios are: (i) 1.25x for 1998 and 1999; and (ii) 1.75x for 2000, 2001 and 2002. The maximum leverage ratios are: (i) 5.50x for the initial two (2) fiscal quarters of 1998; (ii) 5.00x for the last two (2) fiscal quarters of 1998; (iii) 5.00 for 1999; (iv) 4.75x for 2000; (v) 4.5x for 2001; and (vi) 4.25x for 2002.

    EVENTS OF DEFAULT. The Senior Credit Facility contains customary events of default, including non-payment of principal, interest or fees, material inaccuracy of representations and warranties, violation of covenants, cross-default and cross-acceleration to certain other indebtedness, certain events of bankruptcy and insolvency, certain events under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), material judgments, actual or asserted invalidity of any guarantee or security interest, the occurrence of a material adverse change and a change of control in certain circumstances as set forth therein.

                            DESCRIPTION OF THE NOTES

    The Exchange Notes will be issued, and the Senior Subordinated Notes were issued, under an Indenture (the "INDENTURE") dated as of May 9, 1997 among the Company, the Guarantors and Bank One, N.A. (formerly known as Bank One, Columbus, NA) as trustee (the "TRUSTEE"). The following summary of certain provisions of the Indenture and the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), and to all of the provisions of the Indenture, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, including the definitions of certain terms therein and those terms made a part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The definitions of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions." References in this "Description of the Notes" section to "the Company" mean only Reliant Building Products, Inc. and not any of its Subsidiaries.

GENERAL

    The Exchange Notes will be issued, and the Senior Subordinated Notes were issued, only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. The Company appointed the Trustee to serve as registrar and paying agent under the Indenture at its offices in the Borough of Manhattan, the City of New York. No service charge was made, or will be made, for any registration of transfer or exchange of Senior Subordinated Notes or Exchange Notes, as the case may be, except for any tax or other governmental charge that may be imposed in connection therewith.

RANKING

    The Notes rank junior to, and are subordinated in right of payment to, all existing and future Senior Indebtedness of the Company, PARI PASSU in right of payment with all senior subordinated Indebtedness of the Company and senior in right of payment to all Subordinated Indebtedness of the Company. At August 1, 1997, the Company had $2,427,576 of Senior Indebtedness outstanding. See "Summary-- The Transaction" and "Use of Proceeds." All debt incurred under the Senior Credit Facility is Senior Indebtedness of the Company, is guaranteed by each of the Guarantors on a senior basis and is secured by substantially all of the assets of the Company and the Guarantors.

MATURITY, INTEREST AND PRINCIPAL OF THE NOTES

    The Notes are limited to $70.0 million aggregate principal amount and mature on May 1, 2004. Cash interest on the Notes accrues at a rate of 10 7/8% PER ANNUM and is payable semi-annually in arrears on each May 1 and November 1, commencing November 1, 1997, to the holders of record of Notes at the close of business on April 15 and October 15, respectively, immediately preceding such interest payment date. Cash interest accrues from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from May 9, 1997. Interest is computed on the basis of a 360-day year of twelve 30-day months.

OPTIONAL REDEMPTION

    The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after May 1, 2001, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on May 1 of the years indicated below:

                                                                                                       REDEMPTION
YEAR                                                                                                     PRICE
----------------------------------------------------------------------------------------------------  ------------
2001................................................................................................      105.438%
2002................................................................................................      102.719%
2003 and thereafter.................................................................................      100.000%

    In addition, at any time and from time to time on or prior to May 1, 2000, the Company may redeem in the aggregate up to 35% of the originally issued aggregate principal amount of the Notes with the net cash proceeds of one or more Public Equity Offerings by Holdings (to the extent that the net cash proceeds thereof are contributed to the equity capital of the Company) or the Company after which there is a Public Market, at a redemption price in cash equal to 110.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); PROVIDED, HOWEVER, that at least 65% of the originally issued aggregate principal amount of the Notes must remain outstanding immediately after giving effect to each such redemption (excluding any Notes held by the Company or any of its Affiliates). Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering of Holdings or the Company.

    At any time on or prior to May 1, 2001, the Notes may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control (but in no event more than 90 days after the occurrence of such Change of Control) at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption (the "REDEMPTION DATE") (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

SELECTION AND NOTICE OF REDEMPTION

    In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; PROVIDED, FURTHER, HOWEVER, that if a partial redemption is made with the net cash proceeds of a Public Equity Offering by Holdings or the Company, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited. Notice of redemption shall be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent for the Notes funds in satisfaction of the applicable redemption price pursuant to the Indenture.

SUBORDINATION OF THE NOTES

    The payment of the principal of, premium, if any, and interest on the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full in cash of all Senior Indebtedness.

    Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any payment from the trust described under "--Satisfaction and Discharge of Indenture; Defeasance" (a "DEFEASANCE TRUST PAYMENT")), upon any dissolution or winding-up or total liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all Senior Indebtedness shall first be paid in full in cash before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal of, premium, if any, or interest on the Notes, or any payment by the Company to acquire any of the Notes for cash, property or securities, or any distribution by the Company with respect to the Notes of any cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment). Before any payment may be made by, or on behalf of, the Company of the principal of, premium, if any, or interest on the Notes upon any such dissolution or winding-up or total liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment), to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of the Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (PRO RATA to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees or agent or agents under any agreement or indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any prior or concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

    No direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) by or on behalf of the Company of principal of, premium, if any, or interest on the Notes, whether pursuant to the terms of the Notes, upon acceleration, pursuant to an Offer to Purchase or otherwise, will be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness. In addition, during the continuance of any non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be immediately accelerated, and upon receipt by the Trustee of written notice (a "PAYMENT BLOCKAGE NOTICE") from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of the holders of such Designated Senior Indebtedness, then, unless and until such event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full in cash or the benefits of these provisions have been waived by the holders of such Designated Senior Indebtedness, no direct or indirect payment (excluding any payment or distribution of Permitted Junior Securities and excluding any Defeasance Trust Payment) will be made by or on behalf of the Company of principal of, premium, if any, or interest on the Notes, to such Holders, during a period (a "PAYMENT BLOCKAGE PERIOD") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter. Notwithstanding anything in the subordination provisions of the Indenture or the Notes to the contrary,
(x) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given, (y) there shall be a period of at least 181 consecutive days in each 360-day period when no

Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. No event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period (to the extent the holder of Designated Senior Indebtedness, or trustee or agent, giving notice commencing such Payment blockage Period had knowledge of such existing or continuing event of default) may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default has been cured or waived for a period of not less than 90 consecutive days.

    The failure to make any payment or distribution for or on account of the Notes by reason of the provisions of the Indenture described under this "Subordination of the Notes" heading will not be construed as preventing the occurrence of any Event of Default in respect of the Notes. See "-- Events of Default" below.

    By reason of the subordination provisions described above, in the event of insolvency of the Company, funds which would otherwise be payable to Holders of the Notes will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full in cash, and the Company may be unable to meet fully its obligations with respect to the Notes.

    At the time of the issuance of the Exchange Notes, the Senior Credit Facility is expected to be the only outstanding Senior Indebtedness. Subject to the restrictions set forth in the Indenture, in the future the Company may issue additional Senior Indebtedness to refinance existing Indebtedness or for other corporate purposes.

GUARANTIES OF THE NOTES

    The Indenture provides that each of the Guarantors fully and unconditionally guarantees on a joint and several basis (the "GUARANTIES") all of the Company's obligations under the Notes, including its obligations to pay principal, premium, if any, and interest with respect to the Notes. The Guarantors also guarantee all obligations of the Company under the Senior Credit Facility, and each Guarantor has granted a security interest in all or substantially all of its assets to secure the obligations under the Senior Credit Facility. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guaranty or pursuant to its contribution obligations under the Indenture, results in the obligations of such Guarantor under its Guaranty not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Guarantor that makes a payment or distribution under a Guaranty is entitled to a contribution from each other Guarantor in a PRO RATA amount, based on the net assets of each Guarantor determined in accordance with GAAP. Except as provided in "--Certain Covenants" below, the Company is not restricted from selling or otherwise disposing of any of the Equity Interests of the Guarantors.

    The Indenture provides that each of the Company's Subsidiaries on the Issue Date and each of the Company's Subsidiaries (excluding Unrestricted Subsidiaries) formed or acquired thereafter are required to be Guarantors. The Company shall cause each Restricted Subsidiary issuing a Guaranty after the Issue Date to (i) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall become a party to the Indenture and thereby unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms set forth therein and (ii) deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary (which opinion may be subject to customary assumptions and qualifications). Thereafter, such

Restricted Subsidiary shall (unless released in accordance with the terms of this Indenture) be a Guarantor for all purposes of the Indenture. Separate financial statements of the Guarantors and other disclosures are not included herein because management has determined that they are not material to investors.

    The Indenture provides that if the Notes thereunder are defeased in accordance with the terms of the Indenture, or if, subject to the requirements of the first paragraph under "Certain Covenants-- Merger, Sale of Assets, etc.," all or substantially all of the assets of any Guarantor or all of the Equity Interests of any Guarantor are sold (including by issuance or otherwise) by the Company in a transaction constituting an Asset Sale, and if (x) the Net Cash Proceeds from such Asset Sale are used in accordance with the covenant described under "--Certain Covenants--Disposition of Proceeds of Asset Sales" or (y) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with the covenant described under "-- Certain Covenants--Disposition of Proceeds of Asset Sales" and within the time limits specified by such covenant, then such Guarantor (in the event of a sale or other disposition of all of the Equity Interests of such Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged of its Guaranty obligations in respect of the Indenture and the Notes.

    The Guaranties are general unsecured obligations of the Guarantors. The obligations of each Guarantor under its Guaranty is subordinated and junior in right of payment to the prior payment in full of all existing and future Guarantor Senior Indebtedness of such Guarantor to substantially the same extent as the Notes are subordinated to all existing and future Senior Indebtedness of the Company.

    Any Guarantor that is designated an Unrestricted Subsidiary pursuant to and in accordance with "--Designation of Unrestricted Subsidiaries" below shall upon such Designation be released and discharged of its Guaranty obligations in respect of the Indenture and the Notes and any Unrestricted Subsidiary whose Designation is revoked pursuant to "--Designation of Unrestricted Subsidiaries" below will be required to become a Guarantor in accordance with the procedure described in the third preceeding paragraph.

OFFER TO PURCHASE UPON CHANGE OF CONTROL

    Following the occurrence of a Change of Control (the date of such occurrence being the "CHANGE OF CONTROL DATE"), the Company shall notify the Holders of the Notes of such occurrence in the manner prescribed by the Indenture and shall, unless the Company shall have elected to redeem the Notes prior to May 1, 2001 upon a Change of Control as permitted by the third paragraph "--Optional Redemption" above, within 20 days after the Change of Control Date, make an Offer to Purchase all Notes then outstanding at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

    If a Change of Control occurs which also constitutes an event of default under the Senior Credit Facility, the lenders under the Senior Credit Facility would be entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the terms of the Senior Credit Facility. Accordingly, any claims of such lenders with respect to the assets of the Company will be prior to any claim of the Holders of the Notes with respect to such assets.

    If an Offer to Purchase is made, there can be no assurance that the Company will have available funds sufficient to pay for all of the Notes that might be tendered by Holders of Notes seeking to accept the Offer to Purchase. If the Company fails to repurchase all of the Notes tendered for purchase, such failure will constitute an Event of Default under the Indenture. See "--Events of Default" below. If the Company makes an Offer to Purchase, the Company will comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable Federal or state securities laws and regulations and any applicable requirements of any securities exchange on which the Notes are listed, and any violation of the provisions of the Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that, with the passing of time or giving of notice, or both, would constitute an Event of Default.

    Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

CERTAIN COVENANTS

    LIMITATION ON RESTRICTED PAYMENTS. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly:

        (i) declare or pay any dividend or any other distribution on any Equity Interests of the Company or any Restricted Subsidiary or make any payment or distribution to the direct or indirect holders (in their capacities as such) of Equity Interests of the Company or any Restricted Subsidiary (other than any dividends, distributions and payments made to the Company or any Restricted Subsidiary and dividends or distributions payable to any Person solely in Qualified Equity Interests of the Company or in options, warrants or other rights to purchase Qualified Equity Interests of the Company);

        (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary);

        (iii) purchase, redeem, defease or retire for value, or make any principal payment on, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than any Subordinated Indebtedness held by the Company or any Wholly Owned Restricted Subsidiary); or

        (iv) make any Investment (other than Permitted Investments) in any Person (other than in the Company, any Restricted Subsidiary or a Person that becomes a Restricted Subsidiary, or is merged with or into or consolidated with the Company or a Restricted Subsidiary (provided the Company or a Restricted Subsidiary is the survivor), as a result of or in connection with such Investment)

(any such payment or any other action (other than any exception thereto) described in (i), (ii), (iii) or (iv) each, a "RESTRICTED PAYMENT"), unless:

         (a) no Default or Event of Default shall have occurred and be continuing at the time or immediately after giving effect to such Restricted Payment;

         (b) immediately after giving effect to such Restricted Payment, the Company would be able to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of "-- Limitation on Indebtedness" below; and

         (c) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of (1) 50% of cumulative Consolidated Net Income determined for the period (taken as one period) from the beginning of the first fiscal quarter commencing after the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of such Restricted Payment for which consolidated financial information of the Company is available (or if such cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), PLUS (2) the aggregate net cash proceeds received by the Company either (x) as capital contributions to the Company after the Issue Date or
    (y) from the issue and sale (other than to a Restricted Subsidiary) of its Qualified Equity Interests after the Issue Date (excluding the net proceeds from any issuance and sale of Qualified Equity Interests financed, directly or indirectly, using funds borrowed from the

    Company or any Restricted Subsidiary until and to the extent such borrowing is repaid), PLUS (3) the principal amount (or accreted amount (determined in accordance with GAAP), if less) of any Indebtedness of the Company or any Restricted Subsidiary Incurred after the Issue Date which has been converted into or exchanged for Qualified Equity Interests of the Company, PLUS (4) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of: (x) the return of capital with respect to such Investment and (y) the amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, PLUS (5) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "--Designation of Unrestricted Subsidiaries" below, the Company's proportionate interest in the net worth of such Subsidiary in an amount equal to the excess of (x) the total assets of such Subsidiary, valued on an aggregate basis at Fair Market Value, over (y) the total liabilities of such Subsidiary, determined in accordance with GAAP (and provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation), PLUS (6) (to the extent not included in the computation of Consolidated Net Income) the amount of cash dividends or cash distributions (other than to pay taxes) received from any Unrestricted Subsidiary since the Issue Date, MINUS (7) the greater of (x) $0 and (y) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company which has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with "--Designation of Unrestricted Subsidiaries" below.

    The foregoing provisions will not prevent (i) the payment of any dividend or distribution on, or redemption of, Equity Interests within 60 days after the date of declaration of such dividend or distribution or the giving of formal notice of such redemption, if at the date of such declaration or giving of such formal notice such payment or redemption would comply with the provisions of the Indenture; (ii) the purchase, redemption, retirement or other acquisition of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of, Qualified Equity Interests of the Company; PROVIDED, HOWEVER, that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for such retired Equity Interests are excluded from clause
(c)(2) of the preceding paragraph (and were not included therein at any time);
(iii) the purchase, redemption, retirement, defeasance or other acquisition of Subordinated Indebtedness, or any other payment thereon, made in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale (other than to a Restricted Subsidiary) of (x) Qualified Equity Interests of the Company; PROVIDED, HOWEVER, that any such net cash proceeds and the value of any Qualified Equity Interests issued in exchange for Subordinated Indebtedness are excluded from clauses (c)(2) and (c)(3) of the preceding paragraph (and were not included therein at any time) or (y) other Subordinated Indebtedness having no stated maturity for the payment of principal thereof prior to the final stated maturity of the Notes; (iv) any Investment to the extent that the consideration therefor consists of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of Qualified Equity Interests of the Company; PROVIDED, HOWEVER, that any such net cash proceeds are excluded from clause (c)(2) of the preceding paragraph (and were not included therein at any time); (v) the purchase, redemption or other acquisition, cancellation or retirement for value of Equity Interests, or options, warrants, equity appreciation rights or other rights to purchase or acquire Equity Interests, of the Company or any Restricted Subsidiary, or similar securities, held by officers or employees or former officers or employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates), upon death, disability, retirement or termination of employment, or dividends by the Company to Holdings to effect the same in respect of its Equity Interests, not to exceed $3.0 million in the aggregate since the Issue Date; (vi) Restricted Payments not to exceed $2.0 million in the aggregate since the Issue Date; (vii) payments to Holdings to pay general and administrative expenses of Holdings not to exceed $500,000 in any fiscal year; or (viii) dividends by

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the Company to Holdings in an amount not to exceed $16.1 million to effect the
Transaction; PROVIDED, HOWEVER, that in the case of each of clauses (ii), (iii),
(iv), (v), (vi) and (vii) no Default or Event of Default shall have occurred and be continuing or would arise therefrom.

    In determining the amount of Restricted Payments permissible under this covenant, amounts expended pursuant to clauses (i), (v), (vi) and (vii) of the immediately preceding paragraph shall be included as Restricted Payments and amounts expended pursuant to clauses (ii), (iii), (iv) and (viii) shall be excluded. The amount of any non-cash Restricted Payment shall be deemed to be equal to the Fair Market Value thereof at the date of the making of such Restricted Payment.

    LIMITATION ON INDEBTEDNESS. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any Disqualified Equity Interests, except for Permitted Indebtedness; PROVIDED, HOWEVER, that the Company and any Restricted Subsidiary that is a Guarantor may Incur Indebtedness and the Company may issue Disqualified Equity Interests if, at the time of and immediately after giving PRO FORMA effect to such Incurrence of Indebtedness or issuance of Disqualified Equity Interests and the application of the proceeds therefrom, the Consolidated Coverage Ratio would be greater than 2.0 to 1.0.

    The foregoing limitations will not apply to the Incurrence by the Company or any Restricted Subsidiary that is a Guarantor of any of the following (collectively, "PERMITTED INDEBTEDNESS"), each of which shall be given independent effect:

        (a) Indebtedness under the Notes;

        (b) Existing Indebtedness;

        (c) Indebtedness pursuant to the Senior Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the sum of (A) the greater of (i) $25.0 million and (ii) the sum of (a) 85% of Net Amount of Eligible Receivables (as defined in the Senior Credit Facility as in effect on the Issue Date whether or not the Senior Credit Facility is in effect on the date of determination), PLUS (b) 50% of Eligible Inventory (as defined in the Senior Credit Facility as in effect on the Issue Date whether or not the Senior Credit Facility is in effect on the date of determination), PLUS (B) any amounts outstanding under the Senior Credit Facility that utilize subparagraph (i) of this paragraph of this covenant;

        (d) Indebtedness of any Restricted Subsidiary owed to and held by the Company or any Wholly Owned Restricted Subsidiary, and Indebtedness of the Company owed to and held by any Wholly Owned Restricted Subsidiary which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under any Senior Indebtedness, the Indenture and the Notes; PROVIDED, HOWEVER, that an Incurrence of Indebtedness that is not permitted by this clause (d) shall be deemed to have occurred upon (i) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary referred to in this clause (d) to a Person (other than the Company or any Wholly Owned Restricted Subsidiary),
    (ii) any sale or other disposition of Equity Interests of any Wholly Owned Restricted Subsidiary which holds Indebtedness of the Company or another Restricted Subsidiary such that such Wholly Owned Restricted Subsidiary ceases to be a Wholly Owned Restricted Subsidiary and (iii) the designation of a Wholly Owned Restricted Subsidiary which holds Indebtedness of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary;

        (e) the Guaranties and guarantees by any Guarantor of Indebtedness of the Company; PROVIDED, HOWEVER, that if such guarantee is of Subordinated Indebtedness, then the Guaranty of such Guarantor shall be senior to such Guarantor's guarantee of Subordinated Indebtedness;

        (f) Interest Rate Protection Obligations of the Company relating to Indebtedness of the Company (which Indebtedness (i) bears interest at fluctuating interest rates and (ii) is otherwise permitted to be Incurred under this covenant); PROVIDED, HOWEVER, that the notional principal amount of such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

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
        (g) Purchase Money Indebtedness and Capitalized Lease Obligations which do not exceed $10.0 million in the aggregate at any one time outstanding;

        (h) Indebtedness or Disqualified Equity Interests to the extent representing a replacement, renewal, refinancing or extension (collectively, a "REFINANCING") of outstanding Indebtedness or Disqualified Equity Interests Incurred in compliance with the Consolidated Coverage Ratio of the first paragraph of this covenant or clause (a) or (b) of this paragraph of this covenant; PROVIDED, HOWEVER, that (i) any such refinancing shall not exceed the sum of the principal amount (or accreted amount (determined in accordance with GAAP), if less) of the Indebtedness or Disqualified Equity Interests being refinanced, PLUS the amount of accrued interest or dividends thereon, PLUS the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith, (ii) Indebtedness representing a refinancing of Indebtedness other than Senior Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced; (iii) Indebtedness that is PARI PASSU with the Notes may only be refinanced with Indebtedness that is made PARI PASSU with or subordinate in right of payment to the Notes and Subordinated Indebtedness or Disqualified Equity Interests may only be refinanced with Subordinated Indebtedness or Disqualified Equity Interests and (iv) no Restricted Subsidiary that is not a Guarantor may Incur Indebtedness to refinance Indebtedness of the Company; and

        (i) in addition to the items referred to in clauses (a) through (h) above, Indebtedness of the Company (including any Indebtedness under the Senior Credit Facility that utilizes this subparagraph (i)) having an aggregate principal amount not to exceed $15.0 million at any time outstanding.

    LIMITATION ON SENIOR SUBORDINATED INDEBTEDNESS. The Company shall not, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Notes and expressly rank subordinate in right of payment to any Senior Indebtedness.

    The Company shall not permit any Guarantor to, and no Guarantor shall, directly or indirectly, Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guaranty of such Guarantor and expressly rank subordinate in right of payment to any Guarantor Senior Indebtedness of such Guarantor.

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (b) make loans or advances to, or guarantee any Indebtedness or other obligations of, the Company or any other Restricted Subsidiary or (c) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) the Senior Credit Facility, or any other agreement of the Company or the Restricted Subsidiaries outstanding on the Issue Date, in each case as in effect on the Issue Date, and any amendments, restatements, renewals, replacements or refinancings thereof; PROVIDED, HOWEVER, that any such amendment, restatement, renewal, replacement or refinancing is no more restrictive in the aggregate with respect to such encumbrances or restrictions than those contained in the Senior Credit Facility on the Issue Date; (ii) applicable law; (iii) any instrument governing Indebtedness or Equity Interests of an Acquired Person acquired by the Company or any Restricted Subsidiary as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred by such Acquired Person in connection with, as a result of or in contemplation of such acquisition); PROVIDED, HOWEVER, that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary, or the properties or assets of the Company or any Restricted Subsidiary, other than the Acquired Person; (iv) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (v) Purchase Money Indebtedness for property acquired in the ordinary course of business that only imposes encumbrances and restrictions on the property so acquired; (vi) any agreement for the sale or disposition of the Equity Interests or assets of any Restricted Subsidiary; PROVIDED, HOWEVER, that such encumbrances and restrictions described in this clause (vi) are only applicable to such Restricted Subsidiary or assets, as applicable, and any such sale or disposition is made in compliance with "--Disposition of Proceeds of Asset Sales" below to the extent applicable thereto; (vii) refinancing Indebtedness permitted under clause (h) of the second paragraph of "-- Limitation on Indebtedness" above; PROVIDED, HOWEVER, that such encumbrances and restrictions contained in the agreements governing such Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing; (viii) the Indenture; or (ix) any such customary encumbrance or restriction existing under any other security agreement, instrument or document hereafter in effect; PROVIDED, HOWEVER, that the terms and conditions of any such encumbrance or restriction are not more restrictive than those contained in the Senior Credit Facility as in effect on the Issue Date.

    DESIGNATION OF UNRESTRICTED SUBSIDIARIES. The Company may designate any Subsidiary of the Company as an "Unrestricted Subsidiary" under the Indenture (a "DESIGNATION") only if:

        (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

        (ii) at the time of and after giving effect to such Designation, the Company could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of "--Limitation on Indebtedness" above; and

        (iii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of "--Limitation on Restricted Payments" above in an amount (the "DESIGNATION AMOUNT") equal to the Fair Market Value of the Company's proportionate interest in the net worth of such Subsidiary on such date in an amount equal to the excess of
    (x) the total assets of such Subsidiary, valued on an aggregate basis at Fair Market Value, over (y) the total liabilities of such Subsidiary, determined in accordance with GAAP.

    Neither the Company nor any Restricted Subsidiary shall at any time (x) provide credit support for, subject any of its property or assets (other than the Equity Interests of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the capital stock of any Unrestricted Subsidiary. All subsidiaries of Unrestricted Subsidiaries shall be automatically deemed to be Unrestricted Subsidiaries.

    The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "REVOCATION") if:

        (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

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
        (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture; and

        (iii) any transaction (or series of related transactions) between such Subsidiary and any of its Affiliates that occurred while such Subsidiary was an Unrestricted Subsidiary would be permitted by "--Transactions with Affiliates" below as if such transaction (or series of related transactions) had occurred at the time of such Revocation.

    All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Company, delivered to the Trustee certifying compliance with the foregoing provisions.

    LIMITATION ON LIENS. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur any Liens of any kind against or upon any of their respective properties or assets now owned or hereafter acquired, or any proceeds therefrom or any income or profits therefrom, to secure any Indebtedness unless contemporaneously therewith effective provision is made, in the case of the Company, to secure the Notes and all other amounts due under the Indenture, and in the case of a Restricted Subsidiary which is a Guarantor, to secure such Restricted Subsidiary's Guaranty of the Notes and all other amounts due under the Indenture, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the Notes or such Restricted Subsidiary's Guaranty, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien, except for (i) Liens securing any Senior Indebtedness or any guarantee of Senior Indebtedness by any Restricted Subsidiary that is a Guarantor and (ii) Permitted Liens.

    DISPOSITION OF PROCEEDS OF ASSET SALES. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale, unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of and
(ii) at least 75% of such consideration consists of (A) cash or Cash Equivalents, (B) properties and capital assets to be owned by the Company or any Restricted Subsidiary and to be used in a Related Business or (C) Equity Interests in any Person which thereby becomes a Wholly Owned Restricted Subsidiary whose assets consist primarily of properties and capital assets used in a Related Business. The amount of any (i) Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which the Company and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries and (ii) notes or other similar obligations received by the Company or the Restricted Subsidiaries from such transferee that are immediately converted, sold or exchanged (or are converted, sold or exchanged within thirty days of the related Asset Sale) by the Company or the Restricted Subsidiaries into cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by the Company or the Restricted Subsidiaries.

    The Company or such Restricted Subsidiary, as the case may be, may (i) apply the Net Cash Proceeds of any Asset Sale within 365 days of receipt thereof to repay Senior Indebtedness and permanently reduce any related commitment, or (ii) commit in writing to acquire, construct or improve properties and capital assets to be owned by the Company or any Restricted Subsidiary and to be used in a Related Business and so apply such Net Cash Proceeds within 365 days after the receipt thereof.

    To the extent all or part of the Net Cash Proceeds of any Asset Sale are not applied within 365 days of such Asset Sale as described in clause (i) or (ii) of the immediately preceding paragraph (such Net Cash Proceeds, the "UNUTILIZED NET CASH PROCEEDS"), the Company shall, within 20 days after such 365th day, make an Offer to Purchase all outstanding Notes up to a maximum principal amount

(expressed as a multiple of $1,000) of Notes equal to such Unutilized Net Cash Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Purchase Date; PROVIDED, HOWEVER, that the Offer to Purchase may be deferred until there are aggregate Unutilized Net Cash Proceeds equal to or in excess of $5.0 million, at which time the entire amount of such Unutilized Net Cash Proceeds, and not just the amount in excess of $5.0 million, shall be applied as required pursuant to this paragraph.

    With respect to any Offer to Purchase effected pursuant to this covenant, among the Notes, to the extent the aggregate principal amount of Notes tendered pursuant to such Offer to Purchase exceeds the Unutilized Net Cash Proceeds to be applied to the repurchase thereof, such Notes shall be purchased PRO RATA based on the aggregate principal amount of such Notes tendered by each Holder. To the extent the Unutilized Net Cash Proceeds exceed the aggregate amount of Notes tendered by the Holders of the Notes pursuant to such Offer to Purchase, the Company may retain and utilize any portion of the Unutilized Net Cash Proceeds not applied to repurchase the Notes for any purpose consistent with the other terms of the Indenture.

    In the event that the Company makes an Offer to Purchase the Notes, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act, and any violation of the provisions of the Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

    Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount and subject to any proration among tendering Holders as described above.

    MERGER, SALE OF ASSETS, ETC. The Company shall not consolidate with or merge with or into (whether or not the Company is the Surviving Person) any other entity and the Company shall not and shall not cause or permit any Restricted Subsidiary to, sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Company's and the Restricted Subsidiaries' properties and assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries) to any entity in a single transaction or series of related transactions, unless: (i) either (x) the Company shall be the Surviving Person or (y) the Surviving Person (if other than the Company) shall be a corporation organized and validly existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall, in any such case, expressly assume by a supplemental indenture, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of the Indenture and the Registration Rights Agreement to be performed or observed on the part of the Company; (ii) immediately thereafter, no Default or Event of Default shall have occurred and be continuing; and (iii) immediately after giving effect to any such transaction involving the Incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any Restricted Subsidiary in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Surviving Person could Incur, on a PRO FORMA basis after giving effect to such transaction as if it had occurred at the beginning of the four quarter period immediately preceding such transaction for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of "--Limitation on Indebtedness" above.

    Notwithstanding the foregoing clause (iii) of the immediately preceding paragraph, any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all the properties and assets of one or more Restricted Subsidiaries the Equity Interest of which constitutes all or substantially all the properties and assets of the Company shall be deemed to be the transfer of all or substantially all the properties and assets of the Company.

    No Guarantor (other than a Guarantor whose Guaranty is to be released in accordance with the terms of its Guaranty and the Indenture as provided in the third paragraph under "--Guaranties of the Notes" above) shall consolidate with or merge with or into another Person, whether or not such Person is affiliated with such Guarantor and whether or not such Guarantor is the Surviving Person, unless (i) the Surviving Person (if other than such Guarantor) is a corporation organized and validly existing under the laws of the United States, any State thereof or the District of Columbia; (ii) the Surviving Person (if other than such Guarantor) expressly assumes by a supplemental indenture all the obligations of such Guarantor under its Guaranty of the Notes and the performance and observance of every covenant of the Indenture and the Registration Right Agreement to be performed or observed by such Guarantor,
(iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to any such transaction involving the Incurrence by such Guarantor, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of such Guarantor in connection with or as a result of such transaction as having been Incurred at the time of such transaction), the Company could Incur, on a PRO FORMA basis after giving effect to such transaction as if it had occurred at the beginning of the four quarter period immediately following such transaction for which consolidated financial statements of the Company are available, at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Coverage Ratio of the first paragraph of "--Limitation of Indebtedness" above; PROVIDED, HOWEVER, that clause (iv) of this paragraph shall not be a condition to a merger or consolidation of a Guarantor if such merger or consolidation only involves the Company and/or one or more other Guarantors.

    In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company or a Guarantor, as the case may be, is not the Surviving Person and the Surviving Person is to assume all the Obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement or of such Guarantor under its Guaranty, the Indenture and the Registration Rights Agreement, as the case may be, pursuant to a supplemental indenture, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company shall be discharged from its Obligations under the Indenture and the Notes or such Guarantor shall be discharged from its Obligations under the Indenture and its Guaranty, as the case may be.

    TRANSACTIONS WITH AFFILIATES. The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into any transaction (or series of related transactions) with or for the benefit of any of their respective Affiliates or any officer, director or employee of the Company or any Restricted Subsidiary (each an "AFFILIATE TRANSACTION"), unless (i) such Affiliate Transaction is on terms which are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction with an unaffiliated third party and (ii) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments or other consideration having a Fair Market Value in excess of $1.0 million, such Affiliate Transaction is in writing and a majority of the disinterested members of the Board of Directors of the Company shall have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with the foregoing provisions. In addition, any Affiliate Transaction involving aggregate payments or other consideration having a Fair Market Value in excess of $5.0 million will also require a written opinion from an Independent Financial Advisor (filed with the Trustee) stating that the terms of such Affiliate Transaction are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved in such Affiliate Transaction, as the case may be.

    Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among the Company and any Wholly Owned Restricted Subsidiary or between or among Wholly Owned Restricted Subsidiaries; (ii) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into in the ordinary course of business (including customary benefits thereunder) and payments under any indemnification arrangements permitted by applicable law; (iii) any transactions undertaken pursuant to any contractual obligations in existence on the Issue Date (as in effect on the Issue Date); (iv) the issue and sale by the Company to its stockholders of Qualified Equity Interests; (v) any Restricted Payments made in compliance with "--Limitation on Restricted Payments" above; (vi) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business; (vii) the Incurrence of intercompany Indebtedness permitted pursuant to clause (d) of the second paragraph of "--Limitation on Indebtedness" above; (viii) the pledge of Equity Interests of Unrestricted Subsidiaries to support the Indebtedness thereof; (ix) the Tax Sharing Agreement, as in effect on the Issue Date; and (x) any transaction with the George Group pursuant to the Consulting Agreement, as in effect on the Issue Date, not to exceed $2.0 million in any fiscal year (exclusive of reimbursement of expenses).

    LIMITATION ON THE SALE OR ISSUANCE OF EQUITY INTERESTS OF RESTRICTED SUBSIDIARIES. The Company shall not sell any Equity Interest of a Restricted Subsidiary, and shall not cause or permit any Restricted Subsidiary, directly or indirectly, to issue or sell any Equity Interests, except: (i) to the Company or a Wholly Owned Restricted Subsidiary; or (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary. Notwithstanding the foregoing, the Company is permitted to sell all the Equity Interests of a Restricted Subsidiary as long as the Company is in compliance with the terms of the covenant described under "--Disposition of Proceeds of Asset Sales" above.

    LIMITATION ON LINES OF BUSINESS. The Company shall not, and shall not cause or permit any Restricted Subsidiary, directly or indirectly to, engage in any business outside the building products business other than a Related Business.

    PROVISION OF FINANCIAL INFORMATION. Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the SEC (if permitted by SEC practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "REQUIRED FILING DATES") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event (a) within 15 days of each Required Filing Date (whether or not permitted or required to be filed with the SEC) (i) transmit (or cause to be transmitted) by mail to all Holders, as their names and addresses appear in the Note register, without cost to such Holders, and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company is required to file with the SEC pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the SEC is not permitted by SEC practice or applicable law or regulations, promptly upon written request supply copies of such documents to any Holder. In addition, for so long as any Notes remain outstanding, the Company will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Notes, if not obtainable from the SEC, information of the type that would be filed with the SEC pursuant to the foregoing provisions, upon the request of any such holder.

    PAYMENTS FOR CONSENT. Neither the Company nor any of its Subsidiaries may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of a Note for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Notes, the Indenture or the Registration Rights Agreement unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

EVENTS OF DEFAULT

    The occurrence of any of the following is defined as an "EVENT OF DEFAULT" under the Indenture: (a) failure to pay principal of (or premium, if any, on) any Note when due (whether or not prohibited by the provisions of the Indenture described under "--Subordination of the Notes" above); (b) failure to pay any interest on any Note when due, continued for 30 days or more (whether or not prohibited by the provisions of the Indenture described under "-- Subordination of the Notes" above); (c) default in the payment of principal of or interest on any Note required to be purchased pursuant to any Offer to Purchase required by the Indenture when due and payable or failure to pay on the Purchase Date the Purchase Price for any Note validly tendered pursuant to any Offer to Purchase (whether or not prohibited by the provisions of the Indenture described under "--Subordination of the Notes" above); (d) failure to perform or comply with any of the provisions described under "--Certain Covenants -- Merger, Sale of Assets, etc." above; (e) failure to perform any other covenant, warranty or agreement of the Company under the Indenture or in the Notes or of the Guarantors under the Indenture or in the Guaranties continued for 30 days or more after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Notes; (f) default or defaults under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any of its Significant Restricted Subsidiaries having an outstanding principal amount of $5.0 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure by the Company or any of its Significant Restricted Subsidiaries to pay principal when due at the stated maturity of any such Indebtedness; PROVIDED, HOWEVER, that it shall not be an Event of Default if such Indebtedness shall have been repaid in full or such acceleration shall have been rescinded within 20 days of the payment default in respect thereof or such acceleration, as the case may be; (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Significant Restricted Subsidiaries in an amount of $5.0 million or more (net of any amounts covered by reputable and creditworthy insurance companies) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; (h) certain events of bankruptcy, insolvency or reorganization affecting the Company or any of its Significant Restricted Subsidiaries; or (i) other than as provided in or pursuant to any Guaranty or the Indenture, any Guaranty ceases to be in full force and effect or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guaranty (other than by reason of a release of such Guarantor from its Guaranty in accordance with the terms of the Indenture and such Guaranty). Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of Notes, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on such Trustee.

    If an Event of Default with respect to the Notes (other than an Event of Default with respect to the Company described in clause (h) of the preceding paragraph) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by notice in writing to the Company may declare the unpaid principal of (and premium, if any) and accrued interest to the date of acceleration on all the outstanding Notes to be due and payable immediately and, upon any such declaration, such principal amount (and premium, if any) and accrued interest, notwithstanding anything contained in the Indenture or the Notes to the contrary will become immediately due and payable; PROVIDED, HOWEVER, that so long as the Senior Credit Facility shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default with respect to the Company described in clause (h) of the preceding paragraph), the Notes shall not become due and payable until the earlier to occur of (x) five Business Days following delivery of written notice of such acceleration of the Notes to the agent under the Senior Credit Facility and (y) the acceleration (IPSO FACTO or otherwise) of any Indebtedness under the Senior Credit Facility. If an Event or Default specified in clause (h) of the preceding paragraph with respect to the Company occurs under the Indenture, the Notes will IPSO FACTO become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of the Notes.

    Any such declaration with respect to the Notes may be annulled by the Holders of a majority in aggregate principal amount of the outstanding Notes upon the conditions provided in the Indenture. For information as to waiver of defaults, see "--Modification and Waiver" below.

    The Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the Notes outstanding, give the Holders of the Notes thereof notice of all uncured Defaults or Events of Default thereunder known to it; PROVIDED, HOWEVER, that, except in the case of a Default or an Event of Default in payment with respect to the Notes or a Default or Event of Default in complying with "--Certain Covenants-- Merger, Sale of Assets, etc." above, the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders of the Notes.

    No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default thereunder and unless the Holders of at least 25% of the aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as the Trustee, and the Trustee shall have not have received from the Holders of a majority in aggregate principal amount of such outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of such a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

    The Company is required to furnish to the Trustee annually a statement as to the performance by it of certain of its obligations under the Indenture and as to any default in such performance.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATOR AND
  STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of the Company or any of its Affiliates, as such, shall have any liability for any obligations of the Company or any of its Affiliates under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

SATISFACTION AND DISCHARGE OF INDENTURE; DEFEASANCE

    The Company may terminate its and the Guarantors' substantive obligations in respect of the Notes by delivering all outstanding Notes to the Trustee for cancellation and paying all sums payable by it on account of principal of, premium, if any, and interest on all Notes or otherwise. In addition to the foregoing, the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in clause (h) of "--

Events of Default" above, occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) under the Indenture and provided that no default under any Senior Indebtedness would result therefrom, terminate the applicability of the covenants under "--Certain Covenants" or any Event of Default under clauses (d) and (e) of "--Events of Default" by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on such Notes; (ii) delivering to the Trustee either an Opinion of Counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and termination of obligations; (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended (the "INVESTMENT ACT"); and (iv) complying with certain other requirements set forth in the Indenture. In addition, the Company may, provided that no Default or Event of Default has occurred and is continuing or would arise therefrom (or, with respect to a Default or Event of Default specified in clause (h) of "--Events of Default" above, occurs at any time on or prior to the 91st calendar day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day)) under the Indenture and provided that no default under any Senior Indebtedness would result therefrom, terminate all of its and the Guarantors' substantive obligations in respect of the Notes (including its obligations to pay the principal of (and premium, if any, on) and interest on the Notes and the Guarantors' Guaranty thereof) by (i) depositing with the Trustee, under the terms of an irrevocable trust agreement, money or United States Government Obligations sufficient (without reinvestment) to pay all remaining Indebtedness on the Notes; (ii) delivering to the Trustee either a ruling directed to the Trustee from the Internal Revenue Service to the effect that the Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and termination of obligations or an Opinion of Counsel addressed to the Trustee based upon such a ruling or based on a change in the applicable Federal tax law since the date of the Indenture to such effect; (iii) delivering to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this paragraph will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds pursuant to this provision becoming or being deemed to be an "investment company" under the Investment Act; and (iv) complying with certain other requirements set forth in the Indenture.

    The Company may make an irrevocable deposit pursuant to this provision only if at such time it is not prohibited from doing so under the subordination provisions of the Indenture or certain covenants in the Senior Indebtedness and the Company has delivered to the Trustee and any Paying Agent an Officers' Certificate to that effect.

GOVERNING LAW

    The Indenture, the Notes and the Guaranties are governed by the laws of the State of New York without regard to principles of conflicts of laws.

MODIFICATION AND WAIVER

    Modifications and amendments of the Indenture may be made by the Company, the Guarantors, and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes); PROVIDED, HOWEVER, that no such modification or amendment to the Indenture may, without the consent of the Holder of each Note affected thereby, (a) change the maturity of the principal of or any installment of interest on any such Note or alter the optional redemption or repurchase provisions of any such Note or the Indenture in a manner adverse to the Holders of the Notes; (b) reduce the principal

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
amount of (or the premium) of any such Note; (c) reduce the rate of or extend the time for payment of interest on any such Note; (d) change the place or currency of payment of principal of (or premium) or interest on any such Note;
(e) modify any provisions of the Indenture relating to the waiver of past defaults (other than to add sections of the Indenture or the Notes subject thereto) or the right of the Holders of Notes to institute suit for the enforcement of any payment on or with respect to any such Note or any Guaranty in respect thereof or the modification and amendment provisions of the Indenture and the Notes (other than to add sections of the Indenture or the Notes which may not be amended, supplemented or waived without the consent of each Holder therein affected); (f) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of the Indenture or the Notes or for waiver of any Default in respect thereof; (g) waive a default in the payment of principal of, interest on, or redemption payment with respect to, the Notes (except a rescission of acceleration of the Notes by the Holders thereof as provided in the Indenture and a waiver of the payment default that resulted from such acceleration); (h) modify the ranking or priority of any Note or the Guaranty in respect thereof of any Guarantor or modify the definition of Senior Indebtedness or Guarantor Senior Indebtedness or amend or modify the subordination provisions of the Indenture in any manner adverse to the Holders of the Notes; (i) modify the provisions of any covenant (or the related definitions) in the Indenture requiring the Company to make an Offer to Purchase in a manner materially adverse to the Holders of Notes affected thereby otherwise than in accordance with the Indenture; or (j) release any Guarantor from any of its obligations under its Guaranty or the Indenture otherwise than in accordance with the Indenture.

    The Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all Holders of Notes, may waive compliance by the Company and the Guarantors with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Notes, on behalf of all Holders, may waive any past Default under the Indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the Notes), except a Default in the payment of principal, premium or interest or a Default arising from failure to purchase any Notes tendered pursuant to an Offer to Purchase or a Default in respect of a provision that under the Indenture cannot be modified or amended without the consent of the Holder of each Note that is affected.

THE TRUSTEE

    Except during the continuance of a Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of a Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

    The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, any Guarantor or any other obligor upon the Notes, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company or an Affiliate of the Company; PROVIDED, HOWEVER, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

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
    "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person (a) assumed in connection with an Acquisition from such Person or (b) existing at the time such Person becomes a Restricted Subsidiary or is merged or consolidated with or into the Company or any Restricted Subsidiary.

    "ACQUIRED PERSON" means, with respect to any specified Person, any other Person which merges with or into or becomes a Subsidiary of such specified Person.

    "ACQUISITION" means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary to any other Person, or any acquisition or purchase of Equity Interests of any other Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated with or merged with or into the Company or any Restricted Subsidiary or (ii) any acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute substantially all of an operating unit or line of business of such Person or which is otherwise outside of the ordinary course of business.

    "ADDITIONAL INTEREST" has the meaning provided in Section 4(a) of the Registration Rights Agreement.

    "AFFILIATE" of any specified person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that (i) beneficial ownership of 10.0% or more of the then outstanding Equity Interests of a Person shall be deemed to be control for purposes of compliance with the covenant described under "--Certain Covenants--Transactions with Affiliates"; and (ii) no individual, other than a director of the Company or an officer of the Company with a policy making function, shall be deemed an Affiliate of the Company or any of its Subsidiaries, solely by reason of such individual's employment, position or responsibilities by or with respect to the Company or any of its Subsidiaries.

    "APPLICABLE PREMIUM" means, with respect to a Note at any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at May 1, 2001 (such redemption price being described under "--Optional Redemption"), PLUS (2) all required interest payments (excluding accrued but unpaid interest) due on such Note through May 1, 2001, computed using a discount rate equal to the Treasury Rate plus 75 basis points, over (B) the then-outstanding principal amount of such Note.

    "ASSET SALE" means any direct or indirect sale, conveyance, transfer, lease (that has the effect of a disposition) or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any Person other than the Company or a Wholly Owned Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Equity Interest of any Restricted Subsidiary; (ii) any material license, franchise or other authorization of the Company or any Restricted Subsidiary; (iii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company or any Restricted Subsidiary; or (iv) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business (including the receipt of proceeds paid on account of the loss of or damage to any property or asset and awards of compensation for any asset taken by condemnation, eminent domain or similar proceedings). For the purposes of this definition, the term "Asset Sale" shall not include (a) any transaction consummated in compliance with "-- Certain Covenants--Merger, Sale of Assets, etc." above and the creation of any Lien not prohibited by "--Certain Covenants--Limitation on Liens" above; PROVIDED, HOWEVER, that any transaction consummated in compliance with "---Certain Covenants--Merger, Sale of Assets,

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
etc." above involving a sale, conveyance, assignment, transfer, lease or other disposition of less than all of the properties or assets of the Company shall be deemed to be an Asset Sale with respect to the properties or assets of the Company and the Restricted Subsidiaries that are not so sold, conveyed, assigned, transferred, leased or otherwise disposed of in such transaction; (b) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; (c) any transaction consummated in compliance with "--Certain Covenants--Limitation on Restricted Payments" above; and (d) sales of accounts receivable for cash at fair market value. In addition, solely for purposes of "-- Certain Covenants --Disposition of Proceeds of Asset Sales" above, any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions, involving assets with a Fair Market Value not in excess of $1.0 million in any fiscal year shall be deemed not to be an Asset Sale.

    "ATEMCO" means the joint venture created by the ATEMCO Joint Venture Agreement.

    "ATEMCO JOINT VENTURE AGREEMENT" means the Joint Venture Agreement of ATEMCO dated March 3, 1982 among the Company, Tower Extrusions, Inc. and MEB Enterprises, Inc., as amended and in effect from time to time.

    "BOARD RESOLUTION" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

    "CAPITAL LEASE OBLIGATION" means, with respect to any Person, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet of such Person in accordance with GAAP.

    "CASH EQUIVALENTS" means: (a) U.S. dollars; (b) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above; and (e) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, and in each case maturing within six months after the date of acquisition.

    "CHANGE OF CONTROL" means the occurrence of any of the following events (whether or not approved by the Board of Directors of the Company or Holdings):
(i) prior to the first public offering of Voting Equity Interests of Holdings or the Company, either (x) the Permitted Holders cease to be the "beneficial owner" or "beneficial owners" (as defined in Rule 13d-3 and 13d-5 under the Exchange
Act), directly or indirectly, of at least a majority of the total voting power of the then outstanding Voting Equity Interests of Holdings or of the Company, or (y) the Permitted Holders cease to be entitled by voting power, contract or otherwise to elect or cause the election of directors of Holdings or the Company having a majority of the total voting power of the Board of Directors of Holdings or the Company, as the case may be, in each case, whether as a result of issuance of securities of Holdings or the Company, as the case may be, any merger, consolidation, liquidation or dissolution of Holdings or the Company, as the case may be, any direct or indirect transfer of securities by any Permitted Holder or otherwise; (ii) following the first public offering of Voting Equity Interests of Holdings or the Company, any Person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (i) above, except that a Person shall be deemed to have "beneficial ownership" of all

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shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power of the then outstanding Voting Equity Interests of Holdings or the Company; PROVIDED, HOWEVER, that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the then outstanding Voting Equity Interests of Holdings or the Company, as the case may be, than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of Holdings or the Company, as the case may be; (iii) Holdings or the Company consolidates with, or merges with or into, another Person (other than the Company or any Wholly Owned Restricted Subsidiary) or Holdings or any of its Subsidiaries sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of Holdings and its Subsidiaries (determined on a consolidated basis) to any Person (other than the Company or any Wholly Owned Restricted Subsidiary) or the Company or the Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and the Restricted Subsidiaries (determined on a consolidated basis) to any Person (other than the Company or a Wholly Owned Restricted Subsidiary), other than any such transaction where immediately after such transaction the Person or Persons that beneficially owned (as defined in clause (i) above, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise) immediately prior to such transaction, directly or indirectly, the then outstanding Voting Equity Interests of Holdings or the Company, as the case may be, "beneficially own" (as so determined), directly or indirectly, a majority of the total voting power of the then outstanding Voting Equity Interests of the surviving or transferee Person; or
(iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings or the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Holdings or the Company, as the case may be, was approved by a vote of a majority of the directors of Holdings or the Company, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Holdings or the Company, as the case may be, then in office. For purposes of clause (i) and clause (ii) above, Permitted Holders shall be deemed to beneficially own any Voting Equity Interests of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Permitted Holders beneficially own, directly or indirectly, a majority of the voting power of the then outstanding Voting Equity Interests of the parent entity.

    "CHANGE OF CONTROL DATE" has the meaning set forth under "--Offer to Purchase upon Change of Control" above.

    "CONSOLIDATED COVERAGE RATIO" as of any date of determination means the ratio of (i) the aggregate amount of Consolidated EBITDA for the four quarter period of the most recent four consecutive fiscal quarters ending prior to the date of such determination (the "FOUR QUARTER PERIOD") to (ii) Consolidated Interest Expense for such Four Quarter Period; PROVIDED, HOWEVER, that (1) if the Company or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such Four Quarter Period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving effect on a PRO FORMA basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such Four Quarter Period and the discharge of any other Indebtedness repaid, repurchased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such Four Quarter Period, (2) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary shall have made any Asset Sale, the Consolidated EBITDA for such Four Quarter Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) directly

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
attributable to the assets that are the subject of such Asset Sale for such Four Quarter Period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such Four Quarter Period and Consolidated Interest Expense for such Four Quarter Period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Sale for such Four Quarter Period (or, if the Equity Interests of any Restricted Subsidiary are sold, the Consolidated Interest Expense for such Four Quarter Period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (3) if since the beginning of such Four Quarter Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving PRO FORMA effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such Four Quarter Period, and (4) if since the beginning of such Four Quarter Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Four Quarter Period) shall have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such Four Quarter Period, Consolidated EBITDA and Consolidated Interest Expense for such Four Quarter Period shall be calculated after giving PRO FORMA effect thereto as if such Asset Sale, Investment or acquisition of assets occurred on, with respect to any Investment or acquisition, the first day of such Four Quarter Period and, with respect to any Asset Sale, the day prior to the first day of such Four Quarter Period. For purposes of this definition, whenever PRO FORMA effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given PRO FORMA effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any agreement under which Interest Rate Protection Obligations are outstanding applicable to such Indebtedness if such agreement under which such Interest Rate Protection Obligations are outstanding has a remaining term as at the date of determination in excess of 12 months).

    "CONSOLIDATED EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Income Tax Expense for such period;
(ii) Consolidated Interest Expense for such period; (iii) depreciation and depletion expense for such period; (iv) amortization expense for such period; and (v) all other non-cash items reducing Consolidated Net Income for such period (other than any non-cash item requiring an accrual or a reserve for cash disbursements in any future period).

    "CONSOLIDATED INCOME TAX EXPENSE" means, with respect to the Company for any period, the provision for Federal, state, local and foreign income taxes payable by the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

    "CONSOLIDATED INTEREST EXPENSE" means, with respect to the Company for any period, without duplication, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all

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commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) all capitalized interest and all accrued interest, (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP and (iii) dividends and distributions in respect of Disqualified Equity Interests actually paid in cash by the Company during such period as determined on a consolidated basis in accordance with GAAP; PROVIDED, HOWEVER, that there shall be excluded therefrom the amortization of deferred financing costs in connection with the Transaction.

    "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income (loss) of the Company and the Restricted Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such person is not a Restricted Subsidiary, except that (A) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income; (ii) any net income (loss) of any person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company except that (A) the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iv) any gain or loss realized upon the sale or other disposition of any asset of the Company or the Restricted Subsidiaries (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Equity Interests of any Person; (v) any extraordinary gain or loss; and (vi) the cumulative effect of a change in accounting principles.

    "CONSULTING AGREEMENT" means the Consulting Agreement dated as of May 9, 1997 by and between the Company and George Group, as amended and in effect from time to time.

    "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

    "DESIGNATED SENIOR INDEBTEDNESS" means (a) any Indebtedness outstanding under the Senior Credit Facility and (b) any other Senior Indebtedness which, at the time of determination, has an aggregate principal amount outstanding, together with any commitments to lend additional amounts, of at least $15.0 million, if the instrument governing such Senior Indebtedness expressly states that such Indebtedness is "Designated Senior Indebtedness" for purposes of the Indenture and a Board Resolution setting forth such designation by the Company has been filed with the Trustee.

    "DESIGNATION"  has the meaning set forth under "--Certain
Covenants--Designation of Unrestricted Subsidiaries" above.

    "DESIGNATION AMOUNT" has the meaning set forth under "--Certain Covenants--Designation of Unrestricted Subsidiaries" above.

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    "DISPOSITION"  means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

    "DISQUALIFIED EQUITY INTEREST" means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable, at the option of the holder thereof, in whole or in part, or exchangeable into Indebtedness on or prior to the earlier of the maturity date of the Notes or the date on which no Notes remain outstanding.

    "EQUITY INTEREST" in any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, in such Person, including any Preferred Equity Interests.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

    "EXISTING INDEBTEDNESS" means any Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date until such amounts are repaid.

    "EXPIRATION DATE" has the meaning set forth in the definition of "Offer to Purchase" below.

    "FAIR MARKET VALUE" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; PROVIDED, HOWEVER, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee.

    "FOUR QUARTER PERIOD" has the meaning set forth in the definition of "Consolidated Coverage Ratio" above.

    "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

    "GEORGE GROUP" means George Group Inc., a Texas corporation, and its successors.

    "GUARANTEE" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. A guarantee shall include, without limitation, any agreement to maintain or preserve any other person's financial condition or to cause any other Person to achieve certain levels of operating results.

    "GUARANTOR" means (i) each of RBP of Arizona, Inc., a Delaware corporation, RBP Custom Glass, Inc., a Delaware corporation, Timber Tech, Inc., a Mississippi corporation, RBP Trans, Inc., a Delaware corporation, RBP Fenesco, Inc., a Delaware corporation, LeVan Builders Supply Company, Inc., an Oklahoma corporation, and RBP of Texas, Inc., a Delaware corporation, and their respective successors,

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and (ii) each other Restricted Subsidiary, formed, created or acquired before or after the Issue Date, required to become a Guarantor after the Issue Date pursuant to "--Guaranties of the Notes" above.

    "GUARANTOR SENIOR INDEBTEDNESS" means, with respect to any Guarantor, at any date, (a) all Obligations of such Guarantor under the Senior Credit Facility; (b) all Interest Rate Protection Obligations of such Guarantor; (c) all Obligations of such Guarantor under stand-by letters of credit; and (d) all other Indebtedness of such Guarantor for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness unless the instrument under which such Indebtedness of such Guarantor for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to such Guarantor's Guaranty of the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for Federal, state, local or other taxes; (b) any Indebtedness among or between such Guarantor and any Subsidiary of the Company; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is Incurred in violation of the Indenture; PROVIDED, HOWEVER, that such Indebtedness shall be deemed not to have been Incurred in violation of the Indenture for purposes of this clause
(d) if (I) the holder(s) of such Indebtedness or their representative or the Company shall have furnished to the Trustee an opinion of independent legal counsel unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officers' Certificate of the Company) to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indenture or (II) in the case of any Obligations under the Senior Credit Facility, the holder(s) of such Obligations or their agent or representative shall have received a representation from the Company to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indenture; (e) Indebtedness evidenced by such Guarantor's Guaranty of the Notes; (f) Indebtedness of such Guarantor that is expressly subordinate or junior in right of payment to any other Indebtedness of such Guarantor; (g) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; (h) any obligation that by operation of law is subordinate to any general unsecured obligations of such Guarantor; and (i) any Existing Indebtedness.

    "GUARANTY" means the full and unconditional guarantee of the Notes by each Guarantor on a joint and several basis under the Indenture.

    "HOLDERS"  means the registered holder of any Note.

    "HOLDINGS" means RBPI Holding Corporation, a Delaware corporation, and its successors.

    "INCUR" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "INCURRENCE," "INCURRED" and "INCURRING" shall have meanings correlative to the foregoing). Indebtedness of any Acquired Person or any of its Subsidiaries existing at the time such Acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Company or any Restricted Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such Acquired Person becoming a Restricted Subsidiary (or being merged into or consolidated with the Company or any Restricted Subsidiary), shall be deemed Incurred at the time any such Acquired Person becomes a Restricted Subsidiary or merges into or consolidates with the Company or any Restricted Subsidiary.

    "INDEBTEDNESS" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such

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Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;
(c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable incurred in the ordinary course of business and payable in accordance with industry practices, or other accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith); (e) every Capital Lease Obligation of such Person; (f) every net obligation under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person; (g) every obligation of the type referred to in clauses (a) through (f) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise; and (h) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) through
(g) above. Indebtedness (a) shall never be calculated taking into account any cash and cash equivalents held by such Person; (b) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence, (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices and (z) under stand-by letters of credit to the extent collateralized by cash or cash equivalents; (c) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination; (d) shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Equity Interests of the Company or any Restricted Subsidiary; and
(e) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, letters of credit or similar obligations, incurred in the ordinary course of business.

    "INDEPENDENT FINANCIAL ADVISOR" means a nationally recognized, accounting, appraisal, investment banking firm or consultant that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

    "INSOLVENCY OR LIQUIDATION PROCEEDING" means, with respect to any Person, any liquidation, dissolution or winding up of such Person, or any bankruptcy, reorganization, insolvency, receivership or similar proceeding with respect to such Person, whether voluntary or involuntary.

    "INTEREST" means, with respect to the Notes, the sum of any cash interest and any Additional Interest on the Notes.

    "INTEREST RATE PROTECTION OBLIGATIONS" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

    "INVESTMENT" means, with respect to any Person, any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property or assets to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of capital stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. The amount of any Investment shall be the original cost of

                                       88
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such Investment, PLUS the cost of all additions thereto, and MINUS the amount of any portion of such Investment repaid to such Person in cash as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any property or asset other than cash, such property shall be valued at its fair market value at the time of such transfer, as determined in good faith by the Board of Directors (or comparable body) of the Person making such transfer.

    "ISSUE DATE"  means the original issue date of the Notes.

    "LIEN" means any lien, mortgage, charge, security interest, hypothecation, assignment for security or encumbrance of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

    "MATURITY DATE" means the date, which is set forth on the face of the Notes, on which the Notes will mature.

    "NET CASH PROCEEDS" means the aggregate proceeds in the form of cash or Cash Equivalents received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including all cash or Cash Equivalents received upon any sale, liquidation or other exchange of proceeds of Asset Sales received in a form other than cash or Cash Equivalents, net of (a) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof; (b) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); (c) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; (d) amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such assets which are the subject of such Asset Sale (provided that the amount of any such reserves shall be deemed to constitute Net Cash Proceeds at the time such reserves shall have been released or are not otherwise required to be retained as a reserve); and (e) with respect to Asset Sales by Restricted Subsidiaries, the portion of such cash payments attributable to Persons holding a minority interest in such Restricted Subsidiary.

    "OBLIGATIONS" means any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

    "OFFER" has the meaning set forth in the definition of "Offer to Purchase" below.

    "OFFER TO PURCHASE" means a written offer (the "OFFER") sent by or on behalf of the Company by first-class mail, postage prepaid, to each holder at his address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "EXPIRATION DATE") of the Offer to Purchase, which shall be not less than 20 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the "PURCHASE DATE") for purchase of Notes to occur no later than five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall also contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to

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Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase) and (iii) if applicable, appropriate PRO FORMA financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

    (1) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

    (2) the Expiration Date and the Purchase Date;

    (3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of the Indenture requiring the Offer to Purchase) (the "PURCHASE AMOUNT");

    (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the "PURCHASE PRICE");

    (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

    (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

    (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

    (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

    (9) that each Holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

    (10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

    (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase

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       Amount on a PRO RATA basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and

    (12) that in the case of any Holder whose Note is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

    An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

    "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

    "PERMITTED HOLDER" means (i) any of Keystone, Inc., Oak Hill Partners, Inc., Arbor Investors, L.L.C., Group 31, Inc. and their respective Affiliates on the Issue Date; (ii) any of the Permitted Transferees of the persons referred to in clause (i); and (iii) any person or group controlled by each or any of the Persons referred to in clauses (i) and (ii).

    "PERMITTED INDEBTEDNESS" has the meaning set forth in the second paragraph of "--Certain Covenants--Limitation on Indebtedness" above.

    "PERMITTED INVESTMENTS" means (a) Cash Equivalents; (b) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (c) loans and advances to employees made in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding; (d) Interest Rate Protection Obligations; (e) bonds, notes, debentures or other securities received as a result of Asset Sales permitted under "-- Certain Covenants-- Disposition of Proceeds of Asset Sales" above not to exceed 25% of the total consideration for such Asset Sales; (f) transactions with officers, directors and employees of the Company or any Restricted Subsidiary entered into in ordinary course of business (including compensation or employee benefit arrangements with any such director or employee) and consistent with past business practices; (g) Investments existing as of the Issue Date and any amendment, extension, renewal or modification thereof to the extent that any such amendment, extension, renewal or modification does not require the Company or any Restricted Subsidiary to make any additional cash or non-cash payments or provide additional services in connection therewith; (h) any Investment to the extent that the consideration therefor consists of Qualified Equity Interests of the Company; (i) any Investment consisting of a guarantee permitted under clause
(e) of the second paragraph of "--Limitation on Indebtedness" above; and (j) any Investment in ATEMCO required pursuant to the ATEMCO Joint Venture Agreement not to exceed the Company's PRO RATA share of capital contributions based on its ownership of Equity Interests in ATEMCO and in any event not to exceed $100,000 in any fiscal year (provided that all other holders of Equity Interests in ATEMCO are also simultaneously making Investments in ATEMCO pursuant to the ATEMCO Joint Venture Agreement based on their PRO RATA share of required capital contributions based on their ownership of Equity Interests in ATEMCO).

    "PERMITTED JUNIOR SECURITIES" means any securities of the Company or any other Person that are (i) equity securities without special covenants or (ii) subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in the Indenture, in any event pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of the Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of the Indenture and (c) such securities shall not provide for

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amortization (including sinking fund and mandatory prepayment provisions)
commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness (as modified by the plan of reorganization of readjustment pursuant to which such securities are issued).

    "PERMITTED LIENS" means (a) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not secure any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Liens prior to such merger or consolidation;
(b) Liens imposed by law such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith and by appropriate proceedings; (c) Liens existing on the Issue Date; (d) Liens securing only the Notes; (e) Liens in favor of the Company or any Restricted Subsidiary; (f) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED, HOWEVER, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (g) easements, reservation of rights of way, restrictions and other similar easements, licenses, restrictions on the use of properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the properties subject thereto or interfere with the ordinary conduct of the business of the Company and the Restricted Subsidiaries; (h) Liens resulting from the deposit of cash or notes in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, surety or appeal bonds, costs of litigation when required by law and public and statutory obligations or obligations under franchise arrangements entered into in the ordinary course of business; (i) Liens securing Indebtedness consisting of Capitalized Lease Obligations, Purchase Money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations, in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of the Company or the Restricted Subsidiaries, or repairs, additions or improvements to such assets, PROVIDED, HOWEVER, that (I) such Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, addition or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of such Indebtedness), (II) such Liens do not extend to any other assets of the Company or the Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, such Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved), (III) the Incurrence of such Indebtedness is permitted by "--Certain Covenants--Limitation on Indebtedness" above and (IV) such Liens attach within 90 days of such purchase, construction, installation, repair, addition or improvement; (j) Liens to secure any refinancings, renewals, extensions, modifications or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above so long as such Lien does not extend to any other property (other than improvements thereto); (k) Liens securing letters of credit entered into in the ordinary course of business and consistent with past business practice; and (l) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary.

    "PERMITTED TRANSFEREE" means, with respect to any Person: (a) in the case of any Person who is a natural person, such individual's spouse or children, any trust for such individual's benefit or the benefit of such individual's spouse or children, or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such Person or such individual's spouse or children or any trust for the benefit of such persons; and (b) in the case of any Person who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such Person or upon the incompetency or disability of such Person for purposes of the protection and management of such individual's assets.

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    "PERSON"  means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability limited partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "POST-PETITION INTEREST" means, with respect to any Indebtedness of any Person, all interest accrued or accruing on such Indebtedness after the commencement of any Insolvency or Liquidation Proceeding against such Person in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing such Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

    "PREFERRED EQUITY INTEREST," in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

    "PRINCIPAL" of a debt security means the principal of the security plus, when appropriate, the premium, if any, on the security.

    "PUBLIC EQUITY OFFERING" means, with respect to the Company or Holdings, an underwritten public offering of Qualified Equity Interest of the Company or Holdings, as the case may be, pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8).

    "PUBLIC MARKET" means any time after (x) a Public Equity Offering has been consummated and (y) at least 15% of the total issued and outstanding Qualified Equity Interests of the Company or Holdings, as the case may be, has been distributed by means of an effective registration statement under the Securities Act.

    "PURCHASE AMOUNT" has the meaning set forth in the definition of "Offer to Purchase" above.

    "PURCHASE DATE" has the meaning set forth in the definition of "Offer to Purchase" above.

    "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of any property, provided that the aggregate principal amount of such Indebtedness does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost, including any refinancing of such Indebtedness that does not increase the aggregate principal amount (or accreted amount, if less) thereof as of the date of refinancing.

    "PURCHASE PRICE" has the meaning set forth in the definition of "Offer to Purchase" above.

    "QUALIFIED EQUITY INTEREST" in any Person means any Equity Interest in such Person other than any Disqualified Equity Interest.

    "REDEMPTION DATE" has the meaning set forth in the third paragraph of "--Optional Redemption" above.

    "RELATED BUSINESS" means those businesses in which the Company or any of the Restricted Subsidiaries is engaged on the date of the Indenture, or that are reasonably related or incidental thereto.

    "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company, by a resolution of the Board of Directors of the Company delivered to the Trustee, as an Unrestricted Subsidiary pursuant to "--Certain Covenants--Designation

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
of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

    "SEC"  means the Securities and Exchange Commission.

    "SENIOR CREDIT FACILITY" means the Credit Agreement, dated as of May 9, 1997, between the Company, the lenders named therein, and The Chase Manhattan Bank, as Administrative Agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor, whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guarantee and note agreements and other instruments and agreements executed in connection therewith.

    "SENIOR INDEBTEDNESS" means, at any date, (a) all Obligations of the Company under the Senior Credit Facility; (b) all Interest Rate Protection Obligations of the Company; (c) all Obligations of the Company under stand-by letters of credit; and (d) all other Indebtedness of the Company for borrowed money, including principal, premium, if any, and interest (including Post-Petition Interest) on such Indebtedness, unless the instrument under which such Indebtedness of the Company for money borrowed is Incurred expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) to the extent that it may constitute Indebtedness, any Obligation for Federal, state, local or other taxes; (b) any Indebtedness among or between the Company and any Subsidiary of the Company; (c) to the extent that it may constitute Indebtedness, any Obligation in respect of any trade payable Incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) that portion of any Indebtedness that is Incurred in violation of the Indenture; PROVIDED, HOWEVER, that such Indebtedness shall be deemed not to have been Incurred in violation of the Indenture for purposes of this clause (d) if (I) the holder(s) of such Indebtedness or their representative or the Company shall have furnished to the Trustee an opinion of independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officers' Certificate of the Company) to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indenture or (II) in the case of any Obligations under the Senior Credit Facility, the holder(s) of such Obligations or their agent or representative shall have received a representation from the Company to the effect that the Incurrence of such Indebtedness does not violate the provisions of this Indenture; (e) Indebtedness evidenced by the Notes; (f) Indebtedness of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness of the Company; (g) to the extent that it may constitute Indebtedness, any obligation owing under leases (other than Capitalized Lease Obligations) or management agreements; (h) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company; and (i) any Existing Indebtedness.

    "SIGNIFICANT RESTRICTED SUBSIDIARY"  means, at any date of determination,
(a) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries (i) for the most recent fiscal year of the Company accounted for more than 5.0% of the consolidated revenues of the Company and the Restricted Subsidiaries or (ii) as of the end of such fiscal year, owned more than 5.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP, and (b) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Restricted Subsidiaries and as to which any event described in clause (f), (g) or (h) of "--Events of Default" above has occurred, would constitute a Significant Restricted Subsidiary under clause (a) of this definition.

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    "STATED MATURITY,"  when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

    "SUBORDINATED INDEBTEDNESS"   means, with respect to the Company or any
Guarantor, any Indebtedness of the Company or such Guarantor, as the case may be, which is expressly subordinated in right of payment to the Notes or such Guarantor's Guaranty, as the case may be.

    "SUBSIDIARY" means, with respect to any Person, (a) any corporation of which the outstanding Voting Equity Interests having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (b) any other Person of which at least a majority of Voting Equity Interests are at the time, directly or indirectly, owned by such first named Person.

    "SURVIVING PERSON" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

    "TAX SHARING AGREEMENT" means the Tax Sharing Agreement dated as of May 9, 1997 by and between Holdings, the Company and certain of the Company's Subsidiaries, as amended and in effect from time to time.

    "TREASURY RATE" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the Redemption Date to May 1, 2001; PROVIDED, HOWEVER, that if the period from the Redemption Date to May 1, 2001 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to May 1, 2001 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

    "UNITED STATES GOVERNMENT OBLIGATIONS" means direct non-callable obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

    "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company designated as such pursuant to "--Certain Covenants--Designation of Unrestricted Subsidiaries" above. Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

    "UNUTILIZED NET CASH PROCEEDS" has the meaning set forth in the third paragraph under "--Certain Covenants--Disposition of Proceeds of Asset Sales" above.

    "VOTING EQUITY INTERESTS" means Equity Interests in a corporation or other Person with voting power under ordinary circumstances entitling the holders thereof to elect the Board of Directors or other governing body of such corporation or Person.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment of final maturity, in respect thereof, by (ii) the number of years (calculated to

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the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding aggregate principal amount of such Indebtedness.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" means any Restricted Subsidiary all of the outstanding Voting Equity Interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

BOOK-ENTRY, DELIVERY AND FORM

    The Exchange Notes initially will be represented by one or more permanent global certificates in definitive, fully registered form (the "Global Notes"). The Global Notes will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC.

    THE GLOBAL NOTES. The Company expects that pursuant to procedures established by DTC (a) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount of Exchange Notes of the individual beneficial interests represented by the Global Notes to the respective accounts of persons who have accounts with DTC and (b) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants (as defined herein)) and the records of Participants (with respect to interests of persons other than Participants). Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC ("Participants") or persons who hold interests through Participants. Interests in the Global Notes may be held directly through DTC, by Participants, or indirectly through organizations which are Participants.

    So long as DTC, or its nominee, is the registered owner or holder of the Global Notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such Global Notes for all purposes under the Indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture.

    Payments of the principal of, premium, if any, and interest on the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

    The Company expects that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Notes, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in the Global Notes held through such Participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.

    Transfers between Participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearinghouse funds. If a Holder requires physical delivery of a Certificated Note for any reason, including to sell Exchange Notes to persons in states which require physical delivery of the Exchange Notes, or to pledge such securities, such Holder must transfer its interest in a Global Note in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

    DTC has advised the Company that it will take any action permitted to be taken by a Holder of Exchange Notes (including the presentation of Exchange Notes for exchange) only at the direction of one or more Participants to whose account the DTC interests in the Global Notes are credited and only in

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respect of such portion of the aggregate principal amount of Exchange Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Notes in whole for Certificated Notes (as defined below), which it will distribute to the Participants.

    DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among Participants, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC or the Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

    CERTIFICATED NOTES. If DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by the Company within 90 days, certificated notes in definitive, fully registered form will be issued in exchange for the Global Notes.

SENIOR SUBORDINATED NOTES REGISTRATION RIGHTS

    DEFINITIONS. As used in this section, the following terms shall have the following meanings:

    CLOSING DATE:   The closing date of the offering of the Senior Subordinated
Notes (May 9, 1997).

    EFFECTIVENESS DATE:   The 120th day after the Closing Date; PROVIDED,
HOWEVER, that, with respect to the Initial Shelf Registration Statement, (i) if the Filing Date in respect thereof is fewer than 60 days prior to the 120th day after the Closing Date, then the Effectiveness Date in respect thereof shall be the 60th day after such Filing Date and (ii) if the Filing Date is after the filing of the Exchange Offer Registration Statement with the SEC, then the Effectiveness Date in respect thereof shall be the 60th day after such Filing Date.

    EXPIRATION DATE:   The 30th day after the Effectiveness Date; PROVIDED,
HOWEVER, that if the Exchange Offer is required by applicable law to be open for a period of more than 30 days, the Expiration Date shall mean the last date of such period.

    FILING DATE: The 60th day after the Closing Date; PROVIDED, HOWEVER, that, with respect to the Initial Shelf Registration Statement, (i) if a Shelf Registration Event shall have occurred fewer than 30 days prior to the 60th day after the Closing Date, then the Filing Date in respect thereof shall be the 30th day after such Shelf Registration Event and (ii) if a Shelf Registration Event shall have occurred after the filing of the Exchange Offer Registration Statement with the SEC, then the Filing Date in respect thereof shall be the 30th day after such Shelf Registration Event.

    REGISTRABLE SECURITIES: The Senior Subordinated Notes upon original issuance thereof and at all times subsequent thereto, each Exchange Note (as defined below) as to which clause (v) of paragraph (b) of "--Exchange Offer" below is applicable upon original issuance and at all times subsequent thereto and, if issued, the Private Exchange Notes (as defined in the Registration Rights Agreement),

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until in the case of any such Notes, Exchange Notes or Private Exchange Notes, as the case may be, (i) a Registration Statement (other than, with respect to any Exchange Note as to which clause (v) of paragraph (b) of "--Exchange Offer" below is applicable, the Exchange Offer Registration Statement) covering such Notes, Exchange Notes or Private Exchange Notes has been declared effective by the SEC and such Senior Subordinated Notes, Exchange Notes or Private Exchange Notes, as the case may be, have been disposed of in accordance with such effective Registration Statement, (ii) such Senior Subordinated Notes, Exchange Notes or Private Exchange Notes, as the case may be, are sold in compliance with Rule 144 under the Securities Act, (iii) such Senior Subordinated Note has been exchanged for an Exchange Note pursuant to the Exchange Offer and clause (v) of paragraph (b) of "-- Exchange Offer" below is not applicable thereto, or (iv) such Senior Subordinated Notes, Exchange Notes or Private Exchange Notes, as the case may be, cease to be outstanding.

    EXCHANGE OFFER. The Company, each of the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on the Closing Date pursuant to which the Company and each of the Guarantors (a) agreed to file with the SEC, on or before the Filing Date, the Exchange Offer. The Exchange Offer will be registered under the Securities Act on the appropriate form (the "EXCHANGE OFFER REGISTRATION STATEMENT") and will comply with all applicable tender offer rules and regulations under the Exchange Act. The Company and each of the Guarantors agreed to use their respective best efforts to (i) cause the Exchange Offer Registration Statement to become effective and commence the Exchange Offer on or prior to the Effectiveness Date, (ii) keep the Exchange Offer open until the Expiration Date and (iii) exchange Exchange Notes for all Senior Subordinated Notes validly tendered and not withdrawn pursuant to the Exchange Offer on or prior to the fifth day following the Expiration Date.

    The Company and each of the Guarantors shall use their respective best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the prospectus contained therein in order to permit such prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for at least 180 days (or such shorter time as such persons must comply with such requirements in order to resell the Exchange Notes) (the "APPLICABLE PERIOD").

    (b) If, (i) because of any change in law or in currently prevailing interpretations of the Staff of the SEC, the Company is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not commenced on or prior to the Effectiveness Date, (iii) the Exchange Offer is not, for any reason, consummated on or prior to the fifth day after the Expiration Date, (iv) any Holder of Private Exchange Notes so requests, or (v) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and Federal securities laws (the occurrence of any such event, a "SHELF REGISTRATION EVENT"), then, in the case of each of clauses (i) through (v) of this sentence, the Company shall promptly deliver to the Holders and the Trustee notice thereof (the "SHELF NOTICE") and thereafter the Company and each of the Guarantors shall file an Initial Shelf Registration Statement pursuant to the terms of the Registration Rights Agreement.

    SHELF REGISTRATION. If a Shelf Registration Event has occurred (and whether or not an Exchange Offer Registration Statement has been filed with the SEC or has become effective, or the Exchange Offer has been consummated), then:

    (a) INITIAL SHELF REGISTRATION STATEMENT. The Company and each of the Guarantors shall promptly prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "INITIAL SHELF REGISTRATION STATEMENT"). The Company and each of the Guarantors shall file with the SEC the Initial Shelf Registration Statement on or prior to the Filing Date. The Initial Shelf Registration Statement shall be on Form S-1 or another appropriate form if available, permitting registration of such Registrable Securities for resale by such holders in the manner designated by them (including, without limitation, in one or more underwritten

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offerings). The Company and each of the Guarantors shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement. The Company and each of the Guarantors shall use their respective best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act on or prior to the Effectiveness Date, and to keep the Initial Shelf Registration Statement continuously effective under the Securities Act until the date which is 24 months from the Closing Date or such shorter period ending when (i) all Registrable Securities covered by the Initial Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Initial Shelf Registration Statement or (ii) a Subsequent Shelf Registration Statement covering all of the Registrable Securities has been declared effective under the Securities Act (such 24 month or shorter period, the "EFFECTIVENESS PERIOD").

    (b) SUBSEQUENT SHELF REGISTRATION STATEMENTS. If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company and each of the Guarantors shall use their respective best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event the Company and each of the Guarantors shall within 45 days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "SUBSEQUENT SHELF REGISTRATION STATEMENT"). If a Subsequent Shelf Registration Statement is filed, the Company and each of the Guarantors shall use their respective best efforts to cause the Subsequent Shelf Registration Statement to be declared effective as soon as reasonably practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period. As used herein the term "Shelf Registration Statement" means the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement.

    (c) SUPPLEMENTS AND AMENDMENTS. The Company and each of the Guarantors shall promptly supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities.

    ADDITIONAL INTEREST. The Company has agreed to pay, as liquidated damages, additional interest on the Senior Subordinated Notes ("ADDITIONAL INTEREST") under the circumstances and to the extent set forth below (each of which shall be given independent effect):

        (i) if either the Exchange Offer Registration Statement or the Initial Shelf Registration Statement has not been filed on or prior to the Filing Date (unless, with respect to the Exchange Offer Registration Statement, a Shelf Event described in clause (i) of paragraph (b) of "--Exchange Offer" above shall have occurred prior to the Filing Date), Additional Interest shall accrue on the Senior Subordinated Notes over and above the stated interest in an amount equal to $0.05 per week (or any part thereof) per $1,000 principal amount of the Senior Subordinated Notes for the first 90 days immediately following such date, such Additional Interest increasing by an additional $0.05 per week (or any part thereof) per $1,000 principal amount of the Notes at the beginning of each subsequent 90-day period;

        (ii) if either the Exchange Offer Registration Statement or the Initial Shelf Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Date (unless, with respect to the Exchange Offer Registration Statement, a Shelf Event described in clause (i) of paragraph
    (b) of "--Exchange Offer" above shall have occurred), Additional Interest shall accrue on the Senior Subordinated Notes over and above the stated interest in an amount equal to $0.05 per week (or any part thereof) per $1,000 principal amount of Senior Subordinated Notes for the first 90 days immediately following such date, such Additional Interest increasing by an additional $0.05 per week (or any part thereof) per $1,000 principal amount of the Senior Subordinated Notes at the beginning of each subsequent 90-day period; and

        (iii) if (A) the Company has not exchanged Exchange Notes for all Senior Subordinated Notes validly tendered and not withdrawn in accordance with the terms of the Exchange Offer on or prior to the fifth day after the Expiration Date, or (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the Expiration Date, or (C) if applicable, any Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time during the Effectiveness Period, then Additional Interest shall accrue on the Senior Subordinated Notes over and above the stated interest in an amount equal to $0.05 per week (or any part thereof) per $1,000 principal amount of the Senior Subordinated Notes for the first 90 days commencing on the (x) sixth day after the Expiration Date, in the case of (A) above, or (y) the day the Exchange Offer Registration Statement ceases to be effective in the case of
    (B) above, or (z) the day such Shelf Registration Statement ceases to be effective in the case of (C) above, such Additional Interest increasing by an additional $0.05 per week (or any part thereof) per $1,000 principal amount of the Senior Subordinated Notes at the beginning of each such subsequent 90-day period;

PROVIDED, HOWEVER, that the Additional Interest on the Notes may not exceed at any one time in the aggregate $0.50 per week per $1,000 principal amount of the Senior Subordinated Notes; PROVIDED, FURTHER, HOWEVER, that (1) upon the filing of the Exchange Offer Registration Statement or a Shelf Registration Statement as required hereunder (in the case of clause (i) of this paragraph), (2) upon the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement as required hereunder (in the case of clause (ii) of this paragraph) or (3) upon the exchange of Exchange Notes for all Senior Subordinated Notes validly tendered and not withdrawn (in the case of clause
(iii)(A) of this paragraph), or upon the effectiveness of the Exchange Offer Registration Statement which had ceased to remain effective (in the case of (iii)(B) of this paragraph), or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of (iii)(C) of paragraph), Additional Interest on the Senior Subordinated Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue (but any accrued amount shall be payable).

    The foregoing summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to all provisions of the Registration Rights Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                              PLAN OF DISTRIBUTION

    Based on interpretations by the Staff set forth in no-action letters issued to third parties, the Company believes that Exchange Notes issued pursuant to the Exchange Offer in exchange for Senior Subordinated Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any holder which is (i) an "Affiliate," (ii) a broker-dealer who acquired Senior Subordinated Notes directly from the Company or (iii) broker-dealers who acquired Senior Subordinated Notes as a result of market-making or other trading activities) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in a distribution of such Exchange Notes; provided that broker-dealers receiving Exchange Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such Exchange Notes.

    Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Senior Subordinated Notes where Senior Subordinated Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use
in connection with any such resale. In addition, until             , 1997, all
dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

    The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify such holders (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

    The Initial Purchasers may engage in stabilizing transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Such stabilization transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of such transactions.

                                 LEGAL MATTERS

    The validity of the Exchange Notes offered hereby will be passed upon for the Company by Kelly, Hart & Hallman, Fort Worth, Texas.

                                    EXPERTS

    The consolidated financial statements of Reliant Building Products, Inc. and subsidiaries as of March 28, 1997 and March 29, 1996, and for each of the three years in the period ended March 28, 1997, included in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

RELIANT BUILDING PRODUCTS, INC. AND SUBSIDIARIES


Report of Independent Auditors.......................................................        F-2

Consolidated Financial Statements

Consolidated Balance Sheets as of March 29, 1996 and March 28, 1997..................        F-3

Consolidated Statements of Income for each of the three years in the period ended
  March 28, 1997.....................................................................        F-4

Consolidated Statements of Changes in Shareholders' Equity for each of the three
  years in the period ended March 28, 1997...........................................        F-5

Consolidated Statements of Cash Flows for each of the three years in the period ended
  March 28, 1997.....................................................................        F-6

Notes to Consolidated Financial Statements...........................................        F-7

Unaudited Consolidated Balance Sheet at June 27, 1997................................       F-16

Unaudited Consolidated Statements of Operations for the seven week period ended June
  27, 1997, the six week period ended May 9, 1997, and the thirteen week period ended
  June 28, 1996......................................................................       F-17

Unaudited Statements of Cash Flows for the seven week period ended June 27, 1997, the six week period ended May 9, 1997, and the thirteen week period ended June 28,
  1996...............................................................................       F-18

Notes to Unaudited Financial Statements..............................................       F-19

                         REPORT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Directors
Reliant Building Products, Inc.

    We have audited the accompanying consolidated balance sheets of Reliant Building Products, Inc. (formerly Redman Building Products, Inc.) and subsidiaries as of March 28, 1997 and March 29, 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended March 28, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Reliant Building Products, Inc. and subsidiaries at March 28, 1997 and March 29, 1996, and the consolidated results of their operations and cash flows for each of the three years in the period ended March 28, 1997, in conformity with generally accepted accounting principles.

                                                      ERNST & YOUNG LLP

Dallas, Texas
June 19, 1997

                RELIANT BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                         MARCH 29,     MARCH 28,
                                                                                           1996           1997
                                                                                        -----------  --------------
ASSETS
Current assets:
  Cash................................................................................   $     133     $      182
  Accounts and notes receivable.......................................................      18,690         17,732
  Inventories:
    Raw materials.....................................................................       9,941          9,883
    Finished products and work-in-process.............................................       4,843          5,107
                                                                                        -----------  --------------
                                                                                            14,784         14,990
  Deferred tax assets.................................................................       1,369          1,434
  Prepaid expenses and other current assets...........................................       1,296          1,008
                                                                                        -----------  --------------
Total current assets..................................................................      36,272         35,346
Property, plant, and equipment, at cost:
  Land and buildings..................................................................      17,245         17,020
  Machinery and equipment.............................................................      30,140         33,086
                                                                                        -----------  --------------
                                                                                            47,385         50,106
  Accumulated depreciation and amortization...........................................     (22,354)       (26,054)
                                                                                        -----------  --------------
                                                                                            25,031         24,052
Intangible assets, less accumulated amortization of $2,888 and $3,502, respectively...      10,557          9,943
Debt issuance costs...................................................................       1,843          1,177
Other assets..........................................................................       3,066          2,559
                                                                                        -----------  --------------
Total assets..........................................................................   $  76,769     $   73,077
                                                                                        -----------  --------------
                                                                                        -----------  --------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable....................................................................   $  11,187     $    7,503
  Accrued expenses....................................................................       7,895          6,703
  Current portion of long-term debt...................................................       2,475          3,464
  Current portion of subordinated debt................................................         375            375
                                                                                        -----------  --------------
Total current liabilities.............................................................      21,932         18,045
Long-term debt........................................................................      38,986         34,108
Deferred income taxes.................................................................       4,017          3,906
Other liabilities.....................................................................         426            334
Subordinated debt.....................................................................       3,097          5,380
Redeemable securities:
  Redeemable preferred stock..........................................................       5,312          6,119
  Redeemable common stock warrants....................................................       1,046          1,272
                                                                                        -----------  --------------
Total redeemable securities...........................................................       6,358          7,391
Contingencies (NOTE 11)
Shareholders' equity
  Common stock, $1.00 par value:
    Authorized shares--10,000
    Issued and outstanding shares--1,000..............................................           1              1
  Additional paid-in capital..........................................................       7,063          6,670
  Accumulated deficit.................................................................      (5,111)        (2,758)
                                                                                        -----------  --------------
Total shareholders' equity............................................................       1,953          3,913
                                                                                        -----------  --------------
Total liabilities and shareholders' equity............................................   $  76,769     $   73,077
                                                                                        -----------  --------------
                                                                                        -----------  --------------

                            See accompanying notes.

                RELIANT BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                 (IN THOUSANDS)

                                                                           YEAR ENDED   YEAR ENDED   YEAR ENDED
                                                                            MARCH 31,    MARCH 29,    MARCH 28,
                                                                              1995         1996         1997
                                                                           -----------  -----------  -----------
Net sales................................................................   $ 137,184    $ 173,271    $ 174,401
Cost of products sold....................................................     106,760      133,337      131,474
                                                                           -----------  -----------  -----------
Gross profit.............................................................      30,424       39,934       42,927

Selling, general and administrative......................................      23,620       31,498       32,724
                                                                           -----------  -----------  -----------

Income from operations...................................................       6,804        8,436       10,203
Interest expense, net....................................................       4,843        6,125        5,381
Other expenses...........................................................         359          753          577
                                                                           -----------  -----------  -----------
Income before income taxes & extraordinary items.........................       1,602        1,558        4,245
Income tax expense.......................................................         833          753        1,892
                                                                           -----------  -----------  -----------
Income before extraordinary loss.........................................         769          805        2,353
Extraordinary loss, net of tax benefit of $297...........................         552           --           --
                                                                           -----------  -----------  -----------
Net income...............................................................   $     217    $     805    $   2,353
                                                                           -----------  -----------  -----------
                                                                           -----------  -----------  -----------

                            See accompanying notes.

                RELIANT BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CHANGES IN
                              SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                                               ADDITIONAL
                                                                    COMMON       PAID-IN     ACCUMULATED
                                                                     STOCK       CAPITAL       DEFICIT       TOTAL
                                                                  -----------  -----------  -------------  ---------
Balance at April 1, 1994........................................   $       1    $   8,092     $  (6,133)   $   1,960
  Net income....................................................                                    217          217
  Accrual of redeemable preferred stock dividend................                     (400)                      (400)
  Other.........................................................                      (37)                       (37)
                                                                       -----   -----------  -------------  ---------
Balance at March 31, 1995.......................................           1        7,655        (5,916)       1,740
  Net income....................................................                                    805          805
  Accrual of redeemable preferred stock dividend................                     (400)                      (400)
  Other.........................................................                     (192)                      (192)
                                                                       -----   -----------  -------------  ---------
Balance at March 29, 1996.......................................           1        7,063        (5,111)       1,953
  Net Income....................................................                                  2,353        2,353
  Accrual of redeemable preferred stock dividend................                     (371)                      (371)
  Other.........................................................                      (22)                       (22)
                                                                       -----   -----------  -------------  ---------
Balance at March 28, 1997.......................................   $       1    $   6,670     $  (2,758)   $   3,913
                                                                       -----   -----------  -------------  ---------
                                                                       -----   -----------  -------------  ---------

                            See accompanying notes.

                RELIANT BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                               YEAR ENDED   YEAR ENDED    YEAR ENDED
                                                                                MARCH 31,    MARCH 29,    MARCH 28,
                                                                                  1995         1996          1997
                                                                               -----------  -----------  ------------
OPERATING ACTIVITIES
Net income...................................................................   $     217    $     805    $    2,353
Adjustments to reconcile net income to net cash provided by operations:
  Extraordinary loss.........................................................         552       --            --
  Depreciation and amortization..............................................       4,251        4,245         4,866
  Noncash interest expense...................................................         595          678           666
  Deferred income tax expense................................................        (197)        (480)         (176)
  Provision for doubtful accounts............................................        (186)       1,345           331
  Other......................................................................         112         (257)          224
  Changes in operating assets and liabilities:
    Accounts and notes receivable............................................      (2,787)      (2,529)          627
    Inventories..............................................................      (5,657)       4,560          (206)
    Prepaid expenses and other current assets................................         181         (701)           49
    Accounts payable and accrued expenses....................................       4,793          697        (4,803)
    Other....................................................................        (925)         (15)          469
                                                                               -----------  -----------  ------------
Net cash provided by operating activities....................................         949        8,348         4,400
INVESTING ACTIVITIES
Purchases of property, plant, and equipment..................................      (4,628)      (5,631)       (3,516)
Proceeds from sales of property, plant, and equipment........................         206           93           282
Proceeds from sales of warehouse operations..................................         (93)       1,797        --
Acquisitions.................................................................      --           (5,544)       --
                                                                               -----------  -----------  ------------
Net cash used in investing activities........................................      (4,515)      (9,285)       (3,234)
FINANCING ACTIVITIES
Proceeds from revolver borrowings............................................     190,785      189,141       192,059
Principal payments on borrowings.............................................    (185,777)    (193,242)     (196,119)
Payment of debt issue costs..................................................      (1,863)         (90)          (72)
Proceeds from long-term debt.................................................      --            4,197         2,600
Redemption of preferred stock................................................      --           --            (5,386)
Proceeds from sale of preferred stock by parent..............................      --           --             5,969
Other borrowings.............................................................         500        1,000        --
Payment of preferred stock dividend..........................................        (200)      --              (168)
                                                                               -----------  -----------  ------------
Net cash provided by (used in) financing activities..........................       3,445        1,006        (1,117)
                                                                               -----------  -----------  ------------
Increase/(decrease) in cash..................................................        (121)          69            49
Cash at beginning of year....................................................         185           64           133
                                                                               -----------  -----------  ------------
Cash at end of year..........................................................   $      64    $     133    $      182
                                                                               -----------  -----------  ------------
                                                                               -----------  -----------  ------------
SUPPLEMENTARY INFORMATION
Cash payments for interest...................................................   $   3,098    $   5,767    $    5,243
                                                                               -----------  -----------  ------------
                                                                               -----------  -----------  ------------
Cash payment for income taxes................................................   $   1,003    $   1,594    $    1,470
                                                                               -----------  -----------  ------------
                                                                               -----------  -----------  ------------

                            See accompanying notes.

                RELIANT BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    The accompanying consolidated financial statements include the accounts of Reliant Building Products, Inc. (formerly Redman Building Products, Inc.) and its subsidiaries (the Company). In connection with an initial public offering of Redman Industries, Inc. (Industries) common stock, the Company was spun-off to previous Industries shareholders as of September 23, 1993. As of that date, the Company was a wholly owned subsidiary of RBPI Holding Corporation (RBPI Holding). All significant intercompany accounts and transactions have been eliminated upon consolidation.

    The Company utilizes a 52 or 53 week accounting period which ends on the Friday closest to March 31. Each of the years in the three years ended March 28, 1997 includes 52 weeks.

ACQUISITION

    On April 28, 1995, the Company acquired all the assets and certain liabilities of Living Windows Corporation, a wholly-owned subsidiary of THJ Investments, Inc. Living Windows Corporation manufactures and distributes aluminum framed windows. The Living Windows acquisition was accounted for under the purchase method of accounting and accordingly, the Company consolidated the operations of Living Windows from the date of acquisition. The total purchase price for the Living Windows Acquisition included cash payments of approximately $4,796,000, a note in the amount of $400,000 and assumed liabilities of approximately $1,493,000. The Company also recorded $748,000 of goodwill from the acquisition which is being amortized over 15 years.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

ACCOUNTS RECEIVABLE

    The Company is principally an aluminum and vinyl window fabricator and supplier to new residential construction and home remodeling markets throughout the United States. Credit is extended in the normal course of business under normal trade terms. The Company has established an allowance for doubtful accounts of $1,637,000 at March 29, 1996 and $1,309,000 at March 28, 1997, based upon the expected collectibility of its receivables. The Company wrote off accounts receivable, net of recoveries, of $666,000, $361,000, and $542,000 in fiscal years 1995, 1996, and 1997, respectively.

LONG-LIVED ASSETS

    In March 1995 the Financial Accounting Standards Board issued Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed. The Company adopted Statement 121 effective March 30, 1996, and the effect of adoption was not material.

                RELIANT BUILDING PRODUCTS, INC. AND SUBSIDIARIES

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INVENTORIES

    Inventories are valued at the lower of cost or market. Cost is determined on the LIFO method, which is essentially the same as using the FIFO method, for 57% in 1996 and 53% in 1997 of total inventories.

DEPRECIATION AND AMORTIZATION

    Buildings and machinery and equipment are depreciated using the straight-line method over the estimated useful lives of the assets (buildings--15 to 20 years; machinery and equipment--3 to 10 years). Capital leases are amortized over the shorter of the useful life of the leased asset or the lease term. Capital lease amortization is included in depreciation and amortization expenses.

INTANGIBLE ASSETS

    Intangible assets, consisting of goodwill and other intangible assets, are stated on the basis of cost. Goodwill is being amortized on a straight-line basis over a 40-year period with the exception of goodwill resulting from the Living Windows acquisition which is being amortized over 15 years. Other Intangible assets consisting primarily of a covenant not to compete are being amortized over 5 years. Recoverability of carrying value of intangible assets is evaluated on a recurring basis with consideration toward recovery through future operating results on an undiscounted basis.

REVENUE RECOGNITION

    Revenue is recognized upon shipment or when performance has occurred.

RECLASSIFICATIONS

    Certain amounts have been reclassified to conform to the 1997 presentation.

                RELIANT BUILDING PRODUCTS, INC. AND SUBSIDIARIES

2. LONG-TERM DEBT

                                                                                             MARCH 29,    MARCH 28,
                                                                                               1996         1997
                                                                                            -----------  -----------
                                                                                                 (IN THOUSANDS)
Secured senior credit facility:
  Senior term loan; principal due in quarterly installments through January 2000; interest
    at reference rate plus 1.75% (approximately 10% at March 28, 1997)....................   $  20,000    $  17,327
  Capital expenditure loan; principal due January 2000; interest at reference rate plus
    2.0% (Approximately 10.25% at March 28, 1997).........................................       3,766        4,600
  Revolving loan; interest payable monthly at reference rate plus 1.75%; due January 2000
    (Approximately 10% at March 28, 1997).................................................      14,066       14,610
  Acquisition loan; principal due January 2000; interest at reference rate plus 2.0%
    (Approximately 10.25% at March 28, 1997)..............................................       2,200           --
                                                                                            -----------  -----------
                                                                                                40,032       36,537

Note payable, net of discount of $80,000, interest monthly at prevailing prime rate less
  1%; principal due in quarterly installments of $90,000 through June 1998 (effective rate
  13.07%).................................................................................       1,029          749
Other notes payable.......................................................................         400          286
                                                                                            -----------  -----------
                                                                                             $  41,461    $  37,572
                                                                                            -----------  -----------
                                                                                            -----------  -----------

    On September 8, 1994, the Company refinanced its old secured senior credit facility with Heller Financial, Inc. and other lenders. As a result of the refinancing, debt issue costs and an original issue discount were written off which resulted in an extraordinary loss of $552,000, net of tax benefit of $297,000.


    The loans under the secured senior credit facility are collateralized by all the assets of the Company and are fully, unconditionally, jointly and severally guaranteed by all of the Company's wholly owned subsidiaries. The secured senior credit facility is subject to covenants that, among other things, impose limitations on capital expenditures and investments, restrict certain payments and distributions and require the Company to maintain certain financial ratios.


    Under the credit facility, at March 28, 1997, the Company had additional borrowing availability, which is limited by the lesser of the maximum revolving loan or amounts of collateral, of $5.9 million under the revolving loan. The Company must pay an annual commitment fee of 1/2 of 1% of the unused portion of the revolving loan. The Company also had letters of credit outstanding totaling $0.5 million, which generally guarantee various insurance liabilities.

    The reference rate on the secured senior credit facility, the capital expenditure loan, the revolving loan and the acquisition loan is defined as the higher of the rate published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate in Federal Reserve statistical release H.15
(519) or the Federal Funds Effective rate. At March 28, 1997, this reference rate was 8.25%.

                RELIANT BUILDING PRODUCTS, INC. AND SUBSIDIARIES

2. LONG-TERM DEBT (CONTINUED)
    The annual maturities of long-term debt at March 28, 1997, are (in thousands):

1998..............................................................  $   3,464
1999..............................................................      4,221
2000..............................................................      4,580
2001..............................................................      4,520
2002..............................................................     20,787
                                                                    ---------
                                                                    $  37,572
                                                                    ---------
                                                                    ---------


    The Company's secured senior credit facility is fully, unconditionally, jointly and severally guaranteed by all of the Company's wholly owned subsidiaries. The combined summarized information of these subsidiaries is as follows (in thousands):


                                                                                            MARCH 29,   MARCH 28,
                                                                                              1996         1997
                                                                                           -----------  ----------
Cash.....................................................................................   $     106   $       44
Receivables, net.........................................................................       7,087        7,121
Raw materials............................................................................       3,174        3,402
Finished product and work in process.....................................................       1,493        2,200
Other current assets.....................................................................         692        3,169
Property, plant, and equipment, net......................................................       3,912        3,937
Other assets.............................................................................       1,432        1,101
                                                                                           -----------  ----------
    Total assets.........................................................................   $  17,896   $   20,974
                                                                                           -----------  ----------
                                                                                           -----------  ----------

Accounts payable.........................................................................   $   2,113   $    1,278
Accrued expenses.........................................................................         913          971
Current portion of long-term debt and capital lease obligation...........................         445          410
Long term debt and capital lease obligation..............................................         930          566
Other liabilities........................................................................         327          421
Intercompany payable.....................................................................      17,647       26,567
Contributed capital......................................................................       6,536        6,536
Retained earnings (deficit)..............................................................     (11,015)     (15,775)
                                                                                           -----------  ----------
    Total liabilities and shareholder's equity...........................................   $  17,896   $   20,974
                                                                                           -----------  ----------
                                                                                           -----------  ----------

                RELIANT BUILDING PRODUCTS, INC. AND SUBSIDIARIES

2. LONG-TERM DEBT (CONTINUED)

                                                                        YEAR ENDED
                                                            -----------------------------------
                                                            MARCH 31,   MARCH 29,    MARCH 28,
                                                              1995        1996         1997
                                                            ---------  -----------  -----------

Net sales.................................................  $  30,997   $  58,700    $  61,913
Cost of products sold.....................................     26,618      49,986       53,809
Selling, general, and administrative......................      5,976      13,823       13,889
Interest expense..........................................        603       1,372        1,413
Income tax benefit........................................        722       2,276        2,438
                                                            ---------  -----------  -----------
Net loss..................................................  $  (1,478)  $  (4,205)   $  (4,760)
                                                            ---------  -----------  -----------
                                                            ---------  -----------  -----------

Net cash used in operating activities.....................  $  (5,112)  $  (2,175)   $  (7,917)
Net cash used in investing activities.....................     (1,104)     (5,042)        (922)
Net cash provided by financing activities.................      6,217       7,413        8,776
                                                            ---------  -----------  -----------
    Increase in cash......................................  $       1   $     196    $     (63)
                                                            ---------  -----------  -----------
                                                            ---------  -----------  -----------

3. SUBORDINATED DEBT

                                                                         MARCH 29,    MARCH 28,
                                                                           1996         1997
                                                                        -----------  -----------
                                                                             (IN THOUSANDS)
Subordinated note payable to shareholder; interest at 11% payable
  quarterly; principal due in March, 2002.............................   $   2,000    $   2,000
Subordinated note payable to shareholder; interest at 12.9% payable
  quarterly; principal due March 2002.................................      --            2,600
Promissory note payable to Redman Industries, Inc.; interest at 7%
  payable semi-annually; principal due in semi-annual installments of
  $125,000............................................................       1,472        1,155
                                                                        -----------  -----------
                                                                         $   3,472    $   5,755
                                                                        -----------  -----------
                                                                        -----------  -----------

    In connection with the additional subordinated note, RBPI Holding issued 54,259 common stock warrants to the shareholder to purchase additional shares of RBPI Holding common stock.

    In connection with the Transaction (see footnote 12), certain exisitng indebtedness of the Company was repaid including the senior term loan, capital expenditure loan, revolving loan, subordinated note payables, and promissory note payable. The repayment was financed through the offering of $70,000,000 10 7/8 senior subordinated notes.

4. REDEEMABLE PREFERRED STOCK AND COMMON STOCK WARRANTS

    At March 29, 1996, the Company had outstanding 4,000 shares (10,000 shares authorized) of its 10% cumulative, nonvoting, $.01 par value Preferred Stock recorded at $1,000 per share. The Preferred Stock was mandatorily redeemable 10 years from the date of issuance at a price of $1,000 per share plus accrued and unpaid dividends. At March 29, 1996, there were $1.3 million of unpaid but accrued dividends. In connection with the sale of the Preferred Stock, the Company agreed to purchase from the

                RELIANT BUILDING PRODUCTS, INC. AND SUBSIDIARIES

4. REDEEMABLE PREFERRED STOCK AND COMMON STOCK WARRANTS (CONTINUED) holder of the Preferred Stock certain material requirements at competitive market rates, terms, and conditions. Under certain circumstances, the preferred shareholder can require the Company to redeem the Preferred Stock at its liquidation value of $1,000 per share plus unpaid dividends in advance of its scheduled redemption dates. On May 14, 1996 the Company redeemed all of the Preferred Stock outstanding at March 29,1996 for approximately $5.3 million including unpaid dividends.

    On April 29, 1996, RBPI Holding entered into a Preferred Stock Purchase Agreement with an outside glass supplier for the issuance and sale to the Investor of 6,000 shares of its authorized but unissued 10% cumulative non voting Preferred Stock (New Preferred Stock), $.01 par value, for a purchase price of $1,000 per New Preferred Share. The New Preferred Stock is mandatorily redeemable by RBPI Holding under certain circumstances, including a transaction that results in a change in control of RBPI Holding. The proceeds from the purchase were used to redeem its existing Preferred Stock, including all accrued but unpaid dividends, and provide the Company with additional funds and credit support for the acquisition of stock and/or assets of other companies engaged in the window industry. In conjunction with the Preferred Stock Purchase Agreement, RBPI has entered into an agreement with the outside glass supplier to purchase not less than 75% of the total dollar amount of all purchases of glass by RBPI during the two year term of the agreement at prices that are competitive with other glass suppliers.

    The Company accrued dividends under the redeemable preferred stock of $400,000 in each of the three years ended March 29, 1997, and paid preferred stock dividends of $200,000 in fiscal year 1995, and none in fiscal years 1996, and 1997, respectively.

    In connection with the issuance of the senior credit facility (See Note 2), the Company's parent, RBPI Holding, issued redeemable warrants to the senior lenders to purchase 30,928 shares of RBPI Holding's common stock. The warrants are exercisable at $1 per share and expire on September 8, 1999. The warrants contain a put provision that would require RBPI Holding to repurchase the warrants at a price based upon various formulas. The redeemable warrants have been recorded at their original stated value of approximately $770,000 plus accretion from their original stated value.

    As RBPI Holding has no source of funds other than the Company, any mandatory redemption of the New Preferred Stock issued by RBPI Holding, or a put exercise under the redemable warrants could only be funded from dividends by the Company to RBPI Holding. As such, the Company has reflected the New Preferred Stock and the redeemable warrants at the Company level as redeemable securities.

5. LEASES

    At March 28, 1997, the Company had noncancelable commitments under operating leases through fiscal 2001 as follows (in thousands):

1998...............................................................  $   3,108
1999...............................................................      2,237
2000...............................................................      1,601
2001...............................................................        895
2002...............................................................        444
Thereafter.........................................................      1,156
                                                                     ---------
Total Minimum Payments.............................................  $   9,441
                                                                     ---------
                                                                     ---------

                RELIANT BUILDING PRODUCTS, INC. AND SUBSIDIARIES

5. LEASES (CONTINUED)
    Rent expense was $3.1 million, $3.7 million, and $4.1 million for the fiscal years 1995, 1996, and 1997, respectively.

6. INCOME TAXES

                                                                        YEAR ENDED
                                                           -------------------------------------
                                                            MARCH 31,    MARCH 29,    MARCH 28,
                                                              1995         1996         1997
                                                           -----------  -----------  -----------
                                                                      (IN THOUSANDS)
Current:
  Federal................................................   $     911    $   1,021    $   1,668
  State..................................................         119          212          400
                                                           -----------  -----------  -----------
                                                                1,030        1,233        2,068
Deferred:
  Federal................................................        (243)        (385)        (158)
  State..................................................          46          (95)         (18)
                                                           -----------  -----------  -----------
                                                                 (197)        (480)        (176)
                                                           -----------  -----------  -----------
                                                            $     833    $     753    $   1,892
                                                           -----------  -----------  -----------
                                                           -----------  -----------  -----------

    From April 3, 1993 through September 23, 1993, the Company was part of a consolidated tax group. Income taxes for that period of time were computed as if the Company were filing a separate return.

    Deferred income taxes are determined using the liability approach, which considers the future tax consequences of differences between financial accounting and tax bases of assets and liabilities. The temporary differences that comprise deferred income tax assets (liabilities) are as follows (in thousands):

                                                                                             MARCH 29,    MARCH 28,
                                                                                               1996         1997
                                                                                            -----------  -----------
Current:
  Book-over-tax basis of inventory........................................................   $    (598)   $    (355)
  Insurance reserves......................................................................         489          338
  Tax-over-book basis of receivables......................................................         577          449
  Tax credits.............................................................................          36           36
  Employee benefits.......................................................................         510          557
  Other, net..............................................................................         355          409
                                                                                            -----------  -----------
Total current.............................................................................   $   1,369    $   1,434
                                                                                            -----------  -----------
                                                                                            -----------  -----------
Noncurrent:
  Book-over-tax basis of fixed assets.....................................................   $  (3,651)   $  (3,480)
  Other, net..............................................................................        (366)        (426)
                                                                                            -----------  -----------
Total noncurrent..........................................................................   $  (4,017)   $  (3,906)
                                                                                            -----------  -----------
                                                                                            -----------  -----------

                RELIANT BUILDING PRODUCTS, INC. AND SUBSIDIARIES

6. INCOME TAXES (CONTINUED)
    Principal reconciling items from income tax computed at the U.S. Statutory rate of 34% are as follows (in thousands):

                                                                                MARCH 31,    MARCH 29,    MARCH 28,
                                                                                  1995         1996         1997
                                                                               -----------  -----------  -----------
Provision at statutory rate..................................................   $     545    $     530    $   1,443
Amortization of goodwill.....................................................          96           96           96
Business meals and entertainment.............................................          63           34           30
State taxes, net of federal benefit..........................................         109           77          264
Other........................................................................          20           16           59
                                                                                    -----        -----   -----------
Total........................................................................   $     833    $     753    $   1,892
                                                                                    -----        -----   -----------
                                                                                    -----        -----   -----------

7. ACCRUED EXPENSES

                                                                         MARCH 29,    MARCH 28,
                                                                           1996         1997
                                                                        -----------  -----------
                                                                             (IN THOUSANDS)
Employee compensation and benefits....................................   $   3,658    $   3,774
Insurance.............................................................       1,437          995
Interest..............................................................       1,168          443
Product warranty......................................................          97          244
Sales incentives......................................................         367          304
Other.................................................................       1,168          943
                                                                        -----------  -----------
                                                                         $   7,895    $   6,703
                                                                        -----------  -----------
                                                                        -----------  -----------

8. PENSION PLANS

    The Company sponsors a defined contribution retirement plan (401k) and a supplemental retirement plan covering substantially all its employees. Eligible employees may contribute up to 10% of their compensation, and the Company matches 50% of the first 6% deferred by the employees. Employees are eligible to participate in the 401k plan after one year of employment and vest in the Company's matching contribution ratably over five years. Defined contribution expense for the two plans was $473,000, $572,000, and $599,000 for fiscal years 1995, 1996, and 1997, respectively.

9. INCENTIVE STOCK UNITS

    The Company and certain officers and key executives of the Company and of Industries (the Unit Holders) have entered into separate Incentive Stock Units Agreements (the Units) whereby, upon the occurrence of certain transactions or events, the Unit Holders are entitled to receive compensation based upon a prescribed formula. At March 28,1997, there were 16 Unit Holders who had been granted Units, and all such Unit Holders are fully vested. Until a transaction or event occurs that would result in the payment of the Units, the compensation to be recognized cannot be reasonably estimated. (See Note 12).

                RELIANT BUILDING PRODUCTS, INC. AND SUBSIDIARIES

10. RELATED PARTY TRANSACTIONS

    The Company was charged $285,000, $178,000 and $0 by Industries in fiscal years 1995, 1996, and 1997, respectively, for various management services performed by Industries for the benefit of the Company. Until 1993, the Company was a subsidiary of Industries. After the Company was legally spun off from Industries, Industries continued to provide certain management services to the Company during a transition period from 1993 to 1995. The Company was also charged $262,500, $350,000, and $350,000 by Wingate Partners in fiscal years 1995, 1996, and 1997, respectively, for management services.

    The Company purchased $11,250,000, $9,985,000 and $11,037,000 of glass in fiscal years 1995, 1996 and 1997, respectively, from the preferred stockholders.

11. CONTINGENCIES

    Various claims, suits, and complaints have been filed or are pending against the Company. In the opinion of management, adequate provision has been made for those matters not covered by insurance.

12. SUBSEQUENT EVENT

    On May 9, 1997, Wingate Partners, L.P. and certain selling stockholders sold the common stock of Holdings to Reliant Partners. The selling stockholders received $30.1 million cash and $9.8 million of seller notes. In addition, the $6.0 million of outstanding preferred stock was redeemed. In connection with this transaction the Company will recognize $2,004,000 of compensation expense which is net of a tax benefit of approximately $1,177,000 related to the incentive stock units (See Note 9). In addition, the Company will recognize an extraordinary charge of approximately $720,000 which is net of a tax benefit of approximately $423,000 relating to the extinguishment of debt with proceeds of the Offering.

                RELIANT BUILDING PRODUCTS, INC. AND SUBSIDIARIES



                      UNAUDITED CONSOLIDATED BALANCE SHEET



                       (IN THOUSANDS, EXCEPT SHARE DATA)



                                                                                                         COMPANY
                                                                                                       -----------
                                                                                                        JUNE 27,
                                                                                                          1997
                                                                                                       -----------
ASSETS
Current assets:
  Cash...............................................................................................  $     8,638
  Accounts and note receivable.......................................................................       19,140
  Inventories........................................................................................       15,611
  Deferred tax assets................................................................................        1,434
  Prepaid expenses and other current assets..........................................................        1,255
                                                                                                       -----------
Total current assets.................................................................................       46,078
Property, plant, and equipment, net..................................................................       29,193
Intangible assets, net...............................................................................       42,816
Other assets.........................................................................................        6,646
                                                                                                       -----------
Total assets.........................................................................................  $   124,733
                                                                                                       -----------
                                                                                                       -----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts Payable...................................................................................  $     8,732
  Accrued expenses...................................................................................        9,512
  Current portion of long-term debt..................................................................          894
                                                                                                       -----------
Total current liabilities............................................................................       19,138
Long-term debt.......................................................................................          160
Deferred income taxes................................................................................        5,866
Other liabilities....................................................................................        2,100
Subordinated debt....................................................................................       70,000
Redeemable securities................................................................................            0
                                                                                                       -----------
Total liabilities....................................................................................       97,264
Shareholders' equity
  Common stock, $1.00 par value:
    Authorized shares--10,000
    Issued and outstanding shares--1,000.............................................................            1
  Additional paid-in capital.........................................................................       27,567
  Retained earnings..................................................................................          (99)
                                                                                                       -----------
Total shareholders' equity...........................................................................       27,469
                                                                                                       -----------
Total liabilities and shareholders' equity...........................................................  $   124,733
                                                                                                       -----------
                                                                                                       -----------



                            See accompanying notes.

                RELIANT BUILDING PRODUCTS, INC. AND SUBSIDIARIES



                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS



                                 (IN THOUSANDS)



                                                        COMPANY                        PREDECESSOR
                                                  --------------------  -----------------------------------------
                                                   SEVEN WEEKS ENDED     SIX WEEKS ENDED    THIRTEEN WEEKS ENDED
                                                     JUNE 27, 1997         MAY 9, 1997         JUNE 28, 1996
                                                  --------------------  -----------------  ----------------------
Net sales.......................................       $   23,681          $    20,095           $   49,396
Cost of products sold...........................           18,300               14,852               37,580
                                                         --------             --------             --------
Gross profit....................................            5,381                5,243               11,816
Selling, general and administrative.............            4,501                3,765                8,011
                                                         --------             --------             --------
Income from operations..........................              880                1,478                3,805
Interest expense, net...........................            1,104                  587                1,474
Other expenses..................................                0                3,350                  140
                                                         --------             --------             --------
Income (loss) before income taxes &
  extraordinary items...........................             (224)              (2,459)               2,191
Income tax expense (benefit)....................             (125)                (846)                 880
                                                         --------             --------             --------
Income (loss) before extraordinary loss.........              (99)              (1,613)               1,311
Extraordinary loss, net of tax benefit..........                0                  715                    0
                                                         --------             --------             --------
Net income (loss)...............................       $      (99)         $    (2,328)          $    1,311
                                                         --------             --------             --------
                                                         --------             --------             --------



                            See accompanying notes.

                RELIANT BUILDING PRODUCTS, INC. AND SUBSIDIARIES



                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS



                                 (IN THOUSANDS)



                                                              COMPANY                        PREDECESSOR
                                                        --------------------  -----------------------------------------
                                                         SEVEN WEEKS ENDED     SIX WEEKS ENDED    THIRTEEN WEEKS ENDED
                                                           JUNE 27, 1997         MAY 9, 1997         JUNE 28, 1996
                                                        --------------------  -----------------  ----------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)...................................       $      (99)         $    (2,328)          $    1,311
  Adjustments to reconcile net income (loss) from
    operations to net cash used by operations:
    Depreciation and amortization.....................              946                  535                1,270
    Provision for doubtful accounts...................               89                  130                  (57)
    Provision for deferred income taxes...............              272                 (175)               1,090
    Non-cash interest expense.........................               71                   63                  228
    Gain on sale of assets............................               (1)                   0                    0
    Extraordinary loss from early debt retirement.....                0                  715                    0
    Minority interest.................................                0                 (190)                  53
    Other.............................................              (66)                 (39)                  13
    Changes in operating assets and liabilities:
      Accounts and notes receivable...................             (271)              (1,436)              (3,435)
      Inventories.....................................              668                 (829)              (1,690)
      Prepaids & current other assets.................               75                 (322)                (534)
      Accounts payable................................           (2,297)               3,526                1,488
      Accrued expenses................................           (1,272)               2,800                 (404)
      Other...........................................             (648)                  (2)                  (1)
                                                               --------             --------             --------
Net cash provided by (used in) operating activities...           (2,533)               2,448                 (668)
INVESTING ACTIVITIES:
  Purchases of property, plant and equipment..........             (347)                (198)                (683)
  Proceeds from sale of property, plant and
    equipment.........................................               16                   43                   11
                                                               --------             --------             --------
Net cash used in investing activities.................             (331)                (155)                (672)
FINANCING ACTIVITIES:
  Proceeds from revolver borrowings...................                0               20,202               52,746
  Repayments of revolver borrowings...................          (38,668)             (18,071)             (54,301)
  Proceeds from subordinated debt offering............           70,000                    0                    0
  Proceeds from other long-term debt..................                0                    0                2,600
  Repayments of borrowings............................           (5,838)                (148)                (288)
  Debt issue costs....................................           (3,373)                   0                    0
  Proceeds from sale of preferred stock by parent.....                0                    0                5,976
  Redemption of preferred stock.......................           (6,187)                   0               (5,386)
  Dividends paid to Holdings..........................           (8,890)                   0                    0
                                                               --------             --------             --------
Net cash provided by financing activities.............            7,044                1,983                1,347
                                                               --------             --------             --------
Increase in cash......................................            4,180                4,276                    7
Cash and cash equivalents at beginning of period......            4,458                  182                  133
                                                               --------             --------             --------
Cash and cash equivalents at end of period............       $    8,638          $     4,458           $      140
                                                               --------             --------             --------
                                                               --------             --------             --------



                            See accompanying notes.

                RELIANT BUILDING PRODUCTS, INC. AND SUBSIDIARIES



              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS



                             (DOLLARS IN THOUSANDS)



1. BASIS OF PRESENTATION



    The unaudited consolidated results of operations and cash flows of Reliant Building Products, Inc. (the "Company") and Redman Building Products, Inc. (the "Predecessor") for the periods ended June 27, 1997 and May 9, 1997 and the quarter ended June 28, 1996, and financial position as of June 27, 1997 have been prepared in accordance with generally accepted accounting principles for interim financial reporting, the instructions to Form 10-Q, and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The Predecessor's financial results represent activity prior to the closing of the stock purchase agreement (the "Transaction") as described in note 3.



    These consolidated financial statements and footnotes should be read in conjunction with the Company's audited financial statements for the fiscal years ended March 28, 1997, March 29, 1996, and March 31, 1995. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the interim financial information have been included. The results of operations for any interim period are not necessarily indicative of the results of operations for a full year.



2. INVENTORIES



    Inventories are valued at the lower of cost or market. Cost is determined on the LIFO method. Inventories consisted of the following at June 27, 1997:



Raw materials.............................................  $   9,952
Work-in-process...........................................        839
Finished goods............................................      4,823
LIFO reserve..............................................         (3)
                                                            ---------
                                                            $  15,611



3. INTANGIBLE ASSETS



    As a result of the Transaction, goodwill was increased by $33,113. The Transaction was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations." The purchase price was allocated first to tangible and indentifiable intangible assets and liabilities of the Company based upon preliminary estimates of their fair market values, with the remainder allocated to goodwill.



    Intangible assets, consisting of goodwill and other intangible assets, are stated on the basis of cost. Goodwill is being amortized on a straight-line basis over a 40 year period. Other intangible assets consisting primarily of a covenant not to compete are being amortized over 5 years. Recoverability of carrying value of intangible assets is evaluated on a recurring basis with consideration toward recovery through future operating results on an undiscounted basis.



4. LONG-TERM DEBT



    In connection with the Transaction and with the proceeds from the Senior Subordinated notes sold on May 9, 1997 (the "Initial Offering"), $44,300 of existing long-term debt was repaid.

                RELIANT BUILDING PRODUCTS, INC. AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)



5. REDEEMABLE SECURITIES



    In connection with the Transaction and with the proceeds from the Initial Offering, $6,187 of redeemable preferred stock and $1,086 of redeemable common stock warrants were eliminated.



6. REDEMPTION OF INCENTIVE STOCK UNITS



    In connection with the Transaction, $3.5 million was paid to the holders of incentive stock units. This amount is reflected in other expense on the income statement.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

-------------------------------------------

TABLE OF CONTENTS


Summary................................           4
Risk Factors...........................          15
Use of Proceeds........................          22
The Exchange Offer.....................          22
Capitalization.........................          31
Selected Historical and Pro Forma
  Financial Information................          32
Unaudited Pro Forma Financial
  Statements...........................          34
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................          39
Business...............................          45
Management.............................          55
Ownership of Capital Stock.............          59
Certain Transactions...................          60
Description of the Senior Credit
  Facility.............................          60
Description of the Notes...............          63
Plan of Distribution...................         101
Legal Matters..........................         102
Experts................................         102
Index to Consolidated Financial
  Statements...........................         F-1


    UNTIL             , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE NOTES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PROSPECTUS

$70,000,000

RELIANT BUILDING
PRODUCTS, INC.

10 7/8% SENIOR SUBORDINATED NOTES
DUE 2004

                                     [LOGO]

            , 1997

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company, RBP of Arizona, Inc., RBP Custom Glass, Inc., RBP Trans, Inc., RBP Fenesco, Inc. and RBP of Texas, Inc. are incorporated in Delaware. Under section 145 of the Delaware General Corporation Law (the "DGCL"), a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceeding so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action, that they have no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. Article Eighth of the Certificate of Incorporation of the Company requires indemnification of directors and officers to the fullest extent permitted by section 145 of the DGCL. In addition, the Certificates of Incorporation of each of the Guarantors which are incorporated in Delaware contain similar provisions requiring the indemnification of directors and officers. A Delaware corporation also has the power to purchase and maintain insurance for such persons. The Company has acquired such directors' and officers' insurance, which includes coverage for liability under the federal securities laws.

    Timber Tech, Inc., is incorporated in Mississippi. Under section 79-4 of the Mississippi Business Corporation Act, a Mississippi corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceeding so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action, that they have no reasonable cause to believe their conduct was unlawful. With respect to suits brought by or in the right of such corporation, however, indemnification is limited to attorneys fees and other reasonable expenses incurred and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate.

    LeVan Builders Supply Company, Inc., is incorporated in Oklahoma. Under section 1031 of the Oklahoma General Corporation Act (the "OGCA"), an Oklahoma corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceeding so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action, that they have no reasonable cause to believe their conduct was unlawful. With respect to suits brought by or in the right of such corporation, however, indemnification is limited to attorneys fees and other reasonable expenses incurred and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. Article Thirteenth of the Articles of Incorporation of LeVan Builders Supply Company, Inc. requires indemnification of directors and officers to the fullest extent permitted under the OGCA.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a)  Exhibits:

  EXHIBIT                                                      DESCRIPTION
-----------             ------------------------------------------------------------------------------------------
       2.1   --         Stock Purchase Agreement dated as of March 27, 1997 by and between the Stockholders named therein and Reliant Partners, L.P.*

       2.2   --         First Amendment to Stock Purchase Agreement dated as of May 9, 1997 by and between Reliant
                        Partners, L.P., Reliant Partners II, L.P., David G. Fiore, Virgil D. Lowe, Jack L. Morris,
                        Rodney Vickers, Charles E. Still and James R. Trigg, Jr. and the Stockholders named herein*

       3.1   --         Restated Certificate of Incorporation of Reliant Building Products, Inc.*

       3.2   --         Certificate of Amendment to Certificate of Incorporation of Reliant Building Products,
                        Inc. filed September 7, 1993*

       3.3   --         Certificate of Amendment to Certificate of Incorporation of Reliant Building Products,
                        Inc. filed May 8, 1997*

       3.4   --         Bylaws of Redman Building Products, Inc.*

       3.5   --         Articles of Incorporation of LeVan Builders Supply Company, Inc.*

       3.6   --         Certificate of Amendment to Articles of Incorporation of LeVan Builders Supply Company,
                        Inc. filed September 7, 1993*

       3.7   --         Bylaws of LeVan Builders Supply Company, Inc.*

       3.8   --         Certificate of Incorporation of RBP of Arizona, Inc.*

       3.9   --         Certificate of Amendment to Certificate of Incorporation of RBP of Arizona, Inc. filed
                        September 7, 1993*

       3.10  --         Bylaws of RBP of Arizona, Inc.*

       3.11  --         Certificate of Incorporation of RBP Custom Glass, Inc.*

       3.12  --         Certificate of Amendment to Certificate of Incorporation of RBP Custom Glass, Inc. filed
                        September 7, 1993*

       3.13  --         Bylaws of RBP Custom Glass, Inc.*

       3.14  --         Certificate of Incorporation of RBP Trans, Inc.*

       3.15  --         Certificate of Amendment to Certificate of Incorporation of RBP Trans, Inc. filed
                        September 7, 1993*

       3.16  --         Bylaws of RBP Trans, Inc.*

       3.17  --         Certificate of Incorporation of RBP Fenesco, Inc.*

       3.18  --         Bylaws of RBP Fenesco, Inc.*

       3.19  --         Certificate of Incorporation of RBP of Texas, Inc.*

       3.20  --         Bylaws of RBP of Texas, Inc.*

       3.21  --         Articles of Incorporation of Timber Tech, Inc.*

       3.22  --         Articles of Amendment to Articles of Incorporation of Timber Tech, Inc. filed May 25,
                        1983*

       3.23  --         Bylaws of Timber Tech, Inc.*

       4.1   --         Indenture dated as of May 9, 1997, between the Company, the Guarantors and Bank One,
                        Columbus NA, as Trustee, relating to the Notes.*

  EXHIBIT                                                      DESCRIPTION
-----------             ------------------------------------------------------------------------------------------
       4.2   --         Registration Rights Agreement dated as of May 9, 1997 between the Company, the Guarantors and Chase Securities Inc. and CIBC Wood Gundy Securities Corp.*

       4.3   --         Form of 10 7/8% Senior Subordinated Notes due 2004, Series A (included in Exhibit 4.1)*

       4.4   --         Form of 10 7/8% Senior Subordinated Notes due 2004, Series B (included in Exhibit 4.1)*

       5.1   --         Opinion of Kelly, Hart & Hallman, P.C.*

      10.1   --         Stockholders Agreement dated as of May 9, 1997 by and among RBPI Holding Corporation and the Stockholders named therein*

      10.2   --         Registration Rights Agreement dated as of May 9, 1997 by and among RBPI Holding
                        Corporation and the Stockholders named therein*

      10.3   --         Credit Agreement dated as of May 9, 1997 by and among the Company, each of the Lenders named therein and The Chase Manhattan Bank, as agent.*

      10.4   --         Consulting Agreement dated as of May 9, 1997 by and between the Company and George Group
                        Inc.*

      10.5   --         Acquisition Advisory Services Fee Letter dated March 27, 1997 between RBPI Holding
                        Corporation and George Group Inc.*

      10.6   --         Employment Agreement dated as of April 1, 1997 by and between the Company and David G.
                        Fiore*

      10.7   --         Employment Agreement dated as of March 31, 1994 by and between the Company and Virgil D.
                        Lowe*

      10.8   --         Transaction Incentive Agreement dated as of January 1, 1997 by and between RBPI Holding
                        Corporation, the Company and David G. Fiore*

      10.9   --         RBPI Holding Corporation Nonqualified Stock Option Plan*

      12.1   --         Statement re Computation of Ratios*

      23.1   --         Consent of Kelly, Hart & Hallman, P.C. (included in Exhibit 5.1).*

      23.2   --         Consent of Ernst & Young LLP, Independent Auditors

      24.1   --         Power of Attorney (included on signature page to this Registration Statement).*

      25.1   --         Statement of Eligibility and Qualification of Trustee on Form T-1.*

      27.1   --         Financial Data Schedule*

      99.1   --         Form of Letter of Transmittal

      99.2   --         Form of Notice of Guaranteed Delivery


---------------------

*Previously filed.

ITEM 22.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post effective amendment hereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering rage may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto;

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 3, 1997.


                                RELIANT BUILDING PRODUCTS, INC.

                                By:              /s/ VIRGIL D. LOWE
                                     -----------------------------------------
                                                   Virgil D. Lowe
                                                   VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons on the 3rd day of September, 1997, in the capacities indicated.


          SIGNATURE                           TITLE OR CAPACITY
------------------------------  ---------------------------------------------

              *                 Chairman of the Board, President and Chief
------------------------------    Executive Officer (Principal Executive
        David G. Fiore            Officer)

      /s/ VIRGIL D. LOWE        Vice President, Chief Financial Officer and
------------------------------    Director (Principal Financial and
        Virgil D. Lowe            Accounting Officer)

              *
------------------------------  Director
    Bradford E. Bernstein

              *
------------------------------  Director
      Michael L. George

              *
------------------------------  Director
       Steven B. Gruber

              *
------------------------------  Director
       Robert B. Henske

     *By:          /s/  VIRGIL D. LOWE
-------------------------------------------
                 Virgil D. Lowe
                ATTORNEY IN FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 3, 1997.


                                RBP OF ARIZONA, INC.

                                By:              /s/ VIRGIL D. LOWE
                                     -----------------------------------------
                                                   Virgil D. Lowe
                                                   VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons on the 3rd day of September, 1997, in the capacities indicated.


          SIGNATURE                           TITLE OR CAPACITY
------------------------------  ---------------------------------------------

              *
------------------------------  President and Director (Principal Executive
        David G. Fiore            Officer)

      /s/ VIRGIL D. LOWE        Vice President, Chief Financial Officer and
------------------------------    Director (Principal Financial and
        Virgil D. Lowe            Accounting Officer)

              *
------------------------------  Director
      Michael L. George

     *By:          /s/  VIRGIL D. LOWE
-------------------------------------------
                 Virgil D. Lowe
                ATTORNEY IN FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 3, 1997.


                                LEVAN BUILDERS SUPPLY COMPANY, INC.

                                By:              /s/ VIRGIL D. LOWE
                                     -----------------------------------------
                                                   Virgil D. Lowe
                                                   VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons on the 3rd day of September, 1997, in the capacities indicated.


          SIGNATURE                           TITLE OR CAPACITY
------------------------------  ---------------------------------------------

              *
------------------------------  President and Director (Principal Executive
        David G. Fiore            Officer)

      /s/ VIRGIL D. LOWE        Vice President, Chief Financial Officer and
------------------------------    Director (Principal Financial and
        Virgil D. Lowe            Accounting Officer)

              *
------------------------------  Director
      Michael L. George

     *By:          /s/  VIRGIL D. LOWE
-------------------------------------------
                 Virgil D. Lowe
                ATTORNEY IN FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 3, 1997.


                                RBP CUSTOM GLASS, INC.

                                By:              /s/ VIRGIL D. LOWE
                                     -----------------------------------------
                                                   Virgil D. Lowe
                                                   VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons on the 3rd day of September, 1997, in the capacities indicated.


          SIGNATURE                           TITLE OR CAPACITY
------------------------------  ---------------------------------------------

              *
------------------------------  President and Director (Principal Executive
        David G. Fiore            Officer)

      /s/ VIRGIL D. LOWE        Vice President, Chief Financial Officer and
------------------------------    Director (Principal Financial and
        Virgil D. Lowe            Accounting Officer)

              *
------------------------------  Director
      Michael L. George

     *By:          /s/  VIRGIL D. LOWE
-------------------------------------------
                 Virgil D. Lowe
                ATTORNEY IN FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 3, 1997.


                                RBP TRANS, INC.

                                By:              /s/ VIRGIL D. LOWE
                                     -----------------------------------------
                                                   Virgil D. Lowe
                                                   VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons on the 3rd day of September, 1997, in the capacities indicated.


          SIGNATURE                           TITLE OR CAPACITY
------------------------------  ---------------------------------------------

              *
------------------------------  President and Director (Principal Executive
        David G. Fiore            Officer)

      /s/ VIRGIL D. LOWE        Vice President, Chief Financial Officer and
------------------------------    Director (Principal Financial and
        Virgil D. Lowe            Accounting Officer)

              *
------------------------------  Director
      Michael L. George

     *By:          /s/  VIRGIL D. LOWE
-------------------------------------------
                 Virgil D. Lowe
                ATTORNEY IN FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 3, 1997.


                                RBP FENESCO, INC.

                                By:              /s/ VIRGIL D. LOWE
                                     -----------------------------------------
                                                   Virgil D. Lowe
                                                   VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons on the 3rd day of September, 1997, in the capacities indicated.


          SIGNATURE                           TITLE OR CAPACITY
------------------------------  ---------------------------------------------

              *
------------------------------  President and Director (Principal Executive
        David G. Fiore            Officer)

      /s/ VIRGIL D. LOWE        Vice President, Chief Financial Officer and
------------------------------    Director (Principal Financial and
        Virgil D. Lowe            Accounting Officer)

              *
------------------------------  Director
      Michael L. George

     *By:          /s/  VIRGIL D. LOWE
-------------------------------------------
                 Virgil D. Lowe
                ATTORNEY IN FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 3, 1997.


                                RBP OF TEXAS, INC.

                                By:              /s/ VIRGIL D. LOWE
                                     -----------------------------------------
                                                   Virgil D. Lowe
                                                   VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons on the 3rd day of September, 1997, in the capacities indicated.


          SIGNATURE                           TITLE OR CAPACITY
------------------------------  ---------------------------------------------

              *
------------------------------  President and Director (Principal Executive
        David G. Fiore            Officer)

      /s/ VIRGIL D. LOWE        Vice President, Chief Financial Officer and
------------------------------    Director (Principal Financial and
        Virgil D. Lowe            Accounting Officer)

              *
------------------------------  Director
      Michael L. George

     *By:          /s/  VIRGIL D. LOWE
-------------------------------------------
                 Virgil D. Lowe
                ATTORNEY IN FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 3, 1997.


                                TIMBER TECH, INC.

                                By:              /s/ VIRGIL D. LOWE
                                     -----------------------------------------
                                                   Virgil D. Lowe
                                                   VICE PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons on the 3rd day of September, 1997, in the capacities indicated.


          SIGNATURE                           TITLE OR CAPACITY
------------------------------  ---------------------------------------------

              *
------------------------------  President and Director (Principal Executive
        David G. Fiore            Officer)

      /s/ VIRGIL D. LOWE        Vice President, Chief Financial Officer and
------------------------------    Director (Principal Financial and
        Virgil D. Lowe            Accounting Officer)

              *
------------------------------  Director
      Michael L. George

     *By:          /s/  VIRGIL D. LOWE
-------------------------------------------
                 Virgil D. Lowe
                ATTORNEY IN FACT

                                 EXHIBIT INDEX

  EXHIBIT                                                      DESCRIPTION
-----------             ------------------------------------------------------------------------------------------
       2.1   --         Stock Purchase Agreement dated as of March 27, 1997 by and between the Stockholders named therein and Reliant Partners, L.P.*

       2.2   --         First Amendment to Stock Purchase Agreement dated as of May 9, 1997 by and between Reliant
                        Partners, L.P., Reliant Partners II, L.P., David G. Fiore, Virgil D. Lowe, Jack L. Morris,
                        Rodney Vickers, Charles E. Still and James R. Trigg, Jr. and the Stockholders named herein*

       3.1   --         Restated Certificate of Incorporation of Reliant Building Products, Inc.*

       3.2   --         Certificate of Amendment to Certificate of Incorporation of Reliant Building Products,
                        Inc. filed September 7, 1993*

       3.3   --         Certificate of Amendment to Certificate of Incorporation of Reliant Building Products,
                        Inc. filed May 8, 1997*

       3.4   --         Bylaws of Redman Building Products, Inc.*

       3.5   --         Articles of Incorporation of LeVan Builders Supply Company, Inc.*

       3.6   --         Certificate of Amendment to Articles of Incorporation of LeVan Builders Supply Company,
                        Inc. filed September 7, 1993*

       3.7   --         Bylaws of LeVan Builders Supply Company, Inc.*

       3.8   --         Certificate of Incorporation of RBP of Arizona, Inc.*

       3.9   --         Certificate of Amendment to Certificate of Incorporation of RBP of Arizona, Inc. filed
                        September 7, 1993*

       3.10  --         Bylaws of RBP of Arizona, Inc.*

       3.11  --         Certificate of Incorporation of RBP Custom Glass, Inc.*

       3.12  --         Certificate of Amendment to Certificate of Incorporation of RBP Custom Glass, Inc. filed
                        September 7, 1993*

       3.13  --         Bylaws of RBP Custom Glass, Inc.*

       3.14  --         Certificate of Incorporation of RBP Trans, Inc.*

       3.15  --         Certificate of Amendment to Certificate of Incorporation of RBP Trans, Inc. filed
                        September 7, 1993*

       3.16  --         Bylaws of RBP Trans, Inc.*

       3.17  --         Certificate of Incorporation of RBP Fenesco, Inc.*

       3.18  --         Bylaws of RBP Fenesco, Inc.*

       3.19  --         Certificate of Incorporation of RBP of Texas, Inc.*

       3.20  --         Bylaws of RBP of Texas, Inc.*

       3.21  --         Articles of Incorporation of Timber Tech, Inc.*

       3.22  --         Articles of Amendment to Articles of Incorporation of Timber Tech, Inc. filed May 25,
                        1983*

       3.23  --         Bylaws of Timber Tech, Inc.*

       4.1   --         Indenture dated as of May 9, 1997, between the Company, the Guarantors and Bank One,
                        Columbus NA, as Trustee, relating to the Notes.*

       4.2   --         Registration Rights Agreement dated as of May 9, 1997 between the Company, the Guarantors and Chase Securities Inc. and CIBC Wood Gundy Securities Corp.*

       4.3   --         Form of 10 7/8% Senior Subordinated Notes due 2004, Series A (included in Exhibit 4.1)*

  EXHIBIT                                                      DESCRIPTION
-----------             ------------------------------------------------------------------------------------------
       4.4   --         Form of 10 7/8% Senior Subordinated Notes due 2004, Series B (included in Exhibit 4.1)*

       5.1   --         Opinion of Kelly, Hart & Hallman, P.C.*

      10.1   --         Stockholders Agreement dated as of May 9, 1997 by and among RBPI Holding Corporation and the Stockholders named therein*

      10.2   --         Registration Rights Agreement dated as of May 9, 1997 by and among RBPI Holding
                        Corporation and the Stockholders named therein*

      10.3   --         Credit Agreement dated as of May 9, 1997 by and among the Company, each of the Lenders named therein and The Chase Manhattan Bank, as agent.*

      10.4   --         Consulting Agreement dated as of May 9, 1997 by and between the Company and George Group
                        Inc.*

      10.5   --         Acquisition Advisory Services Fee Letter dated March 27, 1997 between RBPI Holding
                        Corporation and George Group Inc.*

      10.6   --         Employment Agreement dated as of April 1, 1997 by and between the Company and David G.
                        Fiore*

      10.7   --         Employment Agreement dated as of March 31, 1994 by and between the Company and Virgil D.
                        Lowe*

      10.8   --         Transaction Incentive Agreement dated as of January 1, 1997 by and between RBPI Holding
                        Corporation, the Company and David G. Fiore*

      10.9   --         RBPI Holding Corporation Nonqualified Stock Option Plan*

      12.1   --         Statement re Computation of Ratios*

      23.1   --         Consent of Kelly, Hart & Hallman, P.C. (included in Exhibit 5.1).*

      23.2   --         Consent of Ernst & Young LLP, Independent Auditors

      24.1   --         Power of Attorney (included on signature page to this Registration Statement).*

      25.1   --         Statement of Eligibility and Qualification of Trustee on Form T-1.*

      27.1   --         Financial Data Schedule*

      99.1   --         Form of Letter of Transmittal

      99.2   --         Form of Notice of Guaranteed Delivery


---------------------

*Previously filed.